UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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AMERICAN EXPRESS COMPANY

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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2017

AMERICAN EXPRESS COMPANY

PROXY STATEMENT

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TEAMWORK
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American Express Company 200 Vesey Street New York, New York 10285

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

WHEN Monday, May 1, 2017 9:00 a.m. Eastern Time WHERE American Express Company 200 Vesey Street, 26th Floor New York, New York 10285 RECORD DATE March 3, 2017	ITEMS OF BUSINESS
To vote on the following proposals:
	1.	Election of directors proposed by our Board of Directors for a term of one year, as set forth in this proxy statement
	2.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2017
	3.	Advisory resolution to approve executive compensation
	4.	Advisory resolution to approve the frequency of future advisory votes on executive compensation
	5.	Two shareholder proposals if properly presented at the meeting
	6.	Such other business that may properly come before the meeting

Carol V. Schwartz
Secretary
March 20, 2017

Important notice regarding the availability of proxy materials for the 2017 annual meeting to be held on May 1, 2017

Our proxy statement and annual report are available online at http://ir.americanexpress.com.* We will mail to certain shareholders a notice of internet availability of proxy materials, which contains instructions on how to access these materials and vote online. We expect to mail this notice and to begin mailing our proxy materials on or about March 21, 2017.

*Web links throughout this document are provided for convenience only. Information from the American Express website is not incorporated by reference into this proxy statement.

2017 PROXY STATEMENT | 03

3	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
5-9	PROXY SUMMARY AND VOTING ROADMAP
10-37	CORPORATE GOVERNANCE AT AMERICAN EXPRESS
	10	ITEM 1 Election of Directors for a Term of One Year
	10	Board Composition
	14	Our Director Nominees
	21	Our Board’s Independence
	22	Our Corporate Governance Framework
	23	Corporate Responsibility at American Express
	24	Our Board’s Role and Responsibilities, Structure and Processes
	29	Shareholder Engagement
	30	Board Committees
	32	Compensation of Directors
	34	Director and Officer Liability Insurance
	34	Certain Relationships and Transactions
38-41	AUDIT COMMITTEE MATTERS
	38	ITEM 2 Ratification of Appointment of Independent Registered Public Accounting Firm
	40	PricewaterhouseCoopers LLP Fees and Services
	41	Report of the Audit and Compliance Committee
42-76	EXECUTIVE COMPENSATION
	42	ITEM 3 Advisory Resolution to Approve Executive Compensation (Say On Pay)
	43	Compensation Discussion and Analysis
	60	Report of the Compensation and
Benefits Committee
	63	Summary Compensation Table
	66	Grants of Plan-Based Awards
	67	Outstanding Equity Awards at Fiscal Year-End 2016
	68	Option Exercises and Stock Vested in 2016
	69	Retirement Plan Benefits
	70	Nonqualified Deferred Compensation
	72	Potential Payments Upon Termination
or Change in Control (CIC)
	76	ITEM 4 Advisory Resolution to Approve the Frequency of Future Advisory Say on Pay Votes (Say on Frequency)
77-81	SHAREHOLDER PROPOSALS
	77	ITEM 5 Shareholder Proposal Relating to Action By Written Consent
	79	ITEM 6 Shareholder Proposal Relating to Gender Pay Equity Disclosure
82-83	STOCK OWNERSHIP INFORMATION
84-89	OTHER INFORMATION
90-91	ANNEX A—INFORMATION REGARDING NON-GAAP FINANCIAL MEASURES
92	LOCATION OF THE 2017 ANNUAL MEETING

04 | AMERICAN EXPRESS COMPANY

PROXY SUMMARY AND VOTING ROADMAP

We present below a summary of certain information in this proxy statement. Please review the complete proxy statement and annual report before you vote.

ITEM 1

ELECTION OF DIRECTORS FOR A TERM OF ONE YEAR

✓ The Board recommends a vote FOR each of these director nominees

You are being asked to elect 14 directors. Each of our current directors is standing for election to hold office until the next annual meeting of shareholders or until his or her successor is duly elected and qualified. Detailed information about each nominee’s background, skills and expertise can be found starting on page 14.

Name	Age	Director Since	Other Public Boards
Charlene Barshefsky	66	2001	The Estée Lauder Companies Inc.
Senior International Partner,			Intel Corporation
WilmerHale
John J. Brennan	62	2017	General Electric Company
Chairman Emeritus and Senior Advisor,			LPL Financial Holdings, Inc.
The Vanguard Group
Ursula M. Burns	58	2004	Exxon Mobil Corporation
Chairman,			Xerox Corporation
Xerox Corporation
Kenneth I. Chenault	65	1997	International Business Machines
Chairman and CEO,			Corporation (IBM)
American Express Company			The Procter & Gamble Company
Peter Chernin	65	2006
Founder and CEO,
Chernin Entertainment, LLC
Ralph de la Vega	65	2016
Former Vice Chairman, AT&T Inc.
Anne L. Lauvergeon	57	2013	Rio Tinto Plc
Chairman and Chief Executive Officer,			Suez
A.L.P. SAS			Koç Holding
Michael O. Leavitt	66	2015	HealthEquity, Inc.
Founder and Chairman,			Medtronic, Inc.
Leavitt Partners, LLC
Theodore J. Leonsis	61	2010	Groupon, Inc.
Chairman and CEO,
Monumental Sports & Entertainment, LLC
Richard C. Levin	69	2007
Chief Executive Officer,
Coursera
Samuel J. Palmisano	65	2013	Exxon Mobil Corporation
Former Chairman,
President and CEO, IBM
Daniel L. Vasella	63	2012	PepsiCo, Inc.
Honorary Chairman and Former			XBiotech
Chairman and CEO, Novartis AG
Robert D. Walter,	71	2002	Nordstrom, Inc.
Lead Independent Director			YUM! Brands, Inc.
Founder and Former Chairman and CEO,
Cardinal Health, Inc.
Ronald A. Williams	67	2007	The Boeing Company
Former Chairman and CEO,			Johnson & Johnson
Aetna, Inc.			Envision Healthcare

2017 PROXY STATEMENT | 05

PROXY SUMMARY AND VOTING ROADMAP
Election of Directors for a Term of One Year

Director Attendance

During 2016, our Board met 8 times and our committees in the aggregate met 38 times. All directors attended 75 percent or more of the meetings of the Board and Board committees on which they served in 2016.

Twelve of our thirteen directors in 2016 attended the 2016 annual meeting. Our Board encourages all of its directors to attend the annual meeting but understands there may be circumstances that prevent such attendance.

Board Highlights

Average Tenure 7.5 years Average Age 64.2 years

Corporate Governance Highlights

✓	Strong lead independent director

✓	Diverse board

✓	Regular board and committee refreshment and a mix of tenures

✓	Non-management executive sessions led by lead independent director at each regular board meeting

✓	Board agenda includes multi-day strategy sessions

✓	Key management and rising talent reviewed at an annual talent review board meeting

✓	Risk aware culture overseen by a separate Risk Committee of the Board

✓	Annual election of all directors

✓	Majority voting for directors

✓	Proxy access

✓	25 percent of shareholders can call special meetings

✓	Active shareholder engagement

✓	Significant share ownership requirements for senior executives and directors

✓	Annual board and committee performance evaluations

✓	Ongoing board succession planning

✓	Director access to experts and advisors, both internal and external

✓	13 out of 14 directors are independent

06 | AMERICAN EXPRESS COMPANY

PROXY SUMMARY AND VOTING ROADMAP
Ratification of Appointment of PricewaterhouseCoopers LLP for 2017

ITEM 2

RATIFICATION OF APPOINTMENT OF
PRICEWATERHOUSECOOPERS LLP FOR 2017

✓ The Board recommends a vote FOR this item

The Audit and Compliance Committee reappointed PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm for 2017. We are asking you to ratify this appointment. PwC has been our independent auditor since 2005. Additional information about the Committee’s appointment of PwC and PwC fees for 2016 and 2015 is found beginning on pages 40-41.

One or more representatives of PwC will be present at the meeting and available to respond to appropriate questions.

ITEM 3

ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION (SAY ON PAY)

✓ The Board recommends a vote FOR this item

We are asking you to approve on an advisory basis the compensation of American Express’s named executive officers. We believe that the compensation of our executive officers is aligned with performance, correlates with our share price, appropriately motivates and retains our executives and delivers pay which is strongly linked to company performance over time.

2016 Performance

We entered 2016 with significant challenges, and we began to reposition the business for success going forward. We laid out three key priorities for 2016 and 2017:

●	Accelerating revenue growth

●	Optimizing investments

●	Resetting our cost base

We made significant progress in each of these areas in 2016. Despite persistent macro-economic issues and the evolving competitive and regulatory environment, we reached our 2016 goals through:

●	Healthy loan growth

●	Strong card acquisitions

●	Excellent credit performance

●	Disciplined operating expense control

●	Strong capital position

As a result, we were able to raise our earnings expectations over the course of the year while making a record level of business-building investments. For 2016 as a whole:

●	Net income was $5.4 billion, up 5% (including the gain from the sale of our Costco portfolio)

●	Diluted earnings per share (EPS) was $5.65, and our adjusted diluted EPS (excluding restructuring charges) was $5.93[1], exceeding the earnings guidance range provided at the beginning of the year

●	Return on Equity (ROE) was 26%

[1]	Adjusted diluted EPS, a non-GAAP measure, excludes $410 million in pre-tax restructuring charges ($266 million after-tax) for the year ended December 31, 2016. Management believes adjusted diluted EPS is useful in evaluating the ongoing operating performance of the Company and the Company’s performance against its 2016 EPS outlook originally provided in the Company’s Q4’15 earnings release on January 21, 2016, at which point restructuring charges and other contingencies were not estimable and thus not included. See Appendix A for reconciliation to diluted EPS on a GAAP basis.

2017 PROXY STATEMENT | 07

PROXY SUMMARY AND VOTING ROADMAP
Advisory Resolution to Approve Executive Compensation (Say on Pay)

We are pleased to have ended the year positively while continuing to strengthen our business. Our compensation to the CEO and the other Named Executive Officers (NEOs) reflects their strong leadership in navigating the Company through this important transition year and repositioning it for success. Further information on our 2016 performance can be found beginning on page 44.

Awarded Total Direct Compensation for our CEO for 2016 Performance

At the beginning of 2016, the Compensation and Benefits Committee set financial and strategic goals for our CEO and executive team, the attainment of which would be signposts of the Company’s successful repositioning. In January 2017, the Committee evaluated Mr. Chenault’s performance, noted his success against these goals, and awarded him target pay: total direct compensation (TDC)2 of $22,000,000 for performance year 2016. Because the Company’s repositioning is not yet complete, however, the Committee determined that Mr. Chenault would receive all of his compensation, except for base salary, in the form of deferred compensation linked to multi-year performance goals.

With most of Mr. Chenault’s compensation subject to multi-year performance goals, his realizable pay is tied closely to the success of our efforts and the long-term success of the Company. Our pay for performance linkage is illustrated on page 50, which shows that Mr. Chenault’s realizable compensation as of the end of 2016 was 8 percent lower than his awarded TDC for the previous three performance years.

CEO Awarded TDC Mix

Details regarding Mr. Chenault’s TDC can be found on page 49.

Our Compensation Discussion and Analysis is on pages 43-62 and our Summary Compensation Table and other related tables and narrative discussion are on pages 63-75.

[2]	Awarded TDC includes salary, the annual incentive award (AIA) earned for the prior year and long-term incentives granted that are tied to future performance.

08 | AMERICAN EXPRESS COMPANY

PROXY SUMMARY AND VOTING ROADMAP
Advisory Resolution to Approve the Frequency of Future Advisory Say on Pay Votes (Say on Frequency)

ITEM 4

ADVISORY RESOLUTION TO APPROVE THE
FREQUENCY OF FUTURE ADVISORY SAY ON PAY
VOTES (SAY ON FREQUENCY)

✓The Board recommends continuing our current practice of holding an ANNUAL advisory vote on executive compensation

We are asking you to approve continuing to hold an annual advisory vote on executive compensation. In making this recommendation the Board considered shareholder feedback and that an annual say on pay vote enables our shareholders to provide us with timely input on executive compensation matters.

ITEMS 5-6

TWO SHAREHOLDER PROPOSALS
(IF PROPERLY PRESENTED)

✕ The Board recommends a vote AGAINST each item

You will have the opportunity to vote on two shareholder proposals, if properly presented at the meeting. The text of these proposals, the proponents’ statements in support and our responses are set forth beginning on page 77.

2017 PROXY STATEMENT | 09

CORPORATE GOVERNANCE AT AMERICAN EXPRESS

ITEM 1

ELECTION OF DIRECTORS FOR A TERM OF ONE YEAR

Our Board of Directors currently has 14 members. Each director is standing for election to hold office until the next annual meeting of shareholders or until his or her successor is duly elected and qualified. Our Board has appointed Jeffrey Campbell, Laureen Seeger, Carol Schwartz and Tangela Richter as proxies to vote your shares on your behalf. The proxies intend to vote for the election of each of the 14 candidates nominated by the Board unless you indicate otherwise on your proxy or voting instruction form or when you vote by telephone or online. Each candidate has consented to being named in this proxy statement and serving as a director if elected. However, if any nominee is not able to serve, the Board can either nominate a different person or reduce the size of the Board of Directors. If the Board nominates another individual, the persons named as proxies may vote for that nominee.

ITEM 1 RECOMMENDATION: Our Board of Directors recommends a vote FOR the election of the nominees listed on pages 14-21.

Board Composition

Ongoing Board Succession Planning

We seek to maintain a board that as a whole possesses the objectivity and the mix of diverse backgrounds, skills and experiences to provide effective oversight and guidance to management in the context of an evolving business environment and our long-term strategy. Ongoing board succession planning assures that the Board maintains an appropriate mix of skills and provides fresh perspectives while leveraging the institutional knowledge and historical perspective of our longer-tenured directors.

The Nominating and Governance Committee assesses potential candidates based on their history of achievement, the breadth of their business experiences, whether they also bring specific skills or expertise in areas that the Committee has identified and whether they possess personal attributes that will contribute to the effective functioning of the Board. The Committee also considers succession planning for board positions such as lead independent director and committee chair.

Attributes of Individual Nominees:

●	We look for individuals who have established records of significant accomplishment in leading global businesses and large, complex organizations.

●	Nominees should have achieved prominence in their fields and possess skills or significant experience in areas of importance to us.

●

The minimum personal attributes that must be met by a nominee include integrity, independence, energy, forthrightness, strong analytical skills and the commitment to devote the necessary time and attention to the Company’s affairs.

●	Candidates should demonstrate they have the ability to challenge and stimulate management and exercise sound judgment.

●

Candidates must demonstrate a willingness to work as part of a team in an atmosphere of trust and candor and a commitment to represent the interests of all shareholders rather than those of a specific constituency.

10 | AMERICAN EXPRESS COMPANY

CORPORATE GOVERNANCE AT AMERICAN EXPRESS
Item 1—Election of Directors for a Term of One Year

Identifying and Adding New Directors

The Nominating and Governance Committee identifies and adds new directors using the following process:

1	Collect Candidate Pool
	✓Independent Directors		✓Independent Search Firms		✓Shareholders
2

Review Recommendations
Candidates meet with members of the Nominating and Governance Committee and with the Chairman. Committee members and the Chairman assess candidates on the basis of their skills and experience, their personal attributes and how they will add to the mix of competencies and diversity on the Board. Due diligence is conducted, and the Committee members and the Chairman solicit feedback on potential candidates from other directors and from persons outside the Company.

3	Make Recommendation to the Board Qualified candidates are presented to the Board of Directors.
4	Outcome Six new directors added since 2012:
	✓Ethnic & gender diversity	✓Non-U.S. directors	✓Former CEOs ✓Former CFO	✓Digital, mobile, consumer, financial, investment, regulatory and M&A experience	✓Senior government experience	✓Global business leaders

The Committee uses a professional search firm to help identify, evaluate and conduct due diligence on potential director candidates. Mr. Brennan, who joined the Board in January 2017, was identified as a potential candidate by the search firm. Using a search firm allows the Committee to make sure it is conducting a broad search and looking at a diverse pool of potential candidates. The Committee also seeks to maintain an ongoing list of potential candidates.

The Committee considers all shareholder recommendations for director candidates and applies the same standards in considering candidates submitted by shareholders as it does in evaluating other candidates. Shareholders can recommend candidates by writing to the Committee in care of the Company’s Secretary, whose contact information is on page 30. Shareholders who wish to submit nominees for election at an annual or special meeting of shareholders should follow the procedure described on page 85.

Our governance principles provide that while the Board need not adhere to a fixed number of directors, generally a board composed of 12-14 directors offers a sufficiently large and diverse group to address the important issues facing the Company while being small enough to encourage personal involvement and discussion. All directors are elected annually under a majority voting standard.

2017 PROXY STATEMENT | 11

CORPORATE GOVERNANCE AT AMERICAN EXPRESS
Item 1—Election of Directors for a Term of One Year

Board Diversity

While we do not have a specific policy on board diversity, our governance principles provide that the Board should be diverse, engaged and independent. The Nominating and Governance Committee considers the diversity of the Board, including the dimensions of race, ethnicity and gender. We believe the composition of our Board appropriately reflects a diversity of skills, professional and personal backgrounds and experiences.

Our Board has the following characteristics:

●●●●●●●●●●●●●●
3 of 14 female
●●●●●●●●●●●●●●
4 of 14 minorities
●●●●●●●●●●●●●●
2 of 14 reside outside of U.S.

Board Tenure

We have added 6 new directors since 2012. The average tenure of our non-management directors is 7.5 years. New directors add fresh perspectives and longer-serving directors provide continuity and institutional knowledge. We have a mandatory retirement age of 72 which provides for continued board refreshment in addition to turnover that occurs when directors leave board service prior to the mandatory retirement age.

12 | AMERICAN EXPRESS COMPANY

CORPORATE GOVERNANCE AT AMERICAN EXPRESS
Item 1—Election of Directors for a Term of One Year

Board Expertise and Skills

Experienced leaders with the right skills and business experience to provide sound judgment, critical viewpoints and guidance in an evolving environment

Core Business and Operating Expertise	Senior Management and Leadership Skills	Digital, Mobile and Technology Experience	Government, Legal and Public Policy Experience	Financial Literacy

Global Business Experience	Financial, Investment and M&A Experience	Public Company Governance Experience	Audit and Risk Oversight Experience	Brand and Marketing Expertise

Non-management Directors

American Express is a global services company that provides customers with access to products, insights and experiences that enrich lives and build business success. We provide innovative payment solutions for individuals and businesses of all sizes around the world. We have a highly valued brand, we are regulated in many jurisdictions, and we operate in a rapidly evolving, technology-dependent and highly competitive environment.

Our director nominees have held senior positions as leaders of various large, complex businesses and organizations and in government, demonstrating their ability to develop and execute significant and complex policy and operational objectives at the highest levels. Many of our nominees have been chief executives or chief operating officers of large, global businesses through which they have developed expertise in core business strategy and development, operations, finance, talent management and leadership development, compliance, controls and risk management as well as skills to respond to rapidly evolving business environments and foster innovation and business transformation.

In addition, our nominees’ experience serving on other boards brings valuable knowledge and expertise in the areas of governance, talent management and compensation, financial reporting, risk management and control and compliance. Detailed information about each nominee follows.

2017 PROXY STATEMENT | 13

CORPORATE GOVERNANCE AT AMERICAN EXPRESS
Our Director Nominees

Our Director Nominees

Individual Qualifications, Skills and Experiences

The following individuals have been recommended for election by the Nominating and Governance Committee and approved by the Board of Directors, considering, among other factors:

✓ The individual contributions of the director to the Board’s effectiveness

✓ The continued relevance of each of their skills, qualifications and experiences

✓ The mix of skills and backgrounds, and the tenure and diversity of the Board

✓ The Board’s effectiveness as a whole in exercising independence of thought and challenging and providing guidance to management

CHARLENE BARSHEFSKY		Director since 2001	Age 66
Senior International Partner, WilmerHale
Other Public Directorships	●The Estée Lauder Companies Inc. ●Intel Corporation

Specific qualifications, experience, skills and expertise:

●High-level government service
●Expertise negotiating with foreign governments
●Advisor to firms on doing business in emerging markets
●Broad legal and public policy experience
●Public company governance

Other Directorships in past five years	●Starwood Hotels & Resorts Worldwide, Inc.

American Express Committees	●Innovation and Technology ●Public Responsibility, Chair

Since 2001, Ambassador Barshefsky has been a Senior International Partner of WilmerHale, a multinational law firm based in Washington, D.C. She advises U.S. and international companies on international business transactions, government relations, market access, and foreign government regulation of business and investment. Prior to joining WilmerHale, Ambassador Barshefsky was the United States Trade Representative (USTR) and a member of President Clinton’s Cabinet from 1997 to 2001, and Acting and Deputy USTR from 1993 to 1996. As the USTR, she served as chief trade negotiator and principal trade policymaker for the United States and, in both roles, negotiated complex market access and regulatory and investment agreements with virtually every major country in the world. Ambassador Barshefsky is a trustee of the Howard Hughes Medical Institute and a member of the Council on Foreign Relations.

14 | AMERICAN EXPRESS COMPANY

CORPORATE GOVERNANCE AT AMERICAN EXPRESS
Our Director Nominees

JOHN J. BRENNAN		Director since 2017	Age 62
Chairman Emeritus and Senior Advisor, The Vanguard Group
Other Public Directorships	●General Electric Company ●LPL Financial Holdings, Inc.

Specific qualifications, experience, skills and expertise:

●Core business, operations and management
●CFO and financial accounting expertise
●Finance and investment expertise
●Financial industry regulation
●Institutional investor perspective
●Public company governance

Other Directorships in past five years	●Guardian Life Insurance of America ●Hanover Insurance Group Inc.

American Express Committees	●Audit and Compliance ●Risk

Mr. Brennan has been chairman emeritus and senior advisor of The Vanguard Group, Inc., a global investment management company, since 2010. Mr. Brennan joined Vanguard in July 1982, was elected Chief Financial Officer in 1985, and President in 1989. He was Chief Executive Officer from 1996 to 2008 and Chairman of the Board from 1998 to 2009. Mr. Brennan is Chairman of the Board of Governors of The Financial Industry Regulatory Authority (FINRA), a U.S. financial services industry regulator; Chairman of the Board of Trustees of the University of Notre Dame; Chairman of the Vanguard Charitable Endowment Program; and Founding Trustee of the King Abdullah University of Science and Technology. Mr. Brennan is a former Chairman of the Financial Accounting Foundation, an overseer of financial accounting and reporting standard-setting boards.

URSULA M. BURNS		Director since 2004	Age 58
Chairman and Former Chief Executive Officer, Xerox Corporation
Other Public Directorships	●Exxon Mobil Corporation ●Xerox Corporation

Specific qualifications, experience, skills and expertise:

●Core business, operations and management
●Global business leader
●Experience driving innovation through technology
●Public company governance
●Audit oversight experience

Other Directorships in past five years

American Express Committees	●Compensation and Benefits ●Risk

Ms. Burns has been Chairman of Xerox Corporation, a global document technology company, since May 2010. She was Chief Executive Officer from July 2009 to December 2016; President and director from April 2007 to July 2009; and Senior Vice President and President, Business Group Operations from January 2003 to April 2007. Ms. Burns is a trustee of the Ford Foundation and of the Massachusetts Institute of Technology and provides leadership as a director to community, educational and nonprofit organizations including FIRST (For Inspiration and Recognition of Science and Technology) and Change the Equation. From March 2010 through December 2016, Ms. Burns served as Vice Chair of President Obama’s Export Council.

2017 PROXY STATEMENT | 15

CORPORATE GOVERNANCE AT AMERICAN EXPRESS
Our Director Nominees

KENNETH I. CHENAULT		Director since 1997	Age 65
Chairman and Chief Executive Officer, American Express Company
Other Public Directorships	●IBM ●The Procter & Gamble Company

Specific qualifications, experience, skills and expertise:

●Unique perspective as company CEO
●Core business, operations and management
●Payments and network industry expertise
●Expertise in digital and mobile innovation
●Brand and marketing expertise
●Public company governance

Other Directorships in past five years

American Express Committees	● N/A

Mr. Chenault has been Chairman and Chief Executive Officer of American Express Company since April 2001. Mr. Chenault joined American Express in 1981 and was named President of the U.S. division of American Express Travel Related Services Company, Inc. in 1993; Vice Chairman of American Express Company in 1995; President and Chief Operating Officer in 1997; and Chief Executive Officer in January 2001. Mr. Chenault is Chairman of the National Museum of African American History and Culture, a member of The World Trade Center Memorial Foundation and a trustee of the NYU Langone Medical Center.

PETER CHERNIN		Director since 2006	Age 65
Founder and CEO, Chernin Entertainment
Other Public Directorships

Specific qualifications, experience, skills and expertise:

●Core business, operations and management
●Experience building global media businesses
●Digital business development
●Brand and marketing expertise
●Public company governance

Other Directorships in past five years	●Pandora Media, Inc. ●Twitter, Inc.

American Express Committees	●Compensation and Benefits ●Nominating and Governance, Chair

From June 2009 to the present, Mr. Chernin has served as Founder and CEO of Chernin Entertainment, LLC, a film and television production company, and The Chernin Group, LLC, which is involved in strategic opportunities in media, technology and entertainment. He is also co-founder of CA Media, L.P., which builds and manages media, technology and entertainment businesses throughout the Asia Pacific region. Mr. Chernin was President, Chief Operating Officer and a director of News Corporation from October 1996 to June 2009, and was Chairman and Chief Executive Officer of the Fox Group, where he oversaw the global operations of the company’s film, television, satellite cable and digital media businesses. At News Corporation, Mr. Chernin led the company’s expansion into the broadband and mobile markets through the creation of Fox Interactive Media, Hulu, Jamba and other digital properties. Mr. Chernin is a Chairman and Co-Founder of Malaria No More and a director of the Harvard AIDS Initiative.

16 | AMERICAN EXPRESS COMPANY

CORPORATE GOVERNANCE AT AMERICAN EXPRESS
Our Director Nominees

RALPH DE LA VEGA		Director since 2016	Age 65
Former Vice Chairman of AT&T Inc.
Other Public Directorships

Specific qualifications, experience, skills and expertise:

●Core business, operations and management
●Global business leader
●Deep experience in Latin America
●Digital and mobile technology expertise
●Governance and audit oversight

Other Directorships in past five years	●New York Life Insurance Company

American Express Committees	●Audit and Compliance ●Innovation and Technology

Mr. de la Vega was Vice Chairman of AT&T Inc. and CEO of Business Solutions and International, AT&T from February 2016 through December 2016. In this role, Mr. de la Vega led AT&T’s Integrated Business Solutions group (both mobile and IP services), which served more than 3.5 million business customers in 200 countries and territories, and nearly all of the Fortune 1000 firms globally, and AT&T’s Mexican wireless business and DIRECTV Latin America, which was part of AT&T’s 2015 acquisition of DIRECTV. Mr. de la Vega was President and Chief Executive Officer, AT&T Mobile and Business Solutions, from August 2014 to February 2016; President and Chief Executive Officer of AT&T Mobility from 2007 to 2014; and prior thereto, the Chief Operating Officer of Cingular Wireless and President of BellSouth Latin America. Mr. de la Vega is a director of New York Life Insurance Company, where he is chair of the Audit Committee and a member of the Governance and Insurance & Operations Committees. He also serves on the boards of Junior Achievement Worldwide and the Boy Scouts of America.

ANNE L. LAUVERGEON		Director since 2013	Age 57
Chairman and Chief Executive Officer, A.L.P. SAS
Other Public Directorships	●Rio Tinto plc ●Suez ●Koç Holding

Specific qualifications, experience, skills and expertise:

●Core business, operations and management
●Deep business experience in Europe
●Government experience
●Public policy experience in sustainability
●Public company governance

Other Directorships in past five years	●Total S.A. ●Vodafone Group Plc. ●GDF Suez S.A. ●Airbus Group

American Express Committees	●Audit and Compliance ●Public Responsibility

Ms. Lauvergeon is Chairman and Chief Executive Officer of A.L.P. SAS, a private French advisory company and, since 2014, has been Chairman of Sigfox, a French start-up that operates a cellular network dedicated exclusively to small messages. She is a former Partner and Managing Director of Efficiency Capital, an advisory firm dedicated to funding technology and natural resources investments, where she served from 2012 to April 2014; former Chief Executive Officer of AREVA Group, the leading French energy company, where she served from July 2001 to June 2011; and former Chairman and Chief Executive Officer of AREVA NC (formerly Cogema) where she served from June 1999 to June 2011. Ms. Lauvergeon started her professional career in 1983 in the steel industry and in 1990 she was named Advisor for Economic International Affairs at the French Presidency and Deputy Chief of Staff in 1991. In 1995 she became a Partner of Lazard Frères & Cie, subsequently joining Alcatel Telecom as Senior Executive Vice President in 1997. Ms. Lauvergeon has been a member of the United Nations Global Compact Board, an executive committee member of the World Business Council for Sustainable Development, and involved in various not for profit organizations in France. She is also Chair of the Commission Innovation 2030, launched by the President of France in 2013 to stimulate innovation in France.

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Our Director Nominees

MICHAEL O. LEAVITT		Director since 2015	Age 66
Founder and Chairman, Leavitt Partners
Other Public Directorships	●HealthEquity, Inc. ●Medtronic, Inc.

Specific qualifications, experience, skills and expertise:

●Senior executive and administrative experience
●Deep government experience
●Public policy experience
●Regulatory experience
●Public company governance

Other Directorships in past five years

American Express Committees	●Audit and Compliance ●Innovation and Technology

Since 2009, Governor Leavitt has been Founder and Chairman of Leavitt Partners, LLC, a health care consulting firm, and since 2014, he has been Chairman of Leavitt Equity Partners, a private equity fund. Prior to that, Governor Leavitt was the United States Secretary of Health and Human Services from 2005 to 2009; Administrator of the Environmental Protection Agency from 2003 to 2005; and Governor of Utah from 1993 to 2003. Governor Leavitt has extensive board management and leadership experience, including serving as the Governor of Utah, a large state with a diverse body of constituents, appointments to positions with the U.S. government, where he oversaw and advised on issues of national concern, and overseeing Leavitt Partners’ work advising clients and making investments in the health care sector. Governor Leavitt has decades of leadership experience with valuable knowledge of the governmental and regulatory environment.

THEODORE J. LEONSIS		Director since 2010	Age 61
Chairman and Chief Executive Officer, Monumental Sports & Entertainment
Other Public Directorships	●Groupon, Inc.

Specific qualifications, experience, skills and expertise:

●Core business, operations and management
●Successful innovator and entrepreneur
●Expertise in social media and digital trends
●Brand and marketing expertise
●Public company governance

Other Directorships in past five years	●Nutrisystem ●Alcatel-Lucent

American Express Committees	●Innovation and Technology, Chair ●Public Responsibility

Since 2009, Mr. Leonsis has been Chairman and Chief Executive Officer of Monumental Sports & Entertainment, LLC, a sports, entertainment, media and technology company that owns the NBA’s Washington Wizards, NHL’s Washington Capitals, the WNBA’s Washington Mystics, the Verizon Center in Washington, D.C., Monumental Sports Network and two Arena Football League teams. Mr. Leonsis has also been Vice Chairman Emeritus of AOL LLC, a leading global ad-supported Web company, since December 2006. Mr. Leonsis held a number of executive positions with AOL from September 1994 to December 2006, most recently as Vice Chairman and President, AOL Audience Business. He is also a filmmaker, an author and a director of several private internet and technology companies and educational institutions. Mr. Leonsis was Chairman of Revolution Money, Inc., which American Express acquired in January 2010. In November 2011, Mr. Leonsis co-founded Revolution Growth II, LP, a “speedup capital” fund to invest in technology-enabled businesses. In 2015, Mr. Leonsis co-founded Revolution Growth III, LP, a similar fund to invest in and build innovative, high-growth businesses.

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Our Director Nominees

RICHARD C. LEVIN		Director since 2007	Age 69
Chief Executive Officer, Coursera
Other Public Directorships

Specific qualifications, experience, skills and expertise:

●Thought leader in American higher education
●Distinguished economist
●Expertise in statistical analysis and modeling
●Leader in U.S.-China cooperation at Yale
●CEO of online education company

Other Directorships in past five years	●C-3 Energy

American Express Committees	●Public Responsibility ●Risk

Mr. Levin has been Chief Executive Officer of Coursera, an educational platform that partners with top universities and organizations worldwide to offer courses online, since April 2014. Mr. Levin is also President Emeritus of Yale University, a private, independent university. He was President of Yale from July 1993 to August 2013; a Frederick William Beinecke Professor of Economics; and a former Chair of Yale’s Economics Department and Dean of Yale’s Graduate School of Arts and Science. Mr. Levin also is a trustee of the William and Flora Hewlett Foundation, one of the largest philanthropic organizations in the United States concerned with solving social and environmental problems. He is a fellow of the American Academy of Arts and Sciences and the American Philosophical Society. Mr. Levin has served on a number of Presidential Commissions and was appointed by President Obama to serve on the President’s Council of Advisors for Science and Technology.

SAMUEL J. PALMISANO		Director since 2013	Age 65
Former Chairman, President and Chief Executive Officer, IBM
Other Public Directorships	●Exxon Mobil Corporation

Specific qualifications, experience, skills and expertise:

●Core business, operations and management
●Business thought leader
●Cybersecurity experience
●Global business leader
●Financial, investment and M&A expertise
●Public company governance

Other Directorships in past five years	●IBM

American Express Committees	●Compensation and Benefits ●Nominating and Governance

Mr. Palmisano is former Chairman, President and Chief Executive Officer of IBM, a company that provides business and information technology products and services. Mr. Palmisano joined IBM in 1973. He was elected Senior Vice President and Group Executive of the Personal Systems Group in 1997, Senior Vice President and Group Executive of IBM Global Services in 1998, Senior Vice President and Group Executive of Enterprise Systems in 1999, President and Chief Operating Officer in 2000, Chief Executive Officer in 2002 and Chairman of the Board in 2003. Mr. Palmisano was President and Chief Executive Officer through 2011, Chairman through September 2012 and senior adviser to IBM through December 2012. Mr. Palmisano is Chairman of the Center for Global Enterprises, a private, nonprofit research institution devoted to the study of contemporary corporations, globalization, economic trends and their impact on society. Mr. Palmisano was appointed by President Obama as Vice Chair of the Commission on Enhancing National Cybersecurity, a bipartisan government-industry panel that was charged with providing detailed recommendations to strengthen public and private sector cybersecurity defenses. Mr. Palmisano was also co-chair of an independent task force of the Council on Foreign Relations on cybersecurity.

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Our Director Nominees

DANIEL L. VASELLA		Director since 2012	Age 63
Honorary Chairman and Former Chairman and Chief Executive Officer, Novartis AG
Other Public Directorships	●PepsiCo, Inc. ●XBiotech

Specific qualifications, experience, skills and expertise:

●Core business, operations and management
●Finance, investment and M&A experience
●Global business leader
●Led a highly regulated business
●Brand and marketing expertise
●Public company governance

Other Directorships in past five years	●Novartis AG

American Express Committees	●Audit and Compliance, Chair ●Nominating and Governance ●Risk

Dr. Vasella is Honorary Chairman and Former Chairman and Chief Executive Officer of Novartis AG, a company that engages in the research, development, manufacture and marketing of health care products worldwide. Dr. Vasella served as Chairman of Novartis from 1999 to February 2013 and as Chief Executive Officer from 1996 to January 2010. From 1992 to 1996, Dr. Vasella held the positions of Chief Executive Officer, Chief Operating Officer, Senior Vice President and Head of Worldwide Development and Head of Corporate Marketing at Sandoz Pharma Ltd. Dr. Vasella is currently working as a coach to senior executives. He is a member of the International Business Leaders Advisory Council for the Mayor of Shanghai, a foreign honorary member of the Academy of Arts and Sciences, a trustee of the Carnegie Endowment for International Peace and a member of several educational institutions.

ROBERT D. WALTER		Director since 2002	Age 71
Founder and Former Chairman and Chief Executive Officer, Cardinal Health
Other Public Directorships	●Nordstrom, Inc. ●YUM! Brands, Inc. (Non-executive chairman)

Specific qualifications, experience, skills and expertise:

●Core business, operations and management
●Founder of a global Fortune 100 company
●Financial, investment and M&A expertise
●Successful entrepreneur
●Public company governance

Other Directorships in past five years

American Express Committees	●Compensation and Benefits, Chair ●Nominating and Governance

Mr. Walter is founder and former Chairman and Chief Executive Officer of Cardinal Health, Inc., a company that provides products and services supporting the health care industry. Mr. Walter retired from Cardinal Health in June 2008. Prior to his retirement, he served as Executive Director from November 2007 to June 2008; Executive Chairman of the Board from April 2006 to November 2007; and Chairman and Chief Executive Officer from 1979 to April 2006. As a founder of a global Fortune 100 company, Mr. Walter has deep expertise in finance, business development and business integrations.

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Our Board's Independence

RONALD A. WILLIAMS		Director since 2007	Age 67
Former Chairman and Chief Executive Officer, Aetna
Other Public Directorships	●The Boeing Company ●Johnson & Johnson ●Envision Healthcare

Specific qualifications, experience, skills and expertise:

●Core business, operations and management
●Finance, risk management and investment expertise
●Led a highly regulated business
●Experience innovating through information technology
●Digital, mobile and technology experience
●Public company governance

Other Directorships in past five years

American Express Committees	●Compensation and Benefits ●Nominating and Governance ●Risk, Chair

Mr. Williams is former Chairman and Chief Executive Officer of Aetna Inc., a leading diversified health care benefits company. He was Chairman from October 2006 to April 2011; Chief Executive Officer from February 2006 to November 2010; and President from May 2002 to July 2007. He serves as an operating advisor to Clayton, Dubilier & Rice, LLC. He is a trustee of the Massachusetts Institute of Technology where he is also a member of the Dean’s Advisory Council and Alfred P. Sloan Management Society. He is a trustee of the Committee for Economic Development and Vice Chair of the Board of Trustees of the Conference Board, a global, independent business membership and research association working in the public interest. Prior to joining Aetna, Mr. Williams co-founded several businesses and served in senior management positions at a number of other companies.

Our Board’s Independence

13 of our 14 director nominees are independent.

Our governance principles provide that a substantial majority of our directors will meet the criteria for independence required by the New York Stock Exchange (NYSE). A director is considered independent if the Board determines that he or she does not have a material relationship with the Company. In making its annual independence determinations, the Board considers transactions between each director nominee and the Company. Our Board has established guidelines to assist it in determining director independence. These guidelines can be found within our Corporate Governance Principles and cover, among other things, employment and compensatory relationships, relationships with our auditors, customer and business relationships, and contributions to nonprofit organizations.

Based on our guidelines, the Board determined in February 2017 that all of the Board’s director nominees other than Mr. Chenault are independent.

Ambassador Barshefsky is a partner at the law firm of WilmerHale, a multi-national law firm based in Washington, D.C. From time to time and in the ordinary course of its business, WilmerHale provides legal services to American Express. Ambassador Barshefsky does not provide any such legal services, and she does not receive any compensation from the firm that is generated by or related to our payments to WilmerHale for such services. The Nominating and Governance Committee determined, based on fees paid to the firm over the past three years, that WilmerHale does not perform substantial legal services for the Company on a regular basis. The fees and expenses paid to WilmerHale represented less than one percent of the firm’s annual revenue in each of the past three years and represented less than 0.1 percent of American Express’s revenues in each such year. Further, the Nominating and Governance Committee reviewed the nature of American Express’s engagement of WilmerHale and the services rendered, including the expertise and relevant experience of the firm and the specific partners engaged to work on the matters for which we have engaged the firm, and determined that Ambassador Barshefsky’s service on American Express’s Board should not impair American Express’s ability to engage WilmerHale when American Express determines such engagements to be appropriate. The

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Our Corporate Governance Framework

Committee is satisfied that WilmerHale, when engaged for legal work, is chosen by American Express’s legal group on the basis of the directly relevant factors of experience, expertise and efficiency. After considering the foregoing, the Committee determined and recommended to the Board that American Express’s professional engagement of WilmerHale does not impair Ambassador Barshefsky’s independence.

Our Corporate Governance Framework

Corporate Governance Principles

Our corporate governance framework is designed to support the Company’s brand attributes of trust, security and integrity, and to promote achievement of our financial targets through responsible development and execution of our corporate strategy. Our directors understand that they serve you as shareholders in carrying out their responsibilities to oversee the operations and strategic direction of our Company. To do so effectively, our Board, along with management, regularly reviews our corporate governance principles and practices to ensure that they are appropriate and reflect high standards. In reviewing our governance principles and making recommendations, the Nominating and Governance Committee considers the views of shareholders expressed to us in meetings, as well as publicly available discourse on governance.

We have adopted a set of Corporate Governance Principles which, together with the charters of the six standing committees of the Board of Directors (Audit and Compliance, Compensation and Benefits, Innovation and Technology, Nominating and Governance, Public Responsibility, and Risk), our Code of Conduct (which constitutes our code of ethics) and the Code of Business Conduct for the Members of the Board of Directors, provide our governance framework. Key governance policies and processes also include our whistleblower policy, our comprehensive enterprise-wide risk management program, our commitment to transparent financial reporting and our systems of internal checks and balances. Comprehensive management policies, many of which are approved at the board level, guide the Company’s operations.

You may view the following documents by clicking on the “Corporate Governance” link found on our investor relations webpage at http://ir.americanexpress.com and then selecting “Governance Framework.” You may also access our Investor Relations webpage through our main website at www.americanexpress.com by clicking on the “About American Express” link, which is located at the bottom of the Company’s homepage. You may also obtain free copies of the following materials by writing to our Company's Secretary at our headquarters:

●	Corporate Governance Principles
●	Charters for each of the six standing Board committees
●	Code of Conduct for Employees (which constitutes our code of ethics)
●	Code of Business Conduct for Members of our Board
●	Whistleblower Policy

COMMITMENT TO INTEGRITY AND TRUST

We seek to achieve strong results for our shareholders through a commitment to high standards of ethical behavior and integrity, sound governance and risk management practices, a strong ethos of customer service and a commitment to giving back to the communities in which we work and operate.

Leaders are responsible to demonstrate the highest standards of integrity in all dealings with fellow employees, customers, suppliers and the community at large.

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Corporate Responsibility at American Express

Director Stock Ownership

Our governance principles provide that non-management directors are required to obtain a personal holding of shares (directly or through share equivalent units) with a value of $1 million within five years of joining the Board.

Majority Voting Standard for Director Elections

In a non-contested election, directors are elected by a majority of “for” votes cast by shareholders. (A non-contested election is an election where the number of nominees is the same as the number of directors to be elected.) If a director receives a greater number of votes “against” than votes “for” his or her election, the director is required to immediately submit his or her resignation to the Board. The Board, excluding such individual, will decide whether or not to accept such resignation and will promptly disclose and explain its decision in a Form 8-K filed with the Securities and Exchange Commission (SEC).

In a contested election, the director nominees who receive the plurality of votes cast are elected as directors. Under the plurality standard, the number of persons equal to the number of vacancies to be filled who receive more votes than other nominees are elected to the Board, regardless of whether they receive a majority of votes cast. An election is considered contested under our certificate of incorporation if there are more nominees than positions on the Board to be filled at the meeting of shareholders as of the fourteenth day prior to the date on which we file our definitive proxy statement with the SEC.

Proxy Access

A shareholder or group of no more than 20 shareholders that has owned at least 3 percent of our common shares for at least 3 years may nominate directors to our Board and include the nominees in our proxy materials to be voted on at our annual shareholder meeting. The maximum number of shareholder nominees that will be included in our proxy materials with respect to any such annual meeting is the greater of (i) two or (ii) 20 percent of directors to be elected. A shareholder who seeks to nominate a director or directors to our Board must provide proper notice to the Company’s Secretary under the terms of our by-laws.

Corporate Responsibility at American Express

Community

At American Express, we believe that serving our communities is not only integral to running a business successfully; it is one of our responsibilities as citizens of the world. The mission of our corporate social responsibility program is to bring to life the American Express value of good corporate citizenship by supporting communities in ways that enhance the Company’s reputation with employees, customers, business partners and other stakeholders.

Environment

In the past few years, we have taken measurable actions to reduce our global carbon footprint, optimize the efficiency and sustainability of our workplace, support our customers in reducing their own environmental footprints and encourage our suppliers and employees to act in more sustainable ways. For example, we reduced our carbon emissions by 27.5 percent between 2007 and 2012. Building on this achievement, American Express committed to reducing absolute greenhouse gas emissions by 10 percent globally (vs. 2011 baseline) by the end of 2016. For additional information regarding Corporate Responsibility at American Express, please see pages 36-37.

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Our Board's Role and Responsibilities, Structure and Processes

Our Board’s Role and Responsibilities,
Structure and Processes

How Our Board Engages in CEO and Key Executive Succession Planning

A primary board responsibility is to ensure that we have the appropriate management talent to pursue our strategies successfully. The Board plans for CEO succession and oversees management’s planning for succession of other key executive positions. Our board calendar includes at least one meeting each year at which the Board conducts a detailed review of the Company’s talent strategies, leadership pipeline and succession plans for key executive positions. As the market for top talent in our industry is highly competitive, the Compensation and Benefits Committee oversees how we retain key talent.

The entire Board of Directors is involved in the critical aspects of the CEO succession planning process, including establishing selection criteria that reflect our business strategies, identifying and evaluating potential internal candidates and making key management succession decisions. Succession is regularly discussed with the CEO as well as without the CEO present in executive sessions of the Board. The Board makes sure that it has adequate opportunities to meet with and assess development plans for potential CEO successors to address identified gaps in skills and attributes. This occurs through various means, including informal meetings, board dinners, presentations to the Board and committees, attendance at board meetings and the comprehensive annual talent review. In addition, the Board has developed an emergency CEO succession plan.

How We Manage Risk

We use our comprehensive Enterprise Risk Management (ERM) program to identify, aggregate, monitor and manage risks. The program also defines our risk appetite, governance, culture and capabilities. The implementation and execution of the ERM program is headed by our Chief Risk Officer.

There are several internal management committees, including the Enterprise-wide Risk Management Committee (ERMC), chaired by our Chief Risk Officer, which oversee risks. The ERMC is the highest-level management committee to oversee all firm-wide risks. It maintains the enterprise-wide risk appetite framework and monitors compliance with limits and escalations defined in it. The ERMC oversees implementation of risk policies across the Company with approval by the appropriate Board committee. The ERMC reviews key risk exposures, trends and concentrations, significant compliance matters, economic capital and Basel capital trends, and provides guidance on the steps to monitor, control and report major risks. The ERMC is responsible for risk governance, risk oversight and risk appetite for all risks, including individual credit risk, institutional credit risk, operational risk, compliance risk, reputational risk, market risk, asset liability management risk, liquidity risk, model risk and strategic and business risk.

How our Board Oversees Risk Management

Risk management is overseen by our Board of Directors through three Board committees: Risk, Audit and Compliance, and Compensation and Benefits. Each committee consists entirely of independent directors and provides regular reports to the Board regarding matters reviewed at their committee. The committees meet regularly in private sessions with our Chief Risk Officer, the Chief Compliance Officer, the General Auditor and other senior management with regard to our risk management processes, controls, talent and capabilities.

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Our Board's Role and Responsibilities, Structure and Processes

The risk management roles and responsibilities of these committees are:

Risk Committee

●Provides oversight of our enterprise-wide risk management framework, processes and methodologies. Approves our ERM policy, which covers risk governance, risk oversight and risk appetite, including individual credit risk, institutional credit risk, market risk, liquidity risk, operational risk, reputational risk, compliance risk, model risk, asset liability risk and strategic and business risk. Our ERM policy:
– Defines the authorized risk limits to control exposures within our risk capacity and risk tolerance, including stressed forward-looking scenarios
– Establishes principles for risk taking in the aggregate and for each risk type, and is supported by a comprehensive system for monitoring limits, escalation triggers and assessing control programs
●Reviews and concurs in the appointment, replacement, performance and compensation of our Chief Risk Officer
●Receives regular updates from the Chief Risk Officer on key risks, transactions and exposures
●Reviews our risk profile against the tolerances specified in the Risk Appetite Framework, including significant risk exposures, risk trends in our portfolios and major risk concentrations
●Provides oversight of our compliance with Basel capital and liquidity standards and our Internal Capital Adequacy Assessment Process, including the Comprehensive Capital Analysis and Review (CCAR) submissions and resolution planning

Audit and Compliance Committee

●Assists the Board in its oversight responsibilities relating to the integrity of our financial statements and financial reporting process, internal and external auditing, including the qualifications and independence of the independent registered public accounting firm and the performance of our internal audit services function, and the integrity of our systems of internal accounting and financial controls
●Provides oversight of our Internal Audit Group
●Reviews and concurs in the appointment, replacement, performance and compensation of our General Auditor and approves Internal Audit’s annual audit plan, charter, policies and budget
●Receives regular updates on the audit plan’s status and results including significant reports issued by Internal Audit and the status of our corrective actions
●Reviews and approves our compliance policies, which includes our Compliance Risk Tolerance Statement
●Reviews the effectiveness of our Corporate-wide Compliance Risk Management Program

Compensation and Benefits Committee

●Works with the Chief Risk Officer to ensure our overall compensation programs, as well as those covering our business units and risk-taking employees, appropriately balance risk with business incentives and that business performance is achieved without taking imprudent or excessive risk
– Our Chief Risk Officer is actively involved in setting goals, including for our business units
– Our Chief Risk Officer also reviews the current and forward-looking risk profiles of each business unit and provides input into performance evaluations
– Our Chief Risk Officer meets with the Committee and attests whether performance goals and results have been achieved without taking imprudent risks
●Uses a risk-balanced incentive compensation framework to decide on our bonus pools and the compensation of senior executives

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Our Board’s Role and Responsibilities, Structure and Processes

Our Board Leadership

Our Board is led by a combination of Mr. Chenault, Chairman and Chief Executive Officer, and Mr. Walter, our Lead Independent Director, supplemented by active committee chairs and independent-minded, skilled and committed directors. Our Board believes that this structure creates an environment in which the Board can work effectively and appropriately challenge management.

Our Nominating and Governance Committee evaluates the effectiveness of our Board as part of the annual board evaluation process. The Committee believes that Mr. Chenault’s leadership as Chairman (in particular, his knowledge of our business, his transparency, openness and responsiveness to feedback, and his ability to draw on the resources and expertise of the Board to make sure that all directors actively contribute to the discussion) has promoted board focus on the most impactful areas, effective board challenge and responsible decision-making. In addition, Mr. Walter’s role and responsibilities are robust, and he devotes significant time to his position. He has a deep knowledge of our Company and history and the trust and confidence of the Board that he will appropriately represent the directors’ views, present feedback to management and monitor that the feedback is appropriately addressed. Mr. Walter was reelected Lead Independent Director in February 2017 by the independent directors upon the recommendation of the Nominating and Governance Committee. He has served in this role since 2011.

Our Board Chairman	Our Lead Independent Director
●Draws on his knowledge of our business, operations, industry and competitive developments, key customers and business partners in setting the agenda and focusing board discussions

●Presents our message and strategy to shareholders, employees, regulators, customers and the public. Communicates feedback from these stakeholders to directors in a timely and open manner

●Provides timely, open and transparent communication of significant matters to directors

●Calls special meetings of directors when necessary and otherwise updates board members between meetings through one-on-one or group phone calls

●Ensures that he is available to all directors between meetings

●Leads meetings in a way that generates healthy debate and exchange of viewpoints from all directors so that board meetings are productive group discussions

●Communicates to the entire organization the culture of integrity and ethical behavior that the Board expects

●Meets regularly with the Lead Independent Director to receive feedback from the Board, set agendas and discuss board functioning

●Engages with shareholders and analysts

●Meets with key regulators

●Evolves his role as circumstances change and devotes significant time to understanding our business and key developments and reaching out to the Chairman and other directors between meetings

●Presides at all meetings of the Board at which the Chairman is not present. Leads non-management director executive sessions at every regular board meeting and sessions of the independent directors, presents feedback to the CEO and makes sure that feedback is appropriately addressed

●Has the authority to call meetings of the independent directors

●Serves as liaison between the Chairman and the independent directors. Works with the Chairman to make sure that all director viewpoints are considered and that decisions are appropriately made

●Approves information sent to the Board

●Approves meeting agendas for the Board

●Approves meeting schedules to ensure that there is sufficient time for discussion of all agenda items

●Meets with directors between meetings

●Engages with shareholders

●Performs such other duties as the independent directors may designate from time to time

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Our Board's Role and Responsibilities, Structure and Processes

Our Non-Management Director Executive Sessions

Executive sessions of non-management directors, led by our Lead Independent Director, enable the Board to discuss matters such as strategy, CEO and senior management performance and compensation, succession planning and board effectiveness without management present. Our non-management directors meet in executive session at each regularly scheduled board meeting. Any director may request additional executive sessions of non-management or independent directors. During 2016, our independent directors met in executive session at 8 meetings.

Our Board Evaluation Process

Our Board continually seeks to improve its performance. Conducting a robust self-assessment presents the opportunity to examine the Board’s effectiveness and practices and identify areas for improvement.

Our Board evaluations cover the following areas:

✓	Board effectiveness
✓	Board and committee composition
✓	Satisfaction with the performance of the Chairman
✓	Satisfaction with the performance of the Lead Independent Director
✓	Access to the Chief Executive Officer and other members of senior management
✓	Quality of the board discussions and balance between presentations and discussion
✓	Quality of materials presented to directors
✓	Board and committee information needs
✓	Satisfaction with board agendas and the frequency of meetings and time allocations
✓	Areas where directors want to increase their focus
✓	Board dynamics and culture
✓	Director access to experts and advisors
✓	Satisfaction with the format of the evaluation

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Our Board's Role and Responsibilities, Structure and Processes

The table below summarizes our Board Evaluation process.

1	Corporate Governance Review	2	Annual Board and Committee Evaluations	3	Summary of the Written Evaluations	4	Board and Committee Review
Our Nominating and Governance Committee reviews our Corporate Governance Principles in light of general corporate governance developments and practices suggested by governance organizations and investors, and recommends changes that it believes are appropriate to maintain high standards of governance.

The format is reviewed by the Nominating and Governance Committee.

We currently use a questionnaire that is tailored to address the significant processes that drive board effectiveness.

The questionnaire elicits discussion through open-ended questions.

The Company’s Secretary summarizes the responses, showing trends since the prior year and written comments, which are shared with the Board and committee members. Responses are not attributed to specific individuals to promote candor.

The Chairman of the Nominating and Governance Committee and each committee chair leads discussions of the Board and each committee, using the questionnaire as a guide. Management is not present. Committee chairs report on their evaluations to the full Board.

As an outcome of the discussions, directors deliver feedback to the Chairman of the Board and suggest changes and areas for improvement.

5	Actions
Examples of changes made in response to this process over the years have included:
●Formed the Innovation and Technology Committee to enable a deeper focus in this area
●Enhanced the information regularly provided to directors
●Changed the format of board meetings to enable more time for director discussion with and without the CEO present
●Changed the format of materials to combat “information overload” and to enable directors to focus on the key data
●Increased informal meetings between directors and key executives
●Provided director training on emerging risk areas
●Added international board members and increased the diversity of the Board

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Shareholder Engagement

Shareholder Engagement

Our Board’s Commitment to Shareholder Engagement

Why We Engage

We have embraced a robust shareholder engagement process for many years. Our directors and management recognize the benefits that come from this dialogue. We engage with shareholders throughout the year in order to:

✓	Provide visibility and transparency into our business, our performance and our governance practices
✓	Discuss with our shareholders the issues that are important to them, hear their expectations for us and share our views
✓	Assess emerging issues that may affect our business, inform our decision making, enhance our corporate disclosures and help shape our practices

How We Engage

Investor Relations and Senior Management
We provide institutional investors with many opportunities to provide feedback to our Board and senior management. We participate in:
✓Formal events
✓One-on-one meetings
✓Group meetings throughout the year
To learn more about our engagement with institutional investors, you may visit our investor relations website at http://ir.americanexpress.com.

Outcomes from Investor Feedback
Shareholder feedback is thoughtfully considered and has led to modifications in our executive compensation program, governance practices and disclosures. Some of the actions we have taken in response to shareholder feedback over the last several years include:

✓Adopted proxy access
✓Added performance vesting criteria to our annual restricted stock unit grant
✓Required our CEO to retain a portion of shares granted until after retirement
✓Made changes to our executive compensation peer group
✓Enhanced the process our Compensation and Benefits Committee uses to determine CEO compensation and clarified the CEO’s target and maximum incentive opportunities
✓Enhanced our website disclosures on political contributions and diversity
✓Enhanced our proxy disclosures
✓Amended our Corporate Governance Principles to limit the number of public company boards on which our directors may serve
✓Designed our 2017 Incentive Compensation Plan to reflect evolving shareholder preferences
✓Updated our Corporate Social Responsibility Report and included it on our website

Secretary and Chief Governance Officer
We engage with governance representatives of our major shareholders through in-person meetings and conference calls that occur during and outside of the proxy season. Members of the corporate governance, investor relations and executive compensation groups discuss, among other matters, company performance, emerging governance practices generally and specifically with respect to our Company, the reasons behind a shareholder’s voting decisions at prior meetings, our executive compensation practices and our corporate social responsibility practices.

Board Involvement
We make our Lead Independent Director available for engagement with large shareholders, including participating in joint investor relations and corporate governance meetings. We deliver feedback to our directors regarding these shareholder meetings.

Since January 2016, we have engaged with investors representing over 53 percent of shares outstanding.

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Board Committees

How To Communicate With Our Board

You may communicate with the Board or an individual director by letter, email or telephone, directed in care of the Company’s Secretary, who will forward your communication to the intended recipient. However, at the discretion of the Secretary, unsolicited advertisements or invitations to conferences or promotional material may not be forwarded.

If you wish to communicate a concern about our financial statements, accounting practices or internal controls, please direct your concern to the Chair of the Audit and Compliance Committee. If the concern relates to our governance practices, business ethics or corporate conduct, it should be directed to the Chair of the Nominating and Governance Committee or the Lead Independent Director. Matters relating to executive compensation may be directed to the Chair of the Compensation and Benefits Committee. If you are unsure of the category to which your concern relates, you may communicate it to any one of the independent directors, to the Lead Independent Director or to the Chairman.

Please direct such communications in care of the Secretary as follows:

Carol V. Schwartz Secretary and Chief Governance Officer American Express Company 200 Vesey Street New York, NY 10285 (212) 640-2000 corporatesecretarysoffice@aexp.com

Board Committees

Board Committee Responsibilities

Audit and Compliance Committee

Members:
John J. Brennan
Ralph de la Vega
Anne L. Lauvergeon
Michael O. Leavitt
Daniel L. Vasella (Chair)

Independence:
Each member of the
Committee is independent
and financially literate

Audit Committee Financial
Expert: Mr. Brennan meets
the requirements as defined
by SEC rules

Meetings in Fiscal Year
2016: 12

RESPONSIBILITIES:
●Assists the Board in its oversight of the integrity of our financial statements and financial reporting processes, and internal and external auditing, including the qualifications and the independence of the independent registered public accounting firm, the performance of the Company’s internal audit services function, the integrity of our systems of internal control over financial reporting, and legal and regulatory compliance. See page 41 under Report of the Audit and Compliance Committee for additional information regarding the duties of the Committee with respect to oversight of our financial reporting process

●Appoints, replaces, reviews and evaluates the qualifications of the Company’s independent registered public accounting firm

●Oversees the process for the receipt, retention and treatment, on a confidential basis, of complaints we receive regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters

●Reviews and discusses reports from management regarding significant reported ethics violations under our code of conduct and other corporate governance policies

●Meets regularly in executive session with management, the Company’s General Auditor, the Company’s independent registered public accounting firm and the Company’s Chief Compliance Officer

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Board Committees

Compensation and Benefits Committee

Members: Ursula M. Burns Peter Chernin Samuel J. Palmisano Robert D. Walter (Chair) Ronald A. Williams Independence: Each member of the Committee is independent Meetings in Fiscal Year 2016: 4
RESPONSIBILITIES:
●Oversees the compensation of our executive officers and designated key employees

●Oversees our employee compensation plans and arrangements and employee benefit plans

●Approves an overall compensation philosophy and strategy for the Company and its executive officers, including the selection of performance measures aligned with our business strategy, and the review of our compensation practices so that they do not encourage imprudent risk taking

●Evaluates potential conflicts of interest with respect to its advisors

Compensation and Benefits Committee Interlocks and Insider Participation:
None of the current members of the Committee is a former or current officer or employee of the Company or any of its subsidiaries. None of them has any relationship required to be disclosed under this caption under the rules of the SEC.

Innovation and Technology Committee

Members: Charlene Barshefsky Ralph de la Vega Michael O. Leavitt Theodore J. Leonsis (Chair) Meetings in Fiscal Year 2016: 4
RESPONSIBILITIES:
●Assists the Board in its oversight of strategic innovation and technology initiatives

●Reviews our digital and technology strategy, our transformation initiatives and our digital product innovations

●Reviews metrics on innovation and digital and technology developments and technology progress

Nominating and Governance Committee

Members: Peter Chernin (Chair) Samuel J. Palmisano Daniel L. Vasella Robert D. Walter Ronald A. Williams Independence: Each member of the Committee is independent Meetings in Fiscal Year 2016: 7
RESPONSIBILITIES:
●Considers and recommends candidates for election to the Board

●Advises the Board on director compensation

●Oversees the annual performance evaluation process for the Board and Board committees

●Advises the Board on corporate governance and board leadership

●Discusses feedback from shareholders regarding governance practices and advises on shareholder engagement practices

●Administers the Related Person Transaction Policy

●Supports the Board with respect to management succession planning

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CORPORATE GOVERNANCE AT AMERICAN EXPRESS
Compensation of Directors

Public Responsibility Committee

Members: Charlene Barshefsky (Chair) Anne L. Lauvergeon Theodore J. Leonsis Richard C. Levin Meetings in Fiscal Year 2016: 3
RESPONSIBILITIES:
●Reviews legislation, regulations and policies affecting us, our philanthropic programs, our political action committee, our corporate political contributions and our government relations activities

●Reviews legislation, regulations and policies affecting the communities in which we operate and our environmental and social programs and practices

Political Engagement Activities: We communicate with policymakers on public policy issues important to the Company. In addition to our advocacy efforts, we participate in the political process through the American Express Political Action Committee (AXP PAC) and through corporate political contributions in those jurisdictions where it is permissible to do so. AXP PAC is funded solely by voluntary employee contributions and does not contribute to presidential campaigns. We maintain comprehensive compliance procedures to ensure that our activities are conducted in accordance with all relevant laws, and management regularly reports to the Public Responsibility Committee regarding its engagement in the public policy arena and its political contributions. Information regarding our Company’s political activities, including U.S. political contributions, may be found at http://about.americanexpress.com/news/pap.aspx.

Risk Committee

Members: John J. Brennan Ursula M. Burns Richard C. Levin Daniel L. Vasella Ronald A. Williams (Chair) Independence: Each member of the Committee is independent Meetings in Fiscal Year 2016: 8
RESPONSIBILITIES:
●Assists the Board in its oversight of the Company’s enterprise-wide risk management framework and the policies and procedures established by management to identify, assess, measure and manage key risks facing the Company

●Assists the Board in its oversight of management’s execution of capital management, liquidity planning and resolution planning

●Meets regularly in executive session with the Company’s Chief Risk Officer.

Please see “How our Board Oversees Risk Management” on pages 24-25 for additional information regarding the activities of the Committee

Compensation of Directors

The Nominating and Governance Committee reviews director compensation. The Committee’s objectives are to compensate our directors in a manner that attracts and retains highly qualified directors and aligns the interests of our directors with those of our long-term shareholders. In 2016, the Committee engaged an independent compensation advisory firm, Semler Brossy Consulting Group, to assist the Committee in its review of the competitiveness and structure of the Company’s non-management director compensation.

This review included a benchmark of our director compensation against the 20 companies that our Compensation and Benefits Committee examines as a source of benchmarking data when examining the competitiveness of our executive compensation practices, as well as the S&P 100 and certain financial institutions. After completing its review, the Nominating and Governance Committee determined not to change the amount or form of director compensation.

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Compensation of Directors

The following table provides information on the 2016 compensation of non-management directors who served for all or a part of 2016. We reimburse directors for reasonable out-of-pocket expenses attendant to their board service.

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	All Other Compensation (3)	Total
Charlene Barshefsky	$115,000	$165,000	$74,062	$354,062
Ursula M. Burns	$125,000	$165,000	$75,450	$365,450
Peter Chernin	$130,000	$165,000	$38,917	$333,917
Ralph de la Vega	$90,000	$165,000	$1,834	$256,834
Anne L. Lauvergeon	$120,000	$165,000	$13,664	$298,664
Michael O. Leavitt	$120,000	$165,000	$14,535	$299,535
Theodore J. Leonsis	$115,000	$165,000	$22,846	$302,846
Richard C. Levin	$120,000	$165,000	$42,200	$327,200
Samuel J. Palmisano	$110,000	$165,000	$12,248	$287,248
Daniel L. Vasella	$160,000	$165,000	$18,106	$343,106
Robert D. Walter	$160,000	$165,000	$66,096	$391,096
Ronald A. Williams	$168,750	$165,000	$62,072	$395,822

(1)	Annual Retainers. For service in 2016, we paid non-management directors an annual retainer of $95,000 for board service and an additional annual retainer of $20,000 to members (including the Chairs) of the Audit and Compliance and Risk Committees, $10,000 to members (including the Chair) of the Compensation and Benefits Committee and $5,000 to members (including the Chairs) of the Innovation and Technology, Nominating and Governance, and Public Responsibility Committees. We also paid an annual retainer to the Chair of each of the Board committees as follows: Audit and Compliance, Compensation and Benefits, Nominating and Governance and Risk, $20,000; Innovation and Technology and Public Responsibility, $10,000. We pay no fees for attending meetings, but the annual retainer for board service of $95,000 is reduced by $20,000 if a director does not attend at least 75 percent of his or her aggregate board and committee meetings. Our Lead Independent Director also receives an annual retainer of $25,000 (provided that if he or she is also the Chair of the Nominating and Governance Committee, the Lead Independent Director will not receive the annual retainer for service as Chair of that Committee).

All the non-management directors, except for Ms. Burns, deferred all or a portion of their 2016 retainers into a cash account, a share equivalent unit account, or both, under the deferred compensation plan described below in footnote 2.

(2)	Share Equivalent Unit Plan. To align our non-management directors’ annual compensation with shareholder interests, each non-management director is credited with common share equivalent units (SEUs) upon election or reelection at each annual meeting of shareholders. Each SEU reflects the value of one common share. Directors receive additional SEUs as dividend equivalents on the units in their accounts. SEUs do not carry voting rights and must be held at least until a director ends his or her service on the Board. Each SEU is payable in cash equal to the then value of one common share at the time of distribution to the director. On May 2, 2016, the date of last year’s annual meeting, each non-management director elected to the Board was credited with SEUs having a value of $165,000, which consisted of 2,580 SEUs, based on the market price of our common shares for the 15 trading days immediately preceding such date. We report in this column the aggregate grant date fair value of these SEUs in accordance with FASB ASC Topic 718, Compensation – Stock Compensation.

Deferred Compensation Plan for Directors. Non-management directors may defer the receipt of up to 100 percent of their annual cash retainer fees into either: (1) a cash account in which amounts deferred will be credited at the rate of 120 percent of the applicable federal long-term rate for December of the prior year or (2) their SEU account. Under either alternative, directors will receive cash payments and will not receive shares upon payout of their deferrals.

The balances in directors’ SEU accounts at December 31, 2016 are set forth in the table below. These amounts represent the aggregate number of SEUs granted under the Share Equivalent Unit Plan for all years of service as a director, additional units credited as a result of the reinvestment of dividend equivalents and, for directors who participated in the SEU option under our deferred compensation plan for directors, retainer amounts deferred into their SEU account and dividend equivalents thereon.

Name	Number of SEUs
C. Barshefsky	57,370
U.M. Burns	65,349
P. Chernin	34,299
R. de la Vega	3,289
A.L. Lauvergeon	13,944
M.O. Leavitt	7,885
T.J. Leonsis	21,702
R.C. Levin	30,290
S.J. Palmisano	11,633
D.L. Vasella	18,089
R.D. Walter	50,600
R.A. Williams	55,544

(3)	Insurance. We provide our non-management directors with group term life insurance coverage of $50,000. The group life insurance policy is provided to the directors on a basis generally available to all company employees. This column includes the premium paid for such coverage.

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Director and Officer Liability Insurance

Dividend Equivalents. Dividend equivalents are reinvested in additional units for all directors based upon total SEUs held at the time of company quarterly dividend payment dates. This column includes the fair market value of the dividend equivalents received by the directors during 2016 in these amounts: Amb. Barshefsky $66,016; Ms. Burns $75,404; Mr. Chernin $38,871; Mr. de la Vega $1,803; Ms. Lauvergeon $13,618; Gov. Leavitt $6,489; Mr. Leonsis $22,800; Mr. Levin $34,154; Mr. Palmisano $12,202; Dr. Vasella $18,060; Mr. Walter $58,050; and Mr. Williams $62,026.

Directors’ Charitable Award Program. We maintain a Directors’ Charitable Award Program for directors elected prior to July 1, 2004. To fund this program, we purchased joint life insurance on the lives of participating directors, including Mr. Chenault. The death benefit of $500,000 funds a donation to a charitable organization that the director recommends. The Company paid no premiums in 2016.

Matching Gift Program. Directors are eligible to participate in the Company’s Matching Gift Program on the same basis as company employees. Under this program, the American Express Foundation matches gifts to approved charitable organizations up to $8,000 per calendar year. This column includes the amounts matched with respect to calendar year 2016.

Director and Officer Liability Insurance

We have an insurance program in place to provide coverage for director and officer liability and for fiduciary liability arising from employee benefit plans we sponsor. The coverage for director and officer liability provides that, subject to the policy terms and conditions, the insurers will: (i) reimburse us when we are legally permitted to indemnify our directors and officers; (ii) pay losses, including settlements, judgments and legal fees, on behalf of our directors and officers when we cannot indemnify them; and (iii) pay our losses resulting from certain securities claims. The fiduciary liability portion of the program covers: us, our employee benefit plans and the directors, trustees and employees who serve as fiduciaries for our employee benefit plans. Subject to the policy terms and conditions, it covers losses from alleged breaches of fiduciary or administrative duties, as defined in the Employee Retirement Income Security Act of 1974 or similar laws or regulations. A portion of the program is blended with certain other insurances covering the Company.

Effective from November 30, 2016 to November 30, 2017, this insurance is provided by a consortium of insurers. ACE American Insurance Company is the lead insurer. XL Specialty Insurance Company, Illinois National Insurance Company, Allied World Assurance Company Ltd., Freedom Specialty Insurance Company, Continental Casualty Company, Everest National Insurance Company, American International Reinsurance Company Ltd., Markel Bermuda Ltd., Starr Indemnity and Liability Company, National Liability & Fire Insurance Company and QBE Insurance Corporation provide excess coverage. The program also includes supplemental layers dedicated exclusively to providing coverage for directors and officers when we cannot indemnify them. The supplemental layers are provided by XL Specialty Insurance Company, Zurich American Insurance Company, Federal Insurance Company, Illinois National Insurance Company, Freedom Specialty Insurance Company, Continental Casualty Company, Everest National Insurance Company, U.S. Specialty Insurance Company, Travelers Casualty & Surety Company of America, Starr Indemnity and Liability Company, Allied World Assurance Company Ltd., American International Reinsurance Company Ltd., Chubb Bermuda Insurance Ltd. and certain Lloyd’s of London syndicates. We expect to obtain similar coverage upon expiration of the current program. The annual premium for the program is approximately $4.5 million.

Certain Relationships and Transactions

In the ordinary course of our business, we engage in transactions, arrangements and relationships with many other entities, including financial institutions and professional organizations. Some of our directors, director nominees, executive officers, greater than 5 percent shareholders, and their immediate family members (each, a Related Person) may be directors, officers, partners, employees or shareholders of these entities. We carry out transactions with these entities on customary terms and, in many instances, these Related Persons may not have knowledge of them. To the Company’s knowledge, since January 1, 2016, no Related Person has had a material interest in any of our ongoing business transactions or relationships except as described below.

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Certain Relationships and Transactions

Our Related Person Transaction Policy

Our written Related Person Transaction Policy governs company transactions, arrangements and relationships involving more than $120,000 in which a Related Person has a direct or indirect material interest (Related Person Transactions). Under the policy, Related Person Transactions must be approved by the Nominating and Governance Committee. The Committee will only approve a transaction if, after reviewing the relevant facts and circumstances, it determines that the transaction is consistent with the best interests of the Company. In the event we become aware of a Related Person Transaction that was not pre-approved under the policy, the Committee will consider the options available, including ratification, revision or termination of the transaction. The policy does not supersede any other company policy or procedure that may apply to any Related Person Transaction, including our Corporate Governance Principles and codes of conduct.

The Company’s Secretary is responsible for assisting the Nominating and Governance Committee in carrying out its responsibilities, and management is required to present to the Committee the material facts of any transaction that it believes may require review. In cases where it is impracticable or undesirable to delay a decision on a proposed transaction until the next meeting of the Committee, the Chair of the Committee may review and approve the transaction and then report any approval to the full Committee at its next regularly scheduled meeting. If a matter before the Committee involves a member of the Committee, the member must be recused and may not participate in deliberations or vote on the matter.

Pre-Approved Categories of Related Person Transactions

The Nominating and Governance Committee has pre-approved the following categories of transactions as being consistent with the best interests of the Company. These categories, which may constitute Related Person Transactions, are:

●	Executive officer compensation arrangements approved by the Board or the Compensation and Benefits Committee
●	Non-employee director compensation approved by the Board or the Nominating and Governance Committee
●	Director and officer insurance payments and indemnification payments made in accordance with the Company’s charter or by-laws
●

Transactions in the ordinary course of business with entities at which a Related Person is a director, executive officer, employee and/or a less than 10 percent beneficial owner, provided the amounts involved do not exceed the greater of $1 million or 1 percent of the other entity’s annual revenues

●	Transactions in which the rates or charges are determined by competitive bids
●

Contributions by the Company or the American Express Foundation to a charitable organization at which a Related Person serves as a director, executive officer and/or trustee, provided that the aggregate annual amount of such contributions, excluding contributions under the Company’s gift match program and contributions under the Company’s Directors’ Charitable Award Program, do not exceed the lesser of $1 million or 2 percent of the organization’s total annual revenues

●	Use of the Company’s products and services on terms and conditions similar to those available to other customers or employees generally in similar circumstances or of like credit-worthiness and
●	Transactions in which all shareholders receive the same benefits on a pro-rata basis

Related Party Transactions

Our executive officers and directors may from time to time take out loans from certain of our subsidiaries on the same terms that these subsidiaries offer to the general public. For example, our two U.S. card-issuing banks may extend credit to our directors and executive officers under our charge or lending products. All indebtedness from these transactions is in the ordinary course of our business and is on the

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CORPORATE GOVERNANCE AT AMERICAN EXPRESS
Corporate Responsibility at American Express

same terms, including interest rates and collateral, in effect for comparable transactions with other people. Such indebtedness involves normal risks of collection and does not have features or terms that are unfavorable to our subsidiaries. Our executive officers and directors may also have transactions with us involving other goods and services, such as travel services and investments in deposit products offered by subsidiaries of the Company. These transactions are also in the ordinary course of our business, and we provide them on terms that we offer to our customers generally. Occasionally, we may have employees who are related to our executive officers, directors or director nominees. We compensate these individuals in a manner consistent with our practices that apply to all employees. The adult son of Mr. John Hayes, a former executive officer, is employed by the Company in a non-executive position and received compensation in 2016 of between $143,000 and $211,000. The compensation and other terms of employment of Mr. Hayes’ son are determined on a basis consistent with the Company’s human resources policies.

Certain executive officers, directors and members of their immediate families are directors, employees or have equity interests in companies with whom the Company has entered into ordinary course business relationships from time to time and with whom the Company may enter into additional ordinary course business relationships. These may include ordinary course merchant acceptance relationships pursuant to which these companies accept our charge and credit card products and pay us fees when their customers use these cards, as well as use of the Company’s cards and financial and other products and services, including extensions of credit, on terms and conditions similar to those available to other customers generally. From time to time, we may enter into joint marketing or other relationships with one or more of these companies in the ordinary course that encourage customers to apply for and use our cards. We also may provide ordinary course commercial card and bill payments services or business insights to some of these companies, for which these companies pay fees to us. We may engage in other commercial transactions with these companies, and pay or receive fees in those transactions. We have a number of similar ordinary course relationships with Berkshire Hathaway Inc. and its subsidiaries. We have also purchased insurance and other products from subsidiaries of Berkshire Hathaway Inc. in the ordinary course of business and on arm’s-length terms.

Corporate Responsibility at American Express

Community

At American Express, we believe that serving our communities is not only integral to running a business successfully, it is one of our responsibilities as citizens of the world. The mission of our corporate social responsibility program is to bring to life the American Express value of good corporate citizenship by supporting communities in ways that enhance the Company’s reputation with employees, customers, business partners and other stakeholders. We do this by supporting visionary nonprofit organizations that are:

●	Preserving and sustaining unique historic places for the future
●	Developing new nonprofit leaders for tomorrow
●	Encouraging community service where our employees and customers live and work

We realize the importance of preserving cultural assets around the world and, over the years, American Express has contributed more than $65 million to historical preservation-related projects. To commemorate the 100th Anniversary of the National Park Service, we partnered with the National

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Corporate Responsibility at American Express

Trust for Historic Preservation and National Geographic Society on a unique public awareness campaign, Partners in Preservation: National Parks, which engaged 1.1 million community participants. Through this campaign, American Express provided financial support to preserve historic sites at several National Parks, including Yellowstone, the Grand Canyon, the Smoky Mountains and Yosemite, to name a few.

Recognizing the difference that effective leadership can make, we also support programs that help nonprofit groups develop talent within their organizations so they are better prepared to tackle the important issues of today and tomorrow. In 2016, American Express supported the training of nearly 6,000 emerging nonprofit leaders through grants to over 100 nonprofit organizations worldwide totaling over $8 million. Additionally, in an effort to scale leadership development, we reached over 78,000 leaders through online programs. By helping nonprofits increase their capacity to engage the public and our employees as volunteers, we have mobilized hundreds of thousands of volunteers across the globe. These projects address a wide range of causes including environmental stewardship, access to education, health and wellness, youth mentoring and efforts to supply basic needs in underserved communities. Included in these efforts are the Company’s programs that engage our employees in charitable giving and community service.

In 2016, our volunteer program — Serve2Gether — engaged over 16,000 volunteer employees resulting in over $4 million in donated time and talent. Our employee giving campaign — Give2Gether — resulted in over $9 million in support to over 6,000 charitable organizations in the United States, Canada and India. Through Serve2Gether Consulting, which engages our employees in short-term pro bono consulting projects, we delivered over 11,000 hours of consulting service valued at over $1.7 million to nonprofit organizations and social entrepreneurs worldwide.

We also have a long history of helping people in times of trouble. American Express and its employees have provided humanitarian relief to victims of disasters — including wildfires, floods, earthquakes, tsunamis and other disasters. In the last decade, American Express has provided assistance for over 50 disasters in more than 35 countries, including Japan, Haiti, the Philippines and the northeastern United States following Superstorm Sandy.

Environment

In the past few years, we have taken measurable actions to reduce our global carbon footprint, optimize the efficiency and sustainability of our workplace, support our customers in reducing their own environmental footprints and encourage our suppliers and employees to act in more sustainable ways. For example, we reduced our carbon emissions by 27.5 percent between 2007 and 2012. Building on this achievement, American Express committed to reducing absolute greenhouse gas emissions by 10 percent globally (vs. 2011 baseline) by the end of 2016. We will be publishing the results of that effort later this year. Other programs and achievements in 2016 include:

●	Improving the efficiency and environmental profile of our buildings: more than 50 percent of our global real estate portfolio is green-building certified
●	Investing in renewable energy: we purchased more than 150,000 million kilowatt hours of green power and 100 percent of the electricity powering our Data Centers was carbon-free
●	Reducing paper usage in our business processes and sourcing environmentally preferable paper, electronics and other commodities
●	Engaging employees in our environmental responsibility programs

We have also been recognized for our progress in this sustainability journey:

●	American Express ranked 63rd among the top U.S. green companies in the 2016 Newsweek Green Ranking
●	The Environmental Protection Agency has recognized American Express as a top user of sustainable energy in the United States since 2014

Learn More About Corporate Responsibility at American Express.
You may visit our corporate website at http://about.americanexpress.com/csr to learn how we, together with our Card Members and shareholders, are making a difference in our communities.

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AUDIT COMMITTEE MATTERS

ITEM 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit and Compliance Committee has sole authority to appoint and replace the Company’s independent registered public accounting firm, which shall report directly to the Committee, and is directly responsible for its compensation and oversight of its work. In February 2017, the Committee reappointed PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm for 2017.

We are asking you to ratify this appointment. If shareholders fail to ratify the appointment, the Committee will consider it a direction to consider other accounting firms for the subsequent year. One or more representatives of PwC will be present at the meeting, will be given the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

ITEM 2 RECOMMENDATION: Our Board of Directors recommends that you vote FOR the following resolution:

RESOLVED, that the appointment by the Audit and Compliance Committee of the Company’s Board of Directors of PricewaterhouseCoopers LLP, as independent registered public accounting firm for the Company, to audit the accounts of the Company and its subsidiaries for 2017, is ratified and approved.

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AUDIT COMMITTEE MATTERS
Item 2 — Ratification of Appointment of Independent Registered Public Accounting Firm

Actions Taken by the Committee to Support its Recommendation

AREAS OF FOCUS	ACTIONS
Committee charter requires a detailed review of the independent audit firm including as compared to other firms at least every 10 years

PwC has been our independent auditor since 2005. This review, conducted in 2014, assessed PwC’s performance across the following criteria: professional expertise, audit engagement team performance, communications, independence and objectivity, and fees. A wide range of internal stakeholders were surveyed and asked to comment generally, identify areas for recognition and improvement, and indicate how PwC’s performance was trending over time. PwC’s audit fees were benchmarked against other firms based on publicly available data. The positive results of the review resulted in the decision to continue to engage PwC and also identified several areas with opportunity for improvement that were discussed with PwC.

PwC’s objectivity and independence

Reviews relationships between PwC and American Express that may reasonably be thought to bear on independence and reviews PwC’s annual affirmation of independence. Recognizing that independence and objectivity can be compromised by an auditor’s provision of non-audit services, the Committee has approved a management policy that limits PwC’s provision of services other than audit and audit-related services except when there is a compelling rationale.

Quality of PwC’s auditing practices and PwC’s commitment to quality, efficiency and adding value

Reviews issues raised by the Public Company Accounting Oversight Board (PCAOB) reports on PwC, PwC’s internal quality control procedures and results of PwC’s most recent quality control reviews, as well as issues raised by recent governmental investigations. Discusses PwC’s quality initiatives and the steps PwC is taking to enhance the quality and efficiency of its audits with the lead engagement partner and with the PwC senior relationship partner assigned to American Express.

PwC’s performance as auditor

Discusses and comments on PwC’s audit plan and strategy for the audit, including the objectives, overall scope and structure, the resources provided and available at the firm, and the Committee’s expectations. Receives periodic updates from the lead engagement partner on the status of the audit and areas of focus by PwC.

Performance of lead engagement partner

Committee chair is directly involved in selecting the lead engagement partner. During the year, the Committee chair meets one-on-one with the lead engagement partner to promote a candid dialogue and the Committee meets in executive session with the lead engagement partner to discuss the progress of the audit and any audit issues, deliver Committee feedback and discuss any other relevant matters.

PwC’s communications with the Committee	Committee gives feedback to the lead engagement partner on the clarity, thoroughness and timeliness of PwC’s communications to the Committee.
Terms of the engagement and audit fees	Committee reviews the engagement letter and approves PwC’s audit and non-audit fees.

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AUDIT COMMITTEE MATTERS
PricewaterhouseCoopers LLP Fees and Services

PricewaterhouseCoopers LLP Fees and Services

Fees for 2016 and 2015

The following table sets forth the aggregate fees billed or to be billed by PwC for each of the last two fiscal years (in thousands):

Types of Fees	Fiscal 2016	Fiscal 2015
Audit Fees	$22,885	$21,844
Audit-Related Fees(1)	3,829	3,454
Tax Fees	8	8
All Other Fees	110	50
Total	$26,832	$25,356

(1)	PwC performs the audit of the Company’s pension plans for Switzerland and Hong Kong where the fees are paid by the respective plan. These fees are not included in Audit-Related Fees since they were not paid by the Company. The total fees for these two audits in each of 2016 and 2015 were $31K for each year.

In the table above, in accordance with SEC rules, “Audit Fees” consist of fees for professional services rendered for the integrated audit of our financial statements, review of the interim consolidated financial statements included in quarterly reports, and services provided in connection with statutory and regulatory filings or engagements and other attest services. “Audit-Related Fees” consist of fees for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements. The services included employee benefit plan audits, internal control reviews, attest services not required by statute or regulation, and consultations on financial accounting and reporting matters not classified as audit. “Tax Fees” consist of fees for professional services rendered for tax compliance and tax consulting services. “All Other Fees” are fees for any services not included in the first three categories.

Policy on Pre-Approval of Services Provided by PricewaterhouseCoopers LLP

The terms of our engagement of PwC are subject to the pre-approval of the Audit and Compliance Committee. All audit and permitted non-audit services require pre-approval by the Committee in accordance with pre-approval procedures established by the Committee. In accordance with SEC rules, the Committee’s pre-approval procedures have two different approaches to pre-approving audit and permitted non-audit services performed by PwC. Proposed services may be pre-approved pursuant to procedures established by the Committee that are detailed as to a particular class of service without consideration by the Committee of the specific case-by-case services to be performed if the relevant services are predictable and recurring.

We refer to this pre-approval method as “general pre-approval.” If a class of service has not received general pre-approval, the service will require specific pre-approval by the Committee before such service is provided by PwC. All services provided by our independent registered public accounting firm have been pre-approved in accordance with these procedures. The procedures require all proposed engagements of PwC for services of any kind to be directed to the Company’s Controller and then submitted for approval to the Committee (or, should a time-sensitive need arise, to its Chair) prior to the beginning of any services.

40 | AMERICAN EXPRESS COMPANY

AUDIT COMMITTEE MATTERS
Report of the Audit and Compliance Committee

Other Transactions with PricewaterhouseCoopers LLP

We have a number of business relationships with individual member firms of the worldwide PwC organization. Our subsidiaries provide card services to some of these firms and these firms pay fees to our subsidiaries. These services are in the normal course of business, and we provide them pursuant to arrangements that we offer to other similar clients.

Report of the Audit and Compliance Committee

A role of the Audit and Compliance Committee is to assist the Board in its oversight of the Company’s financial reporting process. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting. PwC is responsible for auditing the Company’s financial statements and its internal control over financial reporting, in accordance with the standards of the PCAOB, and expressing opinions as to the conformity of the financial statements with accounting principles generally accepted in the United States and the effectiveness of internal control over financial reporting.

In the performance of its oversight function, the Audit and Compliance Committee has reviewed and discussed with management and PwC the Company’s audited financial statements. The Audit and Compliance Committee also has discussed with PwC the matters required to be discussed by Auditing Standard No. 16, as adopted by the PCAOB, relating to communications with audit committees. In addition, the Audit and Compliance Committee has received from PwC the written disclosures and letter required by applicable requirements of the PCAOB regarding PwC’s communications with the Committee concerning independence, has discussed with PwC their independence from the Company and its management, and has considered whether PwC’s provision of non-audit services to the Company is compatible with maintaining the firm’s independence.

The Audit and Compliance Committee discussed with the Company’s General Auditor and PwC the overall scope and plan for their respective audits. Internal Audit is responsible for preparing an annual audit plan and conducting internal audits under the direction of the Company’s General Auditor, who is accountable to the Audit and Compliance Committee. The Audit and Compliance Committee met with each of the General Auditor, the Controller and PwC, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. In addition, the Audit and Compliance Committee met with the Chief Executive Officer and Chief Financial Officer of the Company to discuss the processes that they have undertaken to evaluate the accuracy and fair presentation of the Company’s financial statements and the effectiveness of the Company’s systems of disclosure controls and procedures and internal control over financial reporting.

Based on the reviews and discussions referred to above, the Audit and Compliance Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the SEC.

Audit and Compliance Committee

Daniel L. Vasella, Chairman
John J. Brennan
Ralph de la Vega
Anne L. Lauvergeon
Michael O. Leavitt

2017 PROXY STATEMENT | 41

EXECUTIVE COMPENSATION

ITEM 3

ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION (SAY ON PAY)

Pursuant to regulations under Schedule 14A of the Securities Exchange Act of 1934, we are asking you to approve, on an advisory basis, the compensation of American Express’s named executive officers disclosed in the Compensation Discussion and Analysis (CD&A), the Summary Compensation Table and the related compensation tables, notes and narrative in this proxy statement.

Our Board believes that the compensation of our executive officers is aligned with performance, is sensitive to our share price, appropriately motivates and retains our executives, and is a competitive advantage in attracting and retaining the high caliber of executive talent necessary to drive our business forward and build sustainable value for our shareholders. We believe our executive compensation program delivers pay which is strongly linked to company performance over time.

We engage with shareholders throughout the year, including discussing our compensation program and practices, and we also obtain feedback through this annual say on pay vote. Although this advisory vote is non-binding, the results of this vote and the views expressed by our shareholders in these discussions will inform the Compensation and Benefits Committee’s future decisions about our executive compensation. If shareholders approve our recommendation to continue with annual say on pay voting, our next say on pay vote will occur at the 2018 annual meeting.

ITEM 3 RECOMMENDATION: Our Board of Directors recommends that you vote FOR the following advisory resolution:

RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is approved.

42 | AMERICAN EXPRESS COMPANY

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

COMPENSATION DISCUSSION AND ANALYSIS

Our Compensation Discussion and Analysis (CD&A) describes our executive compensation programs and compensation decisions in 2016 for our Named Executive Officers (NEOs), who for 2016 were:

Name	Title
Kenneth I. Chenault	Chairman and Chief Executive Officer
Stephen J. Squeri	Vice Chairman
Jeffrey C. Campbell	Executive Vice President and Chief Financial Officer
Laureen E. Seeger	Executive Vice President and General Counsel
Douglas E. Buckminster	President, Global Consumer Services

44	1. 2016 IN SUMMARY: CEO PAY DECISIONS
44-46	2. HOW OUR PAY PROGRAM LINKS TO OUR BUSINESS STRATEGY
	44	Compensation Strategy
	45	Elements of Total Direct Compensation
	46	Setting incentive plan goals
46-52	3. 2016 PAY OUTCOMES
	46	2016 Company Performance
	48	2016 CEO Performance Against Annual Goals
	49	Awarded Total Direct Compensation (TDC) for CEO in 2016
	50	CEO Pay – Awarded TDC (January 2014 – January 2016) and Realizable Compensation Comparison
	50	Other Named Executive Officers’ Awarded TDC
53	4. DETERMINATION OF LTIA PAYOUTS FOR AWARDS MADE IN PRIOR YEARS
	53	Performance RSUs Awarded in January 2014-Vesting Based on 2014-2016 Performance
	53	Portfolio Grant Awarded in January 2014-Vesting Based on 2014-2016 Performance
54-61	5. COMPENSATION AND BENEFITS COMMITTEE: GOVERNANCE AND PRACTICES
	55	Shareholder Engagement and its Influence on Our Programs
	55	Changes for 2017 - Updates to Annual Incentive Program
	56	Key Compensation Practices – What We Do and Don’t Do
	57	Assessing Competitive Positioning
	58	Other Policies and Guidelines
	60	Post-Employment Compensation
	61	Note Regarding 2016 TDC Decisions and Summary Compensation Table
	61	Glossary of Key Compensation Terms

2017 PROXY STATEMENT | 43

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

1. 2016 In Summary: CEO Pay Decisions

American Express closed 2016 with strong progress against our three priorities for 2016 and 2017: (1) accelerating revenue growth; (2) optimizing investments; and (3) resetting our cost base. Highlights for 2016 include:

●	Diluted EPS was $5.65 (including the gain from our sale of the Costco portfolio); excluding restructuring charges, adjusted EPS was $5.93, which exceeded our initial guidance of $5.40 - $5.70[1]
●	Revenue performance improved sequentially in the fourth quarter as a result of a record number of new card acquisitions, growth in loans and a growing number of merchants accepting our cards globally
●	We made significant progress in removing $1 billion from our overall cost base by the end of 2017, on a run rate basis
●	We made a record level of investments in marketing and promotion and enhanced our Card Member value proposition to support sustainable future revenue growth

Due to this strong performance, the Compensation and Benefits Committee awarded our CEO compensation equal to his target level, $22.0 million.

Recognizing the Company’s strategic reset is ongoing and not yet complete, the Committee decided to reallocate our CEO’s target level bonus from cash into long-term incentives (see page 49). As a result, all of Mr. Chenault’s compensation for 2016, other than his base salary, consisted of performance-contingent, multi-year awards tied to specific financial and operational goals, with the majority being equity-based. Mr. Chenault’s 2016 compensation will therefore be closely tied to the ultimate success of our strategic initiatives and aligned with long-term shareholder outcomes. (See Section 3 for details.)

2. How Our Pay Program Links to Our Business Strategy

Compensation Strategy

Our executive pay program is deliberate, consistent and continues to align with our Company’s business strategy.

●	We align pay with company performance and support a long-term, high performance business model
●	We link most of the pay for senior executives to long-term business strategies and key priorities. The CEO’s pay has added emphasis on long-term and stock-based incentives (91% of CEO’s awarded pay for 2016), with a substantial stockholding requirement (see page 58 for details).

●	We measure performance against challenging markers established before each performance cycle and aligned with our key business priorities
●	We discourage imprudent risk taking by avoiding undue emphasis on any one metric or short-term goal

These principles have served us well for years, and we have adapted them in response to input from shareholders and regulators, including the Board of Governors of the Federal Reserve System (Federal Reserve).

[1]	Adjusted diluted earnings per share (EPS), a non-GAAP measure, excludes $266 million after-tax restructuring charges ($410 million pre-tax) for the year ended December 31, 2016. Management believes adjusted diluted EPS is useful in evaluating the ongoing operating performance of the Company and the Company’s performance against its 2016 EPS outlook originally provided in the Company’s Q4’15 earnings release on January 21, 2016, at which point restructuring charges and other contingencies were not estimable and thus not included in the outlook. See Appendix A for a reconciliation to EPS on a GAAP basis.

44 | AMERICAN EXPRESS COMPANY

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

Elements of Total Direct Compensation

Variable compensation, which makes up most of NEO pay, covers annual and multi-year performance periods and depends on performance against comprehensive and carefully selected measures. Compensation for 2016 had the following elements:

Base Salary

Base salaries correspond to experience and job scope and provide competitive fixed pay.

Annual Incentive[2]

Performance Measures[3] ●Shareholder (55%) ●Strategic and Transformational (15%) ●Customer (15%) ●Employee (15%)

Long-Term Incentive

Portfolio Grant Award (PG) Payout range 0-125% of target Vests in 3 years (2017-2019) Paid in cash (except for CEO, who has had some or all deferred and payable in equity)

Financial Metrics	Strategic Milestones
Stock Option Award Vests 3 years after grant 10-year term

Net Income[5]
Performance RSU Award (PRSU) Payout range 0-125% of target Vests in 3 years (2017-2019) Ties payout to 3-year performance

ROE[4]

[2]	Historically, all or a portion of the AIA awarded to our CEO has been paid in a form other than cash and has been deferred. Mr. Chenault’s 2016 AIA was earned based on his 2016 performance, but all of the payout was reallocated into long-term incentive awards: a combination of a portfolio grant, performance RSUs and stock options. The portfolio grant is subject to achievement of three-year (2017-19) financial and strategic milestones approved by the Compensation and Benefits Committee in Q1 2017, and the performance RSUs depend on 2017-19 ROE performance. The stock options vest three years after grant, subject to meeting performance conditions, and are exercisable for ten years. All or a portion of our CEO’s AIA earned for performance years 2010 – 2015 was paid in RSUs with additional one-year vesting subject to positive net income. For these 2010-2015 RSU awards, 50% were settled in cash and 50% in shares with 100% of the net shares to be held for one year post retirement.
[3]	Details of performance measures under each of the below categories can be found on page 48.
[4]	Average ROE between 23-27% provides 100% target payout. Details of the applicable payout grid are available on page 53.
[5]	Subject to positive cumulative net income over the vesting period.

2017 PROXY STATEMENT | 45

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

Setting Incentive Plan Goals

The Compensation and Benefits Committee sets comprehensive performance goals annually and remains engaged throughout the year to monitor company strategy and performance toward goals.

Key Steps:

Board reviews competitive environment and business strategy at a two-day offsite in May and at meetings throughout the year

●The Board discusses the business environment as well as regulatory, competitive and technological developments
●The Board reviews company performance against plan and against peers
●Directors are given meaningful updates to business strategy

Management presents the annual financial plan in January; the Committee reviews and approves final incentive plan metrics and goals, which are then approved by the Committee in Q1 of each year

●Management presents company financial data and forward looking guidance
●Based on the above, the Committee sets financial and strategic incentive plan goals calibrated and aligned with Company strategy

The Committee remains engaged throughout the year, evaluates annual performance and determines final payout amounts

●The Committee reviews performance against goals at multiple points
●At the end of the year, it determines incentive payouts according to performance relative to the goals
●It assesses Company performance relative to peers with respect to revenue growth, billings growth and other relevant factors
●A combination of objective and subjective measurements brings rigor to the process while allowing the Committee to account for unforeseen and relevant market, political and other factors

3. 2016 Pay Outcomes

As a part of the annual pay decision process, the Committee considers overall company performance as well as performance against specific pre-established enterprise-wide financial goals, achievement of strategic and transformational initiatives, performance relative to our peers and financial markets, and a risk/control and compliance assessment.

2016 Company Performance

In response to competitive dynamics over the past few years, our leadership team took decisive steps to put American Express in a position of strength. We believe we are appropriately managing our business for the long term while being mindful of the short-term impact of ending certain cobranding relationships. In re-setting the Company’s strategic focus, we identified three priorities for 2016-2017:

●	Accelerating Revenue Growth
●	Optimizing Investments
●	Re-setting the Cost Base

46 | AMERICAN EXPRESS COMPANY

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

The Company made strong progress against these goals in 2016, as evidenced by the following:

		FY’15	FY’16	Key Achievements
Accelerating Revenue Growth	Revenue (in millions)	$32,818 (adj $29,358)[6]	$32,119 (adj $30,926)[6]	●	Acquired 10 million new Card Members
				●	Experienced healthy loan growth
				●	Increased adjusted (excluding Costco-related volumes) worldwide spending on cards
	Total Loans Held for Investment[7] (in millions)	$59,847	$66,726	●	Grew loans while maintaining excellent credit performance
				●	Lending net write-off rates remained best-in-class relative to large issuer peers in the U.S.
Optimizing Investments	Return on Average Equity	24%[8]	26%	●	Continued to leverage strong capital position to return a total of over $5.6 billion of capital to shareholders through buybacks and dividends in 2016
	Earnings Per Share (EPS)	$5.05 (adj $5.38)[9]	$5.65 (adj $5.93)[9]	●	Adjusted diluted EPS of $5.93 (excluding restructuring charges) in line with the raised EPS outlook disclosed in October 2016 and above the initial guidance range given in January 2016
Re-setting the Cost Base	Operating Expenses (in millions)	$11,769	$10,421	●	Operating expenses and total expenses were down versus the prior year, including benefits from gains on the sale of the Costco and JetBlue cobrand card portfolios in 2016 (which were reported as expense reductions)
				●	Accelerated progress on expense reduction throughout the year
				●	Continued investments in service infrastructure, data management and digital capabilities aimed at growing the business

[6]	Adjusted for Costco-related revenues and foreign exchange. Refer to Annex A for a reconciliation.
[7]	Total loans held for investment represents Card Member loans held for investment and Other Loans. Total loans, which also includes Card Member loans held for sale, was $74,947 million for FY’15.
[8]	Excluding a $335 million after-tax charge ($419 million pre-tax) primarily related to the impairment of goodwill and technology assets and restructuring in the prepaid services business, adjusted ROE for FY’15 was 25.6%. Refer to Annex A for a reconciliation.
[9]	Adjusted diluted earnings per share (EPS), a non-GAAP measure, excludes the $335 million after-tax prepaid services business charge ($419 million pre-tax) from 2015 and the $266 million after-tax restructuring charges ($410 million pre-tax) from 2016. Refer to Annex A for a reconciliation of EPS on a GAAP basis.

Our business and financial performance in 2016 enabled us to raise our earnings expectations over the course of the year. We also increased our spending on growth initiatives, particularly during the fourth quarter, to take advantage of the opportunities in the marketplace and position the Company for long-term growth.

We achieved this despite a more challenging competitive and regulatory environment.

Total Shareholder Return
American Express has enjoyed success under its current leadership. Since Mr. Chenault took the helm as CEO (April 23, 2001) to December 31, 2016, the Company’s total shareholder return (TSR)10 of 153% over that period has exceeded both the S&P Financials (48%) and S&P 500 (146%) indices. More recent TSR for American Express has lagged these indices.

[10]	Total Shareholder Return (TSR) is the total return on common shares over a specified period, expressed as a percentage (calculated based on the change in stock price over the relevant measurement period and assuming reinvestment of dividends). Source: Bloomberg (returns compounded daily).

2017 PROXY STATEMENT | 47

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

American Express’s TSR for 2016 was 9%. The share price reacted favorably to the momentum displayed in the second half of the year and also benefitted from the post-election rally that lifted financial sector shares in general. Overall the Company’s TSR has lagged that of the S&P Financials and the S&P 500 indices on a one-, three- and five-year basis.

2016 CEO Performance Against Annual Goals

In determining the CEO’s compensation, the Committee sets and reviews specific targets for the year across financial, strategic and operational objectives.

2016 CEO Performance Against Annual Goals

Shareholder (55%)	Actual	Target
Strategic and Transformational (15%)
●On track to reduce expense base by $1 billion by the end of 2017 on a run rate basis
●Reversal of trial court judgment against the Company in the antitrust action brought by the Department of Justice
●Accelerated Merchant Coverage in a profitable manner – added approximately 1 million new merchant locations in the United States
●Strengthened Card Member Value Proposition – substantial increase in product portfolio through the introduction of new and refreshed products and investment in Membership Rewards experiences
●Made progress in lending growth initiatives
●New transactions, business progress and innovation – we continued to make progress in performance marketing, big data, non-card lending and digital capabilities. Acquired inAuth, a mobile devices authentication company

EPS[11]	$5.65	$5.40-$5.70
Revenue Growth[12]	(1%)	(3%) to (1%)
ROE	26%	25.0% or more
Q4 Adjusted Revenue Exit Momentum (FX adjusted)[13]	Above Target	5%-7%

Customer (15%)
●Amex Net Promoter Score increased by 200 bps in 2016
●Growth in many international markets, including billings growth on an FX-adjusted basis and an increase in international active locations in force

Employee (15%)
●Target talent retention goals were achieved
●Diversity and inclusion measures were achieved at above target
●We continued to be recognized as an Employer of Choice in 20 U.S. surveys (including Fortune, Black Enterprise, and Anita Borg Institute) and internationally in 14 countries

[11]	Adjusted EPS, a non-GAAP measure, was $5.93, which excludes restructuring charges of $266 million ($410 million pre-tax). Please refer to Annex A for a reconciliation to GAAP EPS.
[12]	The growth rate of total revenues net of interest expense, adjusted for FX. Refer to Annex A for reconciliation to GAAP revenue.
[13]	Q4 Adjusted Exit Revenue Momentum, a non-GAAP measure, is our Fourth Quarter 2016 revenue growth over the prior year, adjusted for FX and adjusted for the impact of Costco and JetBlue on the prior year.

48 | AMERICAN EXPRESS COMPANY

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

Performance and Risk Modifiers
The Compensation and Benefits Committee also considered the Company’s performance against peers (e.g., EPS, TSR, write-off rates), as well as the Chief Risk Officer’s assessment and determination that the Company achieved its 2016 results by taking risks within the Company’s risk appetite. Finally, the Committee also considered Mr. Chenault’s leadership contributions and his long track record of success.

Awarded Total Direct Compensation (TDC) for CEO in 2016

The Committee determined to award Mr. Chenault compensation at target, or $22.0 million, the target level for the CEO since 2014.

While acknowledging that the Company exceeded initial expectations and made significant progress in 2016, the Committee also recognized that additional work lies ahead to reset the Company’s trajectory toward profitable growth and high returns. Accordingly, the Committee reallocated Mr. Chenault’s bonus for 2016, $6.625 million, into awards payable over the long term. As a result, other than his base salary, all of Mr. Chenault’s compensation for 2016 consists of performance-contingent, multi-year grants mostly denominated in the Company’s stock. This reinforces the Company’s philosophy to strongly link CEO compensation to future performance and ultimately to shareholder returns. The Committee’s decision is reflected below14:

CEO Compensation for 2016
In millions:

91 percent of TDC awarded for 2016 is deferred and tied to company performance.

[14]	Due to SEC reporting rules, timing differences result in different amounts being allocated in the chart above as compared to the Summary Compensation Table. A reconciliation is shown on page 61.
[15]	The combined equity target value was $8,250,000. Generally, the Compensation and Benefits Committee grants an equal number of stock options and Performance RSUs. The values for the equity compensation elements are approximated in the table above using the January 26, 2016 stock price and Black-Scholes valuation on that date.

2017 PROXY STATEMENT | 49

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

CEO Pay – Awarded Total Direct Compensation (January 2014 – January 2016) and Realizable Compensation Comparison16

Because our pay program is subject to performance against goals and a majority of compensation is denominated in equity, realizable pay can differ meaningfully from the value of the compensation granted. The chart below shows how realizable pay over the past three years has averaged less than the value of the compensation at grant—reflecting both below-target level performance in 2015 and the share price decline.

In the following chart:

●	Target compensation is as specified by the Committee at the start of each year
●	Awarded total direct compensation (awarded TDC) includes salary, AIA earned and the grant date value of long-term incentives granted in January for performance in the prior year[17]
●	Realizable compensation refers to the value in January 2017 of TDC awarded in prior years (Please refer to page 62 for the methodology used to determine realizable compensation)

CEO-Awarded TDC vs. Realizable Compensation (Three-Year Average)

Realizable compensation is 8 percent lower than awarded TDC over the 3-year period while TSR[20] is down by 6 percent, showing a strong link between pay outcomes and Company stock price performance.

In millions:

Other Named Executive Officers Awarded TDC

The Committee uses a similar process to determine compensation for the other NEOs, except that the CEO first develops recommendations based on his assessment of company and individual performance and our pay mix guidelines. The Committee then assesses each NEO’s results, which also support CEO objectives, in light of each business unit and staff group’s risk/control and compliance rating. It also takes note of the Company’s overall performance as described in the discussion of CEO pay above, individual achievements of each NEO against goals set at the start of the year and each NEO’s leadership over the course of the year. The discussion below provides highlights for each of the NEOs.

[16]	This analysis is a supplement and is not a substitute for the Summary Compensation Table presented on page 63.
[17]	See page 33 of the Proxy Statement filed in March 2014 for details on January 2014 Awarded TDC. See page 33 of the Proxy Statement filed in March 2015 for details on January 2015 Awarded TDC. See page 48 of the Proxy Statement filed in March 2016 for details on January 2016 Awarded TDC.
[18]	January 2014 Awarded TDC - $24.40 million; January 2015 Awarded TDC - $25.10 million; January 2016 Awarded TDC - $18.52 million. See footnote 17 for additional details.
[19]	As of January 31, 2017, Realizable Compensation is $19.16 million, $19.68 million and $23.44 million from Awarded TDC in January 2014, January 2015 and January 2016, respectively.
[20]	The Compensation and Benefits Committee makes pay decisions at its meeting at the end of each January (covering pay for the prior fiscal year). Cash incentives are paid in the first quarter following the Committee meeting date, and long-term incentives are granted soon after awards are approved by the Committee. Therefore, for the purposes of this analysis, the Company’s three-year TSR is calculated from January 31, 2014 to January 31, 2017. We use the closing share price on January 31, 2017 ($76.38) given it was the last business day of January 2017.

50 | AMERICAN EXPRESS COMPANY

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

Stephen J. Squeri, Vice Chairman
Mr. Squeri has served as Vice Chairman since July 2015. He is responsible for Global Commercial Services, the global business-to-business group providing payment and expense management solutions to small, mid-sized and large companies around the world. He also oversees Prepaid & Alternative Payments, as well as the Global Services Group, which comprises the Company’s shared services functions including global customer care, credit administration, technology, real estate, procurement and marketing operations. His 2016 achievements included:

●	Delivering solid financial results in business units he led including strong expense management
●	Delivering superior customer service globally, as evidenced by improved customer satisfaction metrics
●	Enabling a number of different capabilities across the Company that drove significant progress against the Company’s business objectives
●	Improving operational efficiency and effectiveness through consolidation of key processes and functions
●	Leading the Company-wide effort to reset the cost base and cut $1 billion in expenses by the end of 2017

Jeffrey C. Campbell, Executive Vice President and Chief Financial Officer
Mr. Campbell has served as Executive Vice President and Chief Financial Officer since August 2013. He is responsible for leading the Company’s Finance and Corporate Development organizations and representing American Express to the financial community. His 2016 achievements included:

●	Assisting in achieving operational cost targets aligned with the Company’s risk-balanced plan
●	Ensuring a strong financial and regulatory reporting control environment
●	Continuing to enhance planning processes consistent with regulatory requirements, while managing the Company’s CCAR and Basel processes to achieve capital, funding and liquidity plans
●	Effectively communicating business and financial information to regulatory bodies and the financial community
●	Exhibiting leadership that improved strategic and financial decisions

Laureen E. Seeger, Executive Vice President and General Counsel
Ms. Seeger has served as Executive Vice President and General Counsel since July 2014. In 2016, she led the Law, Government Affairs, Global Security and Corporate Secretarial functions. Her 2016 achievements included:

●	Vigorously and successfully defending the Company’s interests in litigation
●	Delivering exceptional guidance and leadership to executive management and the Board on legal and governance ramifications of strategic matters
●	Supporting business initiatives such as new product launches and strategic customer agreements and transitions
●	Monitoring, advising business leadership on and championing the Company’s interests with respect to global laws and regulation in a complex environment
●	Ensuring the safety and security of the Company’s global workforce

Douglas E. Buckminster, President, Global Consumer Services
Mr. Buckminster has served as President of Global Consumer Services (GCS) since October 2015. His 2016 achievements included:

●	Delivering strong financial results with progress in the proprietary issuing and network businesses. Drove good results across the cobrand portfolio and re-signed certain key partnerships
●	Restructuring the GCS organization to capture global synergies, drive operating efficiencies and strengthen subject matter expertise in growth areas
●	Reinvigorating service-based differentiation and accelerating the digitization of our core marketing and servicing processes
●	Effectively guiding the GCS organization through executional imperatives (e.g., Costco & JetBlue exits, global regulatory changes)

2017 PROXY STATEMENT | 51

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

NEOs Awarded TDC Decisions ($000s)

The Compensation and Benefits Committee’s TDC decisions for the NEOs for performance year 2016 are presented in the table below21:

A significant portion of the NEOs’ Awarded TDC is tied to future performance of the Company, including stock price performance.

NEO Offer Letters
On joining the Company in May 2014, Ms. Seeger was entitled to a total sign-on cash award of $7,900,000 payable over a period of three years (2015-2017) to replace, in line with external market practices, some of the long-term incentives she forfeited by leaving her prior employer. The second of these payments was made in July 2016.

See the Potential Payments Upon Termination or Change in Control (CIC) table, on pages 72-75, for details.

[21]	Due to SEC reporting rules, timing differences result in different amounts being allocated in the chart above as compared to the Summary Compensation Table. A reconciliation is shown on page 61.
[22]	The NEOs’ performance RSUs are earned based on three-year average (2017-2019) ROE performance. With respect to equity awarded to NEOs (noted above), an equal number of shares were granted in the form of performance RSUs and stock options.

52 | AMERICAN EXPRESS COMPANY

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

4.	Determination of LTIA Payouts for Awards Made In Prior Years

Performance RSUs Awarded in January 2014-Vesting Based on 2014-2016 Performance

Performance RSUs were awarded in January 2014 for the three-year performance period ending December 2016. The awards vest based on the Company’s three-year average ROE performance.

The below chart provides additional details.

3-Year Average ROE	Payout Percent*
≥30%	125%
28%	108%
27%	100%
26.4%	100%	Actual
23%	100%
22%	95%
20%	75%
≤5%	0%

*	Percent of target shares granted.

Given that average ROE for years 2014-2016 was 26.4 percent (29.1 percent for 2014, 24.0 percent for 2015 and 26.0 percent for 2016), the Committee awarded a payout of 100 percent of target. This resulted in the vesting of the following shares for the CEO and other NEOs:

	Target Number of Shares	Shares Vested**
K.I. Chenault	78,361	78,361
S.J. Squeri	26,260	26,260
J.C. Campbell	21,008	21,008
D.E. Buckminster	11,344	11,344
**	In addition to these amounts, deferred dividends were paid on the actual number of shares vested in the first quarter of 2017. Ms. Seeger joined the Company in July 2014 and did not receive a January 2014 Performance RSU award.

Portfolio Grant Awarded in January 2014-Vesting Based on 2014-2016 Performance

The Portfolio Grant (PG) is a program with three-year performance cycles23. Under the program, management is assessed and rewarded for performance against a combination of concrete financial and other shareholder objectives and for results against specific strategic objectives that indicate success in positioning the Company for the future. For the three-year award cycle ending December 31, 2016, the program elements and their weights were:

1. 3-Year Cumulative EPS—20% weighting

2. 3-Year TSR vs. S&P 500—30% weighting

3. Strategic Milestones—50% weighting

Based on its assessment of performance, the Committee determined that performance underachieved objectives and set the payout for the 2014-2016 cycle at 60% of the target award. Specifically:

3-Year Cumulative EPS
The target goal established at the beginning of the three-year cycle was cumulative earnings of $17.89 per share, a level of earnings consistent with the Company’s business plan and management expectations at the start of the performance period. No payout would be earned on this factor for performance below a 4% compound annual growth rate (CAGR), or $15.84 per share. The maximum payout, 125% of target, was set at $19.06 per share, which represented a 14% CAGR.

On a GAAP basis, cumulative earnings were $16.26 per share; however, the Committee deemed it appropriate to consider adjusted financials when determining payout for this factor. On an as-adjusted basis (excluding impairment and restructuring charges)24, the Company earned $16.87 per share over the time period, which would correspond to a 56% payout against target for this factor.

[23]	Participants receive zero percent of the award at threshold level, 100 percent of the award at target level, and 125 percent of the award at maximum level. The payout range for achievement of strategic milestones is 0-125 percent and actual payout is based on actual performance against goals as well as the Compensation and Benefits Committee’s judgment.
[24]	Refer to Annex A for reconciliation of adjustments to GAAP financials.

2017 PROXY STATEMENT | 53

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

3-Year TSR vs. S&P 500
This factor would pay at 100% if the Company’s TSR was equal to the S&P 500 and scaled down to no payout if TSR lagged the index by 9% or more. The maximum payout (125%) would be achieved if the Company’s TSR outperformed the index by 5% or more.

Actual performance over the period lagged the index by 13%, which corresponds to no payout.

Strategic Milestones
The strategic milestones established for this grant covered a range of customer and revenue-generating initiatives, including loyalty coalition revenue, merchant acceptance and customer satisfaction. The range of payouts for achievement against strategic milestones, as with the other elements, is from zero to 125% of target.

The Committee noted considerable success in terms of the growth rate of U.S. merchants accepting the Company’s cards, the growth rate of loyalty coalition revenue and the improving and industry-leading customer satisfaction score. The Committee also noted global expansion in the corporate payments business, the deliberate shift in the Company’s strategy mid-cycle in this award period and management’s progress against new, specific initiatives to accelerate revenue growth in core areas, reset the Company’s cost base and optimize investments. As a result, the Committee determined that management met expectations in its strategic accomplishments.

Final Scoring
The Committee determined that given the shift in the Company’s strategy during the performance period, the strategic accomplishments over the three-year period and the underperformance in earnings (both on a GAAP and as-adjusted basis) and TSR over the 3-year period, the award should pay out at 60% of its targeted amount.

The CEO and other NEOs’ PG 2014-16 grants resulted in the following payouts ($000s) at 60% of target:

	PG 2014-16 Grant Amount	PG 2014-16 (Q1 2017) Payout
K.I. Chenault (See Note below)	$5,125	$3,075
S.J. Squeri	$1,325	$795
J.C. Campbell	$1,500	$900
L.E. Seeger	$1,100	$660
D.E. Buckminster	$900	$540

Note: Mr. Chenault’s payment of $3,075,000 was in the form of RSUs granted in January 2017 that vest one year from the grant date; one-half of RSUs are payable in shares (net shares must be held until one year after retirement) and the other half are payable in cash. Accordingly, the grant amount of these RSUs will be included in the Summary Compensation Table next year in the stock awards column.

The grant amounts of PG 2014-16 were included in the Grants of Plan-Based Awards table in the 2015 Proxy Statement. The cash payouts made in February 2017 (for all NEOs except the CEO) are included in the Summary Compensation Table on page 63 (non-equity incentive plan compensation for 2016).

5.	Compensation and Benefits Committee: Governance and Practices

55	Shareholder Engagement and its Influence on Our Programs
55	Changes for 2017 - Updates to Annual Incentive Program
56	Key Compensation Practices – What We Do and Don’t Do
57	Assessing Competitive Positioning
58	Other Policies and Guidelines
60	Post-Employment Compensation

54 | AMERICAN EXPRESS COMPANY

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

Shareholder Engagement and its Influence on Our Programs

Shareholder Feedback/Consideration of 2016 Advisory Vote on Executive Compensation

We have benefited from shareholder feedback about executive compensation, including feedback given through our say on pay votes, for the past eight years. Our say on pay proposal received 81.9 percent support in 2016. At the direction of our Board of Directors, each year we reach out to our largest shareholders to discuss topics including our performance, executive compensation program, proxy disclosures and corporate governance. Our Lead Independent Director and Chairman of the Compensation and Benefits Committee engages directly in some of these meetings. Since January 2016, we have met with investors representing over 53 percent of shares outstanding, and the Chairman of the Compensation and Benefits Committee has participated in the discussions with several of our largest shareholders. We bring feedback from these discussions to our Board and its committees, including the Compensation and Benefits and the Nominating and Governance Committees. Shareholder feedback has influenced a number of changes to our executive compensation program over the years, including:

●	Modifying the AIA program for employees below the CEO level to move toward a more formulaic approach - effective 2017
●	Adding performance vesting criteria to our annual RSU grant
●	Enhancing the process the Compensation and Benefits Committee uses to determine CEO compensation
●	Clarifying the CEO’s target and maximum incentive compensation opportunities
●	Modifying our peer group

The Compensation and Benefits Committee will continue to consider the outcome of say on pay vote results and other shareholder input in its future decisions regarding executive compensation.

Changes for 2017 - Updates to Annual Incentive Program

Starting in 2017, in response to shareholder feedback as noted above, we are simplifying our AIA program for all employees below the CEO level. The CEO’s AIA decision framework (introduced in 2013) remains unchanged. The new AIA design will determine AIA payouts for the other NEOs and senior executives. It is a more formulaic program that considers quantitative goals set at the beginning of the fiscal year, along with individual performance, to determine the final payout. The design will work as follows:

Individual Target Amount	X	Performance Multiplier Company / Individual Line of Business (0 – 150%)	X	Individual Performance Multiplier (Committee Discretion) (0 – 125%)	=	Annual AIA

✓

Individual Target Amount — At the beginning of the fiscal year, the Compensation and Benefits Committee will review and set the target annual incentive amount for executive officers at a level intended to reflect their role and responsibilities.

✓

Performance Multiplier — The performance multiplier is comprised of company and business components. Company performance is weighted at 70% and the line of business performance at 30%. In the first quarter of the year, the Compensation and Benefits Committee will approve performance objectives against which to evaluate performance at the end of the year.

✓

Individual Multiplier —Allows the Committee to modify an award downwards or upwards within a 0-125% range to reflect factors such as individual performance, leadership, compliance with risk and control objectives and other relevant factors.

2017 PROXY STATEMENT | 55

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

Key Compensation Practices – What We Do and Don’t Do

Key executive compensation practices are summarized below. We believe these practices promote good governance and best serve the interests of our shareholders:

WHAT WE DO
✓	Link pay outcomes to company performance and total shareholder return
✓	Defer a significant portion of our CEO and NEOs’ total pay so that it is subject to future company performance and aligned with shareholder interests
✓	Maintain ongoing dialogue with shareholders and incorporate their feedback into our compensation programs
✓	Maintain significant stock ownership requirements for NEOs, including a requirement that the CEO hold a portion of his shares through one year after retirement
✓	Subject cash incentives and equity awards to recoupment and forfeiture provisions
✓	Discourage imprudent risk taking, including Chief Risk Officer’s review of goals and results to confirm that actual results were achieved within the Company’s risk appetite
✓	Prohibit executive officers from hedging their company stock, including entering into any derivative transaction on company shares (e.g., short sale, forward, option or collar)
✓	Prohibit executive officers from pledging shares subject to stock ownership guidelines, and strictly control whether any shares may be pledged at all (no executive officer shares are pledged)
✓	Conduct an in-depth review of our CEO’s and NEOs’ goals and performance (by an independent Compensation and Benefits Committee)
✓	Provide Compensation and Benefits Committee discretion to clawback the cash portion of the CEO’s AIA if the Company does not achieve acceptable performance in the following year
✓	Evaluate management succession and leadership development efforts
✓	Maintain a cap on CEO incentive compensation payments (125% of target)
✓	Require termination of employment in addition to a change in control before accelerating equity vesting (known as “double trigger”)
✓	Ensure that we include performance criteria with respect to incentive compensation plans to support tax deductibility for the Company
✓	Employ a robust goal setting process focused on aligning CEO and NEO goals with company strategy
✓	Review CEO pay from alternative perspectives – Target compensation, Awarded TDC and Realizable Compensation

WHAT WE DON'T DO
✕	No employment contracts with NEOs
✕	No payment of dividends or dividend equivalents on RSUs granted to NEOs until they vest
✕	No excise tax gross-ups upon a change in control
✕	No repricing of underwater stock options without shareholder approval
✕	No individual change in control arrangements

56 | AMERICAN EXPRESS COMPANY

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

Compensation and Benefits Committee Consultant

The Compensation and Benefits Committee endeavors to follow good governance practices and is composed solely of independent directors. The Committee is responsible for our executive officer compensation decisions. It has retained Semler Brossy Consulting Group (Semler Brossy) as its independent compensation consultant. It held four meetings over the course of 2016, all of which ended with executive sessions without management present. During 2016, Semler Brossy attended committee meetings, including executive sessions, and provided compensation advice independent of the Company’s management. The Committee assessed the independence of Semler Brossy pursuant to SEC rules and concluded that their work did not raise any conflicts of interest.

Assessing Competitive Positioning

Our pay program is designed to reward achievement of financial and strategic goals and to attract, retain and motivate our leaders in a competitive talent market. The Compensation and Benefits Committee periodically examines pay practices and pay data for a group of 20 companies as a source of benchmarking data to better understand the competitiveness of our compensation program and its various elements. While the benchmarking data is used to assess the competitiveness of our compensation program, it is not used to make specific pay decisions. In addition, we do not target a specific percentile relative to peers or make pay decisions based on market data alone. CEO and NEO performance and retention are the primary drivers of pay.

How We Select the Company’s Peers
In selecting the current peer group, the Compensation and Benefits Committee identified prominent S&P 500 companies, generally with revenue levels similar to ours, and the companies fall into the following categories: (1) financial institutions; (2) iconic global consumer brands; and (3) payments related and technology businesses.

In 2016, the Compensation and Benefits Committee evaluated the appropriateness of the peer group and maintained the same categories as mentioned above. The Committee specifically considered and addressed the impact of the spin-off of PayPal from eBay on the Company’s peer group and determined to exclude eBay and add PayPal given its stronger relevance as a peer in the payments industry as a digital and mobile payment company. The remainder of the group was unchanged.

Comparator Group 2016

Financial Institutions		Iconic Global Consumer Brands		Payments Related & Technology Businesses
Bank of America Bank of New York Mellon BlackRock Capital One Financial Citigroup	Goldman Sachs JPMorgan Chase Morgan Stanley US Bancorp Wells Fargo	Coca-Cola Colgate Palmolive Nike	PepsiCo Walt Disney	Discover MasterCard Visa	Paypal Cisco

2017 PROXY STATEMENT | 57

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

Other Policies and Guidelines

Stock Ownership Guidelines
Our stock ownership guidelines require the CEO and our other NEOs to own and maintain a substantial stake in the Company. The CEO and our other NEOs are required to accumulate a target number of shares (i.e., shares owned outright, excluding unvested/unearned shares and unexercised stock options), and to retain a portion of the net after-tax shares received upon vesting or exercise of their equity awards. The specific requirements are as follows:

		Holding Requirement
	Target Number of Shares	Before Target Met	After Target Met
K.I. Chenault[25]	500,000	75% of net shares until target number of shares is met	50% of net shares for one year
S.J. Squeri	75,000
J.C. Campbell	75,000
L.E. Seeger	25,000
D.E. Buckminster	25,000
[25]	In addition to these requirements, Mr. Chenault is required to hold, one year beyond his retirement from the Company, 50 percent of his 2010-2015 year-end AIA and Portfolio Grant payouts delivered in the form of RSUs.

With the exception of Mr. Campbell and Ms. Seeger, who were hired in 2013 and 2014, respectively, all of our NEOs own more than the target number of shares. Mr. Campbell and Ms. Seeger are on track to meet their requirements over the next few years. Mr. Chenault beneficially owned 1,075,334 shares as of December 30, 2016 with an estimated value of $79,660,743 using the Company’s closing stock price on the same day.

Discouraging Imprudent Risk Taking

Our executive compensation program is structured to provide a balance of cash and stock; annual, medium-term and long-term incentives; and financial, strategic and stock performance measures over various time periods. It is designed to encourage the proper level of risk taking consistent with our business model and strategies. Our business and risk profile is different from other financial services firms; for example, we do not generally trade securities, derivatives, mortgages or other financial instruments other than for hedging our risks. Our executive compensation program is designed to be consistent with the Federal Reserve principles for safety and soundness.

The following policies and procedures help discourage imprudent risk taking:

●

Annual risk goals: Our Chief Risk Officer reviews business unit and NEO goals in relation to the Company’s risk appetite and sets certain annual risk goals for the Company at the beginning of each year.

●

Monitoring of risk: We monitor return on economic capital, credit risk metrics and performance against our risk appetite metrics, and we assign control and compliance ratings to each business unit and staff group as part of our annual assessment of performance.

●

Adjustment of compensation: At year-end, our Chief Risk Officer meets with the Compensation and Benefits Committee and certifies that actual results were achieved without taking imprudent risks. Larger losses are analyzed as part of the year-end process, and the Chief Risk Officer issues a year-end memorandum describing changes in the risk profile of the Company. If deemed necessary, risk adjustments are made to company and business unit annual incentive funding levels as well as to individual incentive awards.

●

Cross-section of metrics: We assess performance against a cross-section of key metrics over multiple time frames to discourage undue focus on short-term results or on any one metric and to reinforce risk balancing in performance measurement. Our incentive plans are not overly leveraged (i.e., there is a cap on the maximum payout).

●	Deferred incentive compensation: At least 50 percent of incentive compensation for executive officers is deferred for at least three years with performance-based vesting.

58 | AMERICAN EXPRESS COMPANY

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

●

Clawback policies: We maintain clawback policies that include a requirement that our CEO’s cash AIA is subject to clawback at the discretion of the Compensation and Benefits Committee if the Company does not achieve acceptable performance the next year.

●	Performance-based vesting: Performance RSUs are used in place of time-based RSUs for the Company’s senior employees.
●

Stock ownership and holding requirements: We have robust stock ownership requirements for our CEO and other NEOs (as described above), including the retention of a portion of net shares for one year after stock option exercises and RSU vesting.

Clawback Policies

We would seek to recover, to the extent practicable, performance-based compensation from any executive officer and certain other members of senior management in those circumstances when:

●	The payment of such compensation was based on the achievement of financial results that were subsequently the subject of a financial restatement; and
●

In the view of the Company’s Board of Directors, the employee engaged in fraud or misconduct that caused or partially caused the need for the restatement, and a smaller amount would have been paid to the employee based upon the restated financial results.

In addition, as noted above, the cash portion of the CEO’s AIA is subject to clawback at the discretion of the Compensation and Benefits Committee if the Company does not achieve acceptable performance in the following year.

American Express also maintains a detrimental conduct policy covering approximately 500 employees, including the CEO. This policy requires an executive to forfeit unvested awards and to repay the proceeds from some or all of his or her compensation issued under our incentive compensation program in the event the executive engages in conduct that is detrimental to the Company.

Hedging and Pledging Restrictions

Executive officers may not hedge company shares (e.g., no short sales, forwards, options or collars). They may not pledge shares subject to stock ownership and holding requirements. We strictly control the pledge of any shares by requiring prior approval of the Company Secretary and the Chairman of the Nominating and Governance Committee to ensure that the pledge will not violate securities laws or insider trading restrictions or potentially present reputational risk. No executive officer shares are currently pledged.

Perquisites

We provide limited perquisites to support our objective to attract and retain talent for key positions, as well as to address security concerns. We also provide a flexible cash perquisite allowance of $35,000 for executive officers of the Company.

Award Timing

Consistent with past practice, annual cycle LTIA awards were granted to NEOs in January after the regularly scheduled January Compensation and Benefits Committee meeting. Our off-cycle LTIA awards (for new hires, mid-year promotions, retention grants, etc.) are granted on pre-established grant dates.

Tax Treatment

Tax rules generally limit the deductibility of compensation paid to our NEOs to $1 million per year unless such compensation is performance-based. In general, the Company intends to structure its incentive compensation arrangements in a manner that would comply with these tax rules. However, the Compensation and Benefits Committee maintains the flexibility to pay non-deductible incentive compensation.

2017 PROXY STATEMENT | 59

EXECUTIVE COMPENSATION
Report of the Compensation and Benefits Committee

Post-Employment Compensation

Retirement Benefits
NEOs receive retirement benefits through the following plans:

●	Retirement Savings Plan (RSP): A qualified 401(k) savings plan available to all eligible employees.
●	Retirement Restoration Plan (RRP): A nonqualified savings plan that makes up for 401(k) benefits that would otherwise be lost as a result of U.S. tax limits.
●	Deferred Compensation: Allows NEOs to defer a portion of their base salary and AIA payout. The annual deferral limit is equal to one times their base salary.

All retirement benefits are more fully described under Retirement Plan Benefits on page 69 and under Nonqualified Deferred Compensation on pages 70 and 71.

Severance: Senior Executive Severance Policy
Under the Senior Executive Severance Policy, NEOs who are terminated involuntarily (except in cases of misconduct) receive cash severance benefits equal to two years of base salary and AIA and also receive a pro rata AIA payment for the year of termination. LTIAs continue to vest and certain benefits continue during the severance period, unless the executive begins full-time, outside employment. U.S.–based NEOs who are age 65 or older are not eligible for severance unless the Compensation and Benefits Committee specifically approves severance for such an executive.

To protect shareholders and our business model, executives are required to comply with non-compete, non-solicitation, confidentiality and non-denigration provisions during the period of time they are receiving severance. Our uniform severance policy helps to avoid special treatment and provides an important enforcement mechanism for these protections. The Compensation and Benefits Committee must pre-approve severance for an executive officer.

Change in Control Benefits
The Company provides change in control (CIC) benefits to encourage executives to consider the best interests of shareholders by stabilizing any concerns about their own personal financial well-being in the face of a potential CIC of the Company. Detailed information is provided under Potential Payments Upon Termination or Change in Control (CIC) on pages 72-75.

Report of the Compensation and Benefits Committee

The Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussion, it recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the Compensation Discussion and Analysis in this Proxy Statement.

Compensation and Benefits Committee

Robert D. Walter, Chairman
Ursula M. Burns
Peter Chernin
Samuel J. Palmisano
Ronald A. Williams

60 | AMERICAN EXPRESS COMPANY

EXECUTIVE COMPENSATION
Report of the Compensation and Benefits Committee

Note Regarding 2016 TDC Decisions and Summary Compensation Table

It is important to recognize that the way the Compensation and Benefits Committee presents TDC is different from the SEC-required disclosure in the Summary Compensation Table (SCT) and is not a substitute for the information in that table.

In summary, the main difference between the SCT and TDC is the timing of disclosure related to equity awards. The chart below details this methodology.

		Summary Compensation Table*	Total Direct Compensation
Concept and Purpose		Uses SEC methodology, which includes a mix of both cash compensation actually earned during 2016 and equity granted SEC-mandated compensation disclosure	Includes only pay that is awarded based on 2016 performance Reflects the Compensation and Benefits Committee’s January 2017 compensation decisions based on 2016 performance
Calculated as a sum of:	Base Salary	●Base salary paid in 2016	●Base salary set for 2017
	Annual bonus	●Annual cash bonus earned for 2016 performance	●Total annual bonus awarded for 2016 performance – regardless of form of payment (i.e., cash or equity)
	Portfolio Grant award	●Value of PG earned for 2014-2016 (if paid in cash)	●Value of PG 2017-2019 granted for performance year ending 2016
	Equity awards	●Accounting value of equity awards (Stock Options and RSUs) granted in 2016	●Grant date value of equity awards (Stock Options and RSUs) granted in January 2017 for performance year ending 2016

*	The SEC rules also require disclosure of additional elements of compensation beyond the ones mentioned in this table, such as future pay opportunities for pension benefits, above market interest rate on deferred compensation and all other compensation.

Glossary of Key Compensation Terms

NEOs	Named Executive Officers: refers collectively to the Executive Officers referenced herein and includes Messrs. Chenault, Squeri, Campbell and Buckminster and Ms. Seeger
TDC	Total Direct Compensation: the sum of base salary, Annual Incentive Awards (AIA) and Long-Term Incentive Awards (LTIA)
AIA	Annual Incentive Award: the Company’s annual incentive program that measures Shareholder, Customer, Employee and long-term signpost goals over a one-year period
LTIA	Long-Term Incentive Award: the combination of cash- and equity-based long-term incentives that align with long-term business objectives and shareholder value creation; includes Portfolio Grants (PG), Restricted Stock Units (RSUs) and Stock Options (SOs)

PG	Portfolio Grant: cash-denominated, performance-based long-term incentive that measures financial performance and the achievement of strategic milestones, all measured over a three-year period
RSUs	Restricted Stock Units: share-denominated long-term incentives. Performance RSUs refer to performance-based restricted stock units that are conditioned on ROE performance over a three-year period (also subject to service vesting)

SOs	Stock Options: share-denominated long-term incentive that has value only if the Company’s share price appreciates above the grant price

2017 PROXY STATEMENT | 61

EXECUTIVE COMPENSATION
Report of the Compensation and Benefits Committee

CEO Realizable Compensation Methodology

Pay Component	Comments	Methodology[26]
Salary	●—	●Salary for the year
Annual Incentive Award (Cash–denominated)	●Portion of AIA awarded for the prior performance year	●Denominated in cash
Annual Incentive Award (RSU–denominated)
●Portion of AIA awarded for the prior performance year paid in RSUs that vest one year after grant. 50 percent of net shares received upon vesting must be retained until at least one year after retirement
●RSUs not subject to retention requirement are valued using the Company’s stock price on the vesting date ●RSUs subject to retention are valued using the January 31, 2017 closing stock price
Portfolio Grant
●January 2014 award vested in January 2017 at 60 percent of target and the earned amount was paid in RSUs (see page 54)
●January 2015 and January 2016 awards are still outstanding and the potential payout range is 0-125 percent of target based on three-year performance. Based on performance to date, these PGs are likely to be earned at or below target
●January 2014 award valued at actual payout level ●January 2015 and January 2016 awards are valued assuming a 70 and 100 percent of target payout[27]
Performance RSUs
●January 2014 award vested in January 2017 at 100 percent of target (see page 53)
●January 2015 and January 2016 awards are still outstanding and the potential payout range is 0-125 percent of target based on three-year performance. Based on performance to date, these Performance RSUs are likely to be earned at target[28]

●January 2014 shares are valued using the Company’s stock price on vesting date
●January 2015 and January 2016 shares are valued using January 31, 2017 stock price and are valued assuming payout at 100 percent of target

Stock Options	●January 2014 exercise price: $86.64 ●January 2015 exercise price: $83.30 ●January 2016 exercise price: $55.09	●All grants, except the January 2016 award, are underwater and accordingly are valued at zero based on January 31, 2017 stock price and exercise price of each option grant

[26]	The Compensation and Benefits Committee makes pay decisions at its meeting at the end of each January (covering performance for the prior fiscal year). Cash incentives are paid in the first quarter (following the Committee meeting date) and long-term incentives are granted soon after awards are approved by the Compensation and Benefits Committee. Therefore, for the purposes of this analysis, outstanding RSUs and stock options are valued using the closing share price on the last business day of January 2017 (January 31, 2017: $76.38) to align with the timing of Compensation and Benefits Committee decision-making and long-term incentive award vesting.

[27]	Payout range is 0-125 percent of target. Actual payout could be higher or lower than the assumed payout based on future performance. See page 48 of the Proxy Statement filed in March 2016 for information on the Portfolio Grant awarded in January 2016. See page 33 of the Proxy Statement filed in March 2015 for information on the Portfolio Grant awarded in January 2015.

[28]	See page 44 of the Proxy Statement filed in March 2016 for information on the Performance RSUs awarded in January 2016 and page 27 of the Proxy Statement filed in March 2015 for information on the Performance RSUs awarded in January 2015.

62 | AMERICAN EXPRESS COMPANY

EXECUTIVE COMPENSATION
Summary Compensation Table

Summary Compensation Table

The following Summary Compensation Table (SCT) summarizes the compensation of our NEOs for the year ended December 31, 2016, using the SEC-required disclosure rules. It is important to recognize that 2016 TDC determined by the Compensation and Benefits Committee is different than the amounts disclosed below using the SEC-required disclosure rules. See page 61 for key differences between the SCT and TDC awarded by the Compensation and Benefits Committee for 2016.

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	Option Awards (2)	Non-equity Incentive Plan Compensation (3)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings (4)	All Other Compensation (5)	Total
K.I. Chenault	2016	$2,000,000	$0	$12,809,527	$1,573,150	$0	$518,804	$562,158	$17,463,639
Chairman and Chief	2015	$2,000,000	$0	$16,339,045	$2,563,088	$0	$300,525	$785,433	$21,988,091
Executive Officer	2014	$2,000,000	$4,500,000	$12,429,114	$2,535,762	$0	$417,925	$913,282	$22,796,083
S.J. Squeri	2016	$1,350,000	$5,100,000	$3,763,308	$886,690	$795,000	$50,006	$386,262	$12,331,266
Vice Chairman	2015	$1,301,154	$2,750,000	$8,563,819	$811,088	$771,150	$0	$359,965	$14,557,176
	2014	$1,250,000	$4,150,000	$2,275,166	$849,774	$1,217,850	$86,630	$376,972	$10,206,392
J.C. Campbell	2016	$1,000,000	$3,925,000	$2,023,235	$476,703	$900,000	$0	$230,988	$8,555,926
Executive Vice President	2015	$1,000,000	$4,850,000	$2,147,224	$752,688	$873,000	$0	$222,403	$9,845,315
and Chief Financial Officer	2014	$1,000,000	$6,150,000	$1,820,133	$679,819	$3,177,000	$0	$240,215	$13,067,167
L.E. Seeger	2016	$800,000	$4,733,000	$1,618,599	$381,365	$660,000	$0	$200,109	$8,393,073
Executive Vice President	2015	$800,000	$3,858,000	$1,480,824	$519,088	$640,200	$0	$157,631	$7,455,743
and General Counsel
D.E. Buckminster	2016	$700,000	$2,200,000	$1,294,890	$305,095	$540,000	$37,529	$246,427	$5,323,941
President, Global Consumer	2015	$616,538	$1,650,000	$1,092,146	$382,841	$523,800	$0	$194,096	$4,459,421
Services	2014	$600,000	$2,150,000	$982,844	$367,092	$953,100	$66,847	$2,883,175	$8,003,058

(1)	The amounts in this column reflect AIA cash payments for annual performance. For Mr. Chenault, his 2016 AIA was reallocated and paid out in the form of long-term incentive awards, comprising a combination of Stock Options, Performance RSUs and PG 2017-19. For Ms. Seeger, the 2016 amount also includes installments of a sign-on cash payment of $2,633,000 made in accordance with her employment offer letter to replace a portion of long-term incentives forfeited at her prior employer as a result of joining the Company.

(2)	Represents the aggregate grant date fair value of the awards pursuant to FASB ASC Topic 718, Compensation – Stock Compensation. Additional details on accounting for stock-based compensation can be found in Note 11 “Stock Plans” to our Consolidated Financial Statements contained in our 2016 Annual Report on Form 10-K.

A significant portion of Mr. Chenault’s total direct compensation is delivered in the form of equity that is deferred. The table below provides detail on the RSUs included in the stock awards column:

	2016	2015	2014
Annual RSU award granted in January for performance in the prior year*	$5,851,825	$7,311,824	$6,789,197
Portion of AIA awarded in RSUs in January for performance in the prior year*	$3,974,964	$3,599,893	$1,949,920
Payment of PG award in the form of RSUs. Amount in column reflects the RSUs granted in January with respect to PG awards whose performance periods ended the prior year	$2,982,738	$5,427,328	$3,689,997
TOTAL	$12,809,527	$16,339,045	$12,429,114

*	For example, 2016 amount shows RSUs awarded in January 2016 for 2015 performance.

With respect to the RSU awards for Mr. Chenault, the amount in the Stock Awards column of the SCT reflects the aggregate value of all of the awards set forth in the table above, including the target value of his annual RSU award, assuming that target performance is achieved against the average ROE target during the three-year performance period ($5,851,825). For all other executives, the amount in the Stock Awards Column of the SCT reflects only the target value of their annual RSU awards, assuming that target performance is achieved against the average ROE target during the three-year performance period.

For each executive’s annual RSU award, the maximum value as of the grant date, assuming the highest level of performance will be achieved, is as follows: Messrs. Chenault ($7,314,740), Squeri ($4,704,135), Campbell ($2,529,017) and Buckminster ($1,618,599) and Ms. Seeger ($2,023,235).

2017 PROXY STATEMENT | 63

EXECUTIVE COMPENSATION
Summary Compensation Table

(3)	The 2016 amounts in this column reflect the cash payment made to the NEO in respect of a payout under the PG 2014-16 awards granted in 2014, in accordance with award terms. For Mr. Chenault, the 2016 amount excludes payment of $3,075,000 which was made in the form of RSUs granted in January 2017 that vest one year from the grant date. One-half of these RSUs are payable in cash and the other half are payable in shares (net shares must be held until one year after retirement).

(4)	The amounts in this column reflect the actuarial increase or decrease in the present value of the NEOs’ benefits under all defined benefit pension plans established by the Company. The amounts reflect the impact of changes in interest rates and the NEOs’ changes in age during the year which are used to measure the present value. When interest rates fall, as they did during 2016, the present value of this benefit will increase, but this increase does not represent any additional benefit to the executive.

(5)	See the All Other Compensation Table below for additional information.

All Other Compensation Table

Name	Year	Perquisites and Other Personal Benefits (1)	Tax Payments/ Reimbursements (2)		Company Contributions to Defined Contribution Plans (3)	Executive Life Insurance (4)	Dividends and Dividend Equivalents (5)		Total
K.I. Chenault	2016	$285,310	$	N/A	$270,000	$6,848	$	N/A	$562,158
	2015	$259,358	$	N/A	$520,000	$6,075	$	N/A	$785,433
	2014	$344,795	$	N/A	$560,000	$5,393		$3,094	$913,282
S.J. Squeri	2016	$79,472	$	N/A	$303,750	$3,040	$	N/A	$386,262
	2015	$82,973	$	N/A	$274,249	$2,743	$	N/A	$359,965
	2014	$79,989	$	N/A	$293,750	$2,478		$755	$376,972
J.C. Campbell	2016	$73,248	$	N/A	$150,000	$7,740	$	N/A	$230,988
	2015	$74,663	$	N/A	$140,000	$7,740	$	N/A	$222,403
	2014	$82,229	$	N/A	$153,846	$4,140	$	N/A	$240,215
L.E. Seeger	2016	$72,369	$	N/A	$120,000	$7,740	$	N/A	$200,109
	2015	$43,645	$	N/A	$109,846	$4,140	$	N/A	$157,631
D.E. Buckminster	2016	$86,303	$	N/A	$157,500	$2,624	$	N/A	$246,427
	2015	$60,909	$	N/A	$130,778	$2,409	$	N/A	$194,096
	2014	$789,328		$1,950,150	$141,000	$2,244		$453	$2,883,175

(1)	See the Perquisites and Other Personal Benefits table below for additional information regarding the components of this column.
(2)	For Mr. Buckminster, who was on international assignment in London until June 2014, trailing tax equalization payments or reimbursements have been made and recorded following the termination of his assignment in 2014 in order to address any foreign tax obligations relating to income received, awarded or earned during his assignment. In 2016, Mr. Buckminster received a net foreign tax credit of approximately $699,097 relating to payments made by the Company on his behalf in previous years. This amount was returned to the Company and is not reflected in the table above.

(3)	This column reflects Company contributions to the NEOs’ accounts under the Company’s Retirement Savings Plan (RSP) and the RRP-RSP Related Account. See pages 69-71 for a further description of the RSP and the RRP-RSP Related Account.

(4)	This column reflects income imputed to the NEO under the Company’s executive life insurance program.
(5)	This column reflects dividends and dividend equivalents paid in connection with unvested RSUs awarded to the NEOs. Starting in 2015, there are no amounts reflected in this column because all dividends were factored into the grant date fair value of the awards included in the Summary Compensation Table in the year of grant. Dividends and dividend equivalents on unvested RSUs granted to executive officers will be paid only if and when underlying shares vest.

64 | AMERICAN EXPRESS COMPANY

EXECUTIVE COMPENSATION
Summary Compensation Table

Perquisites and Other Personal Benefits

Name	Year	Local and Other Travel Benefits (1)	Personal Use of Company Aircraft (2)	Flexible Perquisite Allowance (3)	Home Security System (4)	Security During Personal Trips (4)	International Assignment (5)	Other Benefits (6)	Total
K.I. Chenault	2016	$19,731	$152,538	$35,000	$48,715	$15,111	N/A	$14,215	$285,310
	2015	$13,089	$145,611	$35,000	$30,570	$23,234	N/A	$11,854	$259,358
	2014	$23,377	$181,638	$35,000	$45,373	$19,952	N/A	$39,455	$344,795
S.J. Squeri	2016	$30,000	$0	$35,000	N/A	N/A	N/A	$14,472	$79,472
	2015	$30,000	$0	$35,000	N/A	N/A	N/A	$17,973	$82,973
	2014	$30,000	$0	$35,000	N/A	N/A	N/A	$14,989	$79,989
J.C. Campbell	2016	$30,000	$0	$35,000	N/A	N/A	N/A	$8,248	$73,248
	2015	$30,000	$0	$35,000	N/A	N/A	N/A	$9,663	$74,663
	2014	$30,000	$3,091	$35,000	N/A	N/A	N/A	$14,138	$82,229
L.E. Seeger	2016	$30,000	$0	$35,000	N/A	N/A	N/A	$7,369	$72,369
	2015	$0	$0	$35,000	N/A	N/A	N/A	$8,645	$43,645
D.E. Buckminster	2016	$30,000	$0	$35,000	N/A	N/A	$19,608	$1,695	$86,303
	2015	$0	$0	$35,000	N/A	N/A	$24,021	$1,888	$60,909
	2014	$0	$0	$35,000	N/A	N/A	$752,358	$1,970	$789,328

(1)	For 2016, local and other travel benefits include local travel allowance for NEOs other than Mr. Chenault. For Mr. Chenault, the Company’s security policy requires him to use for all travel purposes, to the maximum extent practicable, the automobiles and aircraft provided by the Company to executives for business travel. The calculation of the incremental cost for personal use of Company-owned automobiles and aircraft is based on the variable cost to the Company of operating the automobiles and aircraft and includes, among other things, fuel costs, maintenance costs and, in the case of aircraft, the cost of trip-related crew hotels and meals, and landing and ground handling fees. The calculation does not include fixed costs that would have been incurred regardless of whether there was any personal use of the automobiles or aircraft (e.g., purchase costs and depreciation, driver and flight crew fixed salaries and benefits, insurance costs, etc.).

(2)	Effective January 1, 2010, the Company requires reimbursement by Mr. Chenault for incremental costs in excess of $200,000 per year for travel on Company aircraft that is deemed by the SEC to be personal use, including use to travel to outside board meetings.

(3)	The amount in this column reflects the perquisite allowance paid to the NEOs.

(4)	The amounts in these columns include costs associated with home security and security during personal trips for Mr. Chenault.

(5)	The amounts shown include expatriate services and allowances in connection with Mr. Buckminster’s repatriation to the United States, due to his international assignments. The services provided to Mr. Buckminster are provided to all employees on international assignment. Amounts that were paid or received in British Pound Sterling were converted to U.S. Dollars based on the conversion rate as of the date paid, received or allocated.

(6)	This column reflects the aggregate amount of other perquisites and personal benefits provided, none of which individually exceeded the greater of $25,000 or 10 percent of the total amount of all perquisites and other personal benefits reported for the NEO. These other benefits consist of office parking, reimbursement for certain information technology services, payment of service awards and the cost of certain meals from the Company’s dining facilities. In addition to the perquisites and other benefits described in the table and footnotes above, our NEOs also receive occasional secretarial support with respect to personal matters and may, on occasion, use the Company’s tickets for sporting and entertainment events for personal rather than business purposes. We incur no incremental cost for the provision of such additional benefits.

For Mr. Chenault, the 2014 amount includes premiums for Director’s Charitable Award Program life insurance.

2017 PROXY STATEMENT | 65

EXECUTIVE COMPENSATION
Grants of Plan-Based Awards

Grants of Plan-Based Awards

The following table provides information on SO, PRSU and PG 2016-18 awards granted to each of our NEOs in 2016 under the 2007 Incentive Compensation Plan.

Name	Award Type (1)	Grant Date	Approval Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts under Equity Incentive Plan Awards (2)			Exercise Price or Base Price of Option Awards ($/sh)(3)	Grant Date Fair Value of Stock and Option Awards (4)
				Threshold	Target	Maximum	Threshold (#)	Target (#)	Maximum (#)
K.I. Chenault	PG 2016-18	1/26/2016	1/25/2016	$0	$5,125,000	$6,406,250
	SO	1/26/2016	1/25/2016					121,198		$55.09	$1,573,150
	RSU	1/26/2016	1/25/2016					126,297			$6,957,702
	PRSU	1/26/2016	1/25/2016				0	106,223	132,778		$5,851,825
S.J. Squeri	PG 2016-18	1/26/2016	1/25/2016	$0	$1,500,000	$1,875,000
	SO	1/26/2016	1/25/2016					68,312		$55.09	$886,690
	PRSU	1/26/2016	1/25/2016				0	68,312	85,390		$3,763,308
J.C. Campbell	PG 2016-18	1/26/2016	1/25/2016	$0	$1,500,000	$1,875,000
	SO	1/26/2016	1/25/2016					36,726		$55.09	$476,703
	PRSU	1/26/2016	1/25/2016				0	36,726	45,907		$2,023,235
L.E. Seeger	PG 2016-18	1/26/2016	1/25/2016	$0	$1,100,000	$1,375,000
	SO	1/26/2016	1/25/2016					29,381		$55.09	$381,365
	PRSU	1/26/2016	1/25/2016				0	29,381	36,726		$1,618,599
D.E. Buckminster	PG 2016-18	1/26/2016	1/25/2016	$0	$1,200,000	$1,500,000
	SO	1/26/2016	1/25/2016					23,505		$55.09	$305,095
	PRSU	1/26/2016	1/25/2016				0	23,505	29,381		$1,294,890
(1)	Portfolio Grant (PG) Awards. These awards link compensation to our financial and strategic performance over a three-year period. The goals for the performance period were based on financial performance metrics and strategic milestones.
The Company discloses the specific performance metric goals as well as the performance outcomes of each PG award at the end of the performance period so that shareholders can assess the appropriateness thereof. The Company does not disclose the goals at the time of grant due to competitive sensitivity. The potential award payout is determined based on a table of possible performance and earned payout levels, including a cap on the overall earned payout level. The actual payout could be higher or lower than the notional target value based on performance.
Stock Options (SO). The SOs have a ten-year term and 100 percent of these shares become exercisable on the third anniversary of the grant date, subject to the Company achieving positive Cumulative Net Income over the vesting period.
Performance-based Restricted Stock Units (PRSU). Except as specified otherwise, RSU awards will be granted with performance-based awards vesting on the third anniversary of the grant date in an amount determined based on performance against the average ROE target during the three-year performance period.
126,297 RSUs granted to Mr. Chenault are in connection with his 2015 AIA and payout of PG 2013-15 and will vest on the first anniversary of the grant date subject to the performance hurdle of positive Cumulative Net Income over the vesting period. One half of these RSUs are payable in cash and the other half are payable in shares (net shares must be held until one year after retirement). Dividend equivalents on RSUs will accrue but will not be paid unless and until the underlying shares vest.
(2)	The amounts shown under these columns represent potential aggregate threshold, target and maximum payouts for achievement of threshold, target and maximum performance levels for awards granted. The ”threshold ” payout is zero, since it represents the level of performance for which no award would be earned. The “target” payout is equal to 100 percent of the NEO’s grant value and represents the amount that may be paid for achieving the target level of performance across all performance goals. The “maximum” payout (125 percent) represents the amount that may be paid for achieving or exceeding the maximum level of performance across all performance goals, subject to an overall cap on the payout amount.
(3)	The exercise price of the SOs is the closing price of the Company’s common shares on the NYSE on the grant date.
(4)	Represents the aggregate grant date fair value of the awards pursuant to FASB ASC Topic 718, Compensation – Stock Compensation. Additional details on accounting assumptions for stock-based compensation are referenced in footnote 2 of the Summary Compensation Table.
All awards are subject to continuous employment with the Company (unless specified otherwise), except awards may vest upon death, disability termination, retirement or, in certain circumstances, in connection with a change in control of the Company, as described in the Potential Payments Upon Termination or Change in Control Table.

66 | AMERICAN EXPRESS COMPANY

EXECUTIVE COMPENSATION
Outstanding Equity Awards at Fiscal Year-End 2016

Outstanding Equity Awards at Fiscal Year-End 2016

The following table shows the number of shares covered by exercisable and unexercisable SOs and unvested RSUs granted under the 2007 Incentive Compensation Plan for our NEOs on December 31, 2016.

Name	Grant Date	Option Awards							Stock Awards
		Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have Not Vested (#)	Market Value of Shares or Units of Stock that have Not Vested ($)(a)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights that have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or other Rights that have Not Vested ($)(a)
K.I. Chenault	1/26/2016				121,198	(1)	$55.09	1/26/2026			126,297	(b)	$9,356,082
	1/26/2016										106,223	(c)	$7,869,000
	1/26/2015				87,777	(1)	$83.30	1/26/2025			87,777	(c)	$6,502,520
	1/28/2014				78,361	(1)	$86.64	1/28/2024			78,361	(c)	$5,804,983
	1/29/2013	103,786	(1)	–			$59.45	1/29/2023
	1/24/2012	123,706	(2)	–			$49.23	1/24/2022
	1/27/2011	135,981	(2)	–			$44.54	1/27/2021
	1/26/2010	650,918	(2)	–			$38.10	1/26/2020
	1/29/2009	1,196,888	(2)	–			$16.71	1/29/2019
S.J. Squeri	1/26/2016				68,312	(1)	$55.09	1/26/2026			68,312	(c)	$5,060,553
	10/30/2015										68,250	(d)	$5,055,960
	1/26/2015				27,777	(1)	$83.30	1/26/2025			27,777	(c)	$2,057,720
	1/26/2015										15,006	(e)	$1,111,644
	1/28/2014				26,260	(1)	$86.64	1/28/2024			26,260	(c)	$1,945,341
	1/29/2013	33,652	(1)	–			$59.45	1/29/2023
	1/24/2012	37,486	(2)	–			$49.23	1/24/2022
	1/27/2011	32,965	(2)	–			$44.54	1/27/2021
J.C. Campbell	1/26/2016				36,726	(1)	$55.09	1/26/2026			36,726	(c)	$2,720,662
	1/26/2015				25,777	(1)	$83.30	1/26/2025			25,777	(c)	$1,909,560
	1/28/2014				21,008	(1)	$86.64	1/28/2024			21,008	(c)	$1,556,273
	7/31/2013	24,892	(3)	–			$73.77	7/31/2023
	7/31/2013	49,785	(1)	–			$73.77	7/31/2023
L.E. Seeger	1/26/2016				29,381	(1)	$55.09	1/26/2026			29,381	(c)	$2,176,544
	1/26/2015				17,777	(1)	$83.30	1/26/2025			17,777	(c)	$1,316,920
	7/31/2014										28,409	(f)	$2,104,539
D.E. Buckminster	1/26/2016				23,505	(1)	$55.09	1/26/2026			23,505	(c)	$1,741,250
	1/26/2015				13,111	(1)	$83.30	1/26/2025			13,111	(c)	$971,263
	1/28/2014				11,344	(1)	$86.64	1/28/2024			11,344	(c)	$840,364
	1/29/2013	16,354	(1)	–			$59.45	1/29/2023
	1/24/2012	19,493	(2)	–			$49.23	1/24/2022
	1/27/2011	19,779	(2)	–			$44.54	1/27/2021
	1/26/2010	94,488	(2)	–			$38.10	1/26/2020
	1/31/2008	100,000	(2)	–			$49.13	1/30/2018
	7/31/2007	50,000	(2)	–			$58.54	7/30/2017

2017 PROXY STATEMENT | 67

EXECUTIVE COMPENSATION
Option Exercises and Stock Vested in 2016

Unless specified otherwise, exercisability of option awards and vesting of stock awards is subject to continuous employment by the Company, except that unvested awards may vest upon death, disability, termination, retirement or change in control of the Company as described on pages 72-75.

Notes Relating to Option Awards

(1)	These SOs vest 100 percent on the third anniversary of the grant date, subject to positive Cumulative Net Income over the three-year performance period starting with the year of grant.

(2)	These SOs vested 25 percent on the first, second, third and fourth anniversaries of the grant date.

(3)	These SOs vested on January 29, 2016 as a result of satisfaction of the performance criteria, which was positive Cumulative Net Income over the three-year performance period (2013-2015).

Notes Relating to Stock Awards

(a)	The market value of the stock awards is based on the closing price per share of our stock on December 31, 2016, which was $74.08.

(b)

These awards vest on the first anniversary of the grant date subject to positive Cumulative Net Income. One half of these RSUs is payable in cash and the other half is payable in shares (net shares must be held until one year after retirement).

(c)

These awards vest on the third anniversary of the grant date, subject to our achieving average annual ROE of 23-27 percent for the 2016, 2015 and 2014 awards over the vesting period. The number of awards above reflects that based on previous fiscal year’s performance ROE is at target and a payout at 100 percent is made based upon the trend in the ROE performance as of December 31, 2016.

(d)

For Mr. Squeri, an award of 68,250 RSUs was granted in connection with his promotion to Vice Chairman of the Company. These awards vest on the third anniversary of the grant date subject to positive Cumulative Net Income.

(e)	These awards vest on the second anniversary of the grant date, subject to positive Cumulative Net Income.

(f)	56,818 RSUs granted on July 31, 2014 vest in two equal installments with 50 percent of grant vested on July 31, 2016 and 50 percent of grant vesting on July 31, 2017, subject to positive Cumulative Net Income.

Option Exercises and Stock Vested in 2016

The following table contains information about exercises of SOs and shares acquired by the NEOs upon the vesting of RSUs during 2016.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
K.I. Chenault	882,813	$11,938,015	215,580	$11,705,838
S.J. Squeri	39,370	$1,425,493	43,172	$2,309,702
J.C. Campbell	–	–	77,140	$4,690,630
L.E. Seeger	–	–	28,409	$1,831,244
D.E. Buckminster	50,000	$831,065	16,893	$903,776
(1)	Amounts reflect the difference between the exercise price of the SO and the market price of our common stock at the time of exercise.

(2)	Amounts reflect the value of our common stock based on the closing price of the Company’s common shares on the NYSE on the day on which the RSUs vested.

68 | AMERICAN EXPRESS COMPANY

EXECUTIVE COMPENSATION
Retirement Plan Benefits

Retirement Plan Benefits

The table below shows the present value of accumulated benefits payable to each of the NEOs under the American Express Retirement Plan and the American Express Retirement Restoration Plan (RRP), a nonqualified plan. Mr. Campbell and Ms. Seeger are not eligible to participate in these plans.

Pension Benefits 2016

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefits (1)	Payments During Last Fiscal Year
K.I. Chenault	Retirement Plan	35	$777,846	$0
	RRP-Retirement Plan		$8,730,392	$0
	Total		$9,508,238	$0
S.J. Squeri	Retirement Plan	31	$336,851	$0
	RRP-Retirement Plan		$629,936	$0
	Total		$966,787	$0
D.E. Buckminster	Retirement Plan	30	$304,861	$0
	RRP-Retirement Plan		$395,979	$0
	Total		$700,840	$0
(1)	Present Value of Accumulated Benefits (PVAB) was determined using the same measurement date (December 31, 2016) and assumptions as used for financial reporting purposes:

●	Discount rate equal to 3.85 percent
●	RP-2016 Mortality Table projected with MP-2016 longevity improvements
●	Retirement age is assumed to be the normal retirement age as defined in the plan (age 65)
●	Form of payment is the value of the cash balance account payable as a lump-sum distribution upon retirement
●	PVAB includes the value of the MetLife benefit described below, if applicable

Retirement Plan
The NEOs (except for Mr. Campbell and Ms. Seeger) participate in the Retirement Plan, which is a defined benefit cash balance retirement plan. As a result of amendments made to the Retirement Plan in 2007, benefit accruals were discontinued, although the Retirement Plan continues to credit participants with interest on their outstanding account balances. The Retirement Plan sets the interest rate each year based on the average of the interest rates for certain five-year U.S. Treasury Notes, with a minimum interest rate of 5 percent. The maximum interest rate is the lower of 10 percent or the applicable interest rate specified in the Retirement Plan. For 2016 and 2017, the interest rate is 5 percent. In addition, benefits from the prior retirement plan, which was terminated in 1985, are payable through an insurance contract with Metropolitan Life Insurance Company and are included in the table above.

RRP-Retirement Plan
Each RRP participant who participated in the Retirement Plan has a Retirement Plan related account for benefits that could not be provided under the Retirement Plan as a result of IRS limitations on tax-qualified plans. Compensation for RRP-Retirement Plan account purposes included the same components of compensation as for the Retirement Plan. RRP-Retirement Plan benefits accrue and vest in a similar manner to benefits under the Retirement Plan. Participants may elect to receive payment of their RRP-Retirement Plan benefits in either a lump sum or annual installments over a period of five, ten or fifteen consecutive years. Lump sum payments are made on or about the January 1 or July 1 that is at least six months following the participant’s separation from service and installment payments commence on or about the July 1 of the calendar year following the year in which the participant separates from service.

As a result of amendments made to the Retirement Plan and RRP in 2007, benefit accruals were discontinued, however, like the Retirement Plan, the RRP-Retirement Plan continues to credit participants with interest on their outstanding account balances in accordance with the Retirement Plan provision as described above.

2017 PROXY STATEMENT | 69

EXECUTIVE COMPENSATION
Nonqualified Deferred Compensation

Nonqualified Deferred Compensation

The following table shows the executive or company contributions, earnings, withdrawals and account balances for the NEOs in the RRP-Retirement Savings Plan (RSP) accounts and the deferred compensation programs. These programs are unfunded, unsecured deferred compensation programs.

Nonqualified Deferred Compensation 2016

Name	Plan Name	Executive Contributions in Last FY	Company Contributions in Last FY (1)	Aggregate Earnings in Last FY (2)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE (3)
K.I. Chenault	RRP-RSP	N/A	$235,000	$88,566	$0	$6,260,391
	Deferral Plan	$86,750	N/A	$907,061	$0	$30,648,003
	Total	$86,750	$235,000	$995,627	$0	$36,908,394
S.J. Squeri	RRP-RSP	N/A	$295,250	$212,560	$0	$2,898,286
	Deferral Plan	$191,750	N/A	$245,122	$581,165	$4,640,438
	Total	$191,750	$295,250	$457,682	$581,165	$7,538,724
J.C. Campbell	RRP-RSP	N/A	$130,125	$17,349	$0	$397,494
	Deferral Plan	$179,250	N/A	$32,637	$0	$562,267
	Total	$179,250	$130,125	$49,986	$0	$959,761
L.E. Seeger	RRP-RSP	N/A	$100,125	$7,443	$0	$196,545
	Deferral Plan	$88,000	N/A	$19,728	$0	$181,343
	Total	$88,000	$100,125	$27,171	$0	$377,888
D.E. Buckminster	RRP-RSP	N/A	$127,688	$28,066	$0	$1,144,173
	Deferral Plan	$104,250	N/A	$392,975	$0	$7,527,034
	Total	$104,250	$127,688	$421,041	$0	$8,671,207
(1)	The amounts in this column are also included in the Summary Compensation Table on page 63 under “All Other Compensation.”
(2)	Earnings on RRP-RSP and Deferral Plan balances are determined based on hypothetical investment of those account balances at the direction of the participant in the investment options available under the RSP (other than the Self-Directed Brokerage Account and the Company Stock Fund). In addition to the investment options in the RSP, a Market Interest Rate option is available for pre-2011 Deferral Plan balances only. The Market Interest Rate option earns a rate of return based on the SEC-defined market rate for deferred compensation for the year, which is 120 percent of the long-term Applicable Federal Rate for December of the preceding year.
(3)	Of the total amounts shown in this column, the following amounts have been reported as “Salary,” “Bonus” or “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table on page 63 in this proxy statement and in prior years’ proxy statements: for Mr. Chenault, $10,195,598; for Mr. Campbell, $550,827; for Mr. Squeri, $2,596,750; for Mr. Buckminster, $1,181,615; and for Ms. Seeger, $158,500. The amounts in the preceding sentence do not include: 1) amounts deferred by each executive before becoming an NEO; and 2) amounts reported in prior years’ proxy statements as above-market earnings on deferred compensation.

Retirement Savings Plan
Effective January 2010, all active participants, including the NEOs, were immediately 100 percent vested in the Company matching contribution, which is generally up to 5 percent of total pay (base pay and eligible incentive pay capped at one times base pay). The RSP was amended effective January 1, 2017 to increase the Company matching contribution from 5 percent to 6 percent of total pay. The Company may also contribute an annual discretionary profit sharing amount (ranging from 0-5 percent) for eligible employees based on the Company’s annual performance. As a result of the Company’s 2016 performance, the Board approved a profit sharing contribution of 2.5 percent of total pay for eligible employees (including NEOs). Company profit sharing contributions generally vest on the third anniversary of an employee’s service with the Company.

For Company employees who commenced their employment prior to April 1, 2007, an additional conversion contribution of up to 8 percent of total pay is generally also contributed. The percentage varies by

70 | AMERICAN EXPRESS COMPANY

EXECUTIVE COMPENSATION
Nonqualified Deferred Compensation

individual based on their projected age and service as of December 31, 2008. The conversion contributions for the NEOs are as follows: Mr. Chenault: 6.0 percent and Messrs. Squeri and Buckminster: 3.75 percent. Mr. Campbell and Ms. Seeger commenced employment after April 1, 2007 and are not eligible for conversion contributions. As a result of the amendments to the RSP effective January 1, 2017, conversion contributions will be phased out, with contributions ending at the end of 2017 for certain executives, including the NEOs, and ending at the end of 2018 for all other employees.

RRP-RSP
Each RRP participant has an RRP-RSP account for benefits that cannot be provided under the Retirement Savings Plan as a result of IRS limitations on tax-qualified plans. The RRP was amended effective January 1, 2011, such that the Company matches employee contributions in the RRP-RSP account up to a maximum of 5 percent of total pay in excess of IRS compensation limits, only to the extent the employee voluntarily defers compensation under the Company’s nonqualified Deferral Plan described below. All other Company contributions to the RRP-RSP were not impacted by this amendment. Compensation for RRP-RSP account purposes includes the same components of compensation as for the Retirement Savings Plan, as well as the value of base pay and annual cash incentive amounts deferred by a participant under the Company’s nonqualified Deferral Plan. The RRP was amended effective January 1, 2017 to be consistent with the changes taking effect in the RSP for the Company matching contribution and conversion contributions. Participants may elect to receive payment of their RRP-RSP benefits in either a lump sum or annual installments over a period of five, ten or fifteen consecutive years. New participants will have a default lump-sum election for contributions attributable to the first year.

Deferral Plan
As part of planning for retirement or other long-term financial needs, the Company provides the NEOs and certain other senior-level employees with an annual opportunity to defer receipt of a portion of their base salary or annual cash incentive award up to one times their base salary.

Under the Deferral Plan, certain participants may elect for payment to commence upon separation from service or a specified date at least five years after deferral, but not later than separation from service, and to receive payment in either a lump sum or annual installments over a period of five, ten or fifteen consecutive years. For 2007 and prior years, participants were able to defer receipt until termination of employment or a specified date at least five years after deferral, but not later than ten years after termination of employment.

Deferral Plan Earnings
Starting January 1, 2011, earnings for NEOs on deferral balances are based on investment options similar to those offered under the Retirement Savings Plan (other than the Company Stock Fund and the Self Directed Brokerage Account). Furthermore, for participants, including NEOs, with pre-2011 balances, the Deferral Plan was amended to allow for an additional investment option that provides a market interest rate based on 120 percent of the long-term Applicable Federal Rate for December of the preceding year. Interest crediting on deferrals was previously based on ROE-linked interest crediting schedules.

2017 PROXY STATEMENT | 71

EXECUTIVE COMPENSATION
Potential Payments Upon Termination or Change in Control (CiC)

Potential Payments Upon Termination or Change in Control (CIC)

The tables below show certain potential payments that would have been made to an NEO if the NEO’s employment had terminated on December 31, 2016, under various scenarios, including a Change in Control. The tables do not include the pension benefits or nonqualified deferred compensation that would be paid to an NEO, which are set forth in the Pension Benefits 2016 and Nonqualified Deferred Compensation 2016 tables above, except to the extent that the NEO is entitled to an additional benefit as a result of the termination. In addition, the tables do not include the value of vested but unexercised SOs as of December 31, 2016, and cash AIA and PG awards for performance cycles ending on December 31, 2016. The footnotes to the tables describe the assumptions used in estimating the amounts shown in the tables.

Because the payments to be made to an NEO depend on several factors, the actual amounts to be paid out upon an NEO’s termination of employment can only be determined at the time of an executive’s actual separation from the Company.

Potential Payments Upon Termination of Employment/CIC as of December 31, 2016(1)

K. I. Chenault

	Death (a)	Disability (a)	Retirement (b)	Termination w/o Cause not in Connection with CIC (c)	Termination w/o Cause or Constructive Term. in Connection with CIC (d)
Incremental Benefits Due to Termination Event
Severance	$0	$0	$0	$11,950,000	$11,950,000
Value of Accelerated LTIA(2)	$0	$0	$35,803,053	$0	$0
Deferred Compensation	$0	$0	$0	$814,560	$814,560
Retirement Savings Plan	$0	$0	$0	$0	$0
Retirement Plan	$0	$0	$0	$0	$0
Other Benefits	$0	$0	$823,670	$289,812	$136,455
Gross-Up on Excise Taxes	N/A	N/A	N/A	N/A	$0
TOTAL VALUE OF INCREMENTAL BENEFITS	$0	$0	$36,626,723	$13,054,372	$12,901,015

S. J. Squeri

	Death (a)	Disability (a)	Retirement (b)	Termination w/o Cause not in Connection with CIC (c)	Termination w/o Cause or Constructive Term. in Connection with CIC (d)
Incremental Benefits Due to Termination Event
Severance	$0	$0	$0	$8,200,000	$8,200,000
Value of Accelerated LTIA(2)	$14,025,402	$14,025,402	$5,328,061	$10,935,600	$12,935,652
Deferred Compensation	$0	$0	$0	$16,234	$16,234
Retirement Savings Plan	$0	$181,676	$0	$0	$0
Retirement Plan	$0	$0	$0	$0	$0
Other Benefits	$0	$0	$280,292	$271,820	$132,426
Gross-Up on Excise Taxes	N/A	N/A	N/A	N/A	$0
TOTAL VALUE OF INCREMENTAL BENEFITS	$14,025,402	$14,207,078	$5,608,353	$19,423,654	$21,284,312

72 | AMERICAN EXPRESS COMPANY

EXECUTIVE COMPENSATION
Potential Payments Upon Termination or Change in Control (CiC)

J. C. Campbell

	Death (a)	Disability (a)	Voluntary Resignation (b)	Termination w/o Cause not in Connection with CIC (c)	Termination w/o Cause or Constructive Term. in Connection with CIC (d)
Incremental Benefits Due to Termination Event
Severance	$0	$0	$0	$7,700,000	$7,700,000
Value of Accelerated LTIA(2)	$9,883,922	$9,883,922	$0	$6,465,833	$8,114,672
Deferred Compensation	$0	$0	$0	$0	$0
Retirement Savings Plan	$0	$201,251	$0	$0	$0
Retirement Plan	$0	$0	$0	$0	$0
Other Benefits	$0	$0	$0	$169,421	$134,421
Gross-Up on Excise Taxes	N/A	N/A	N/A	N/A	$0
TOTAL VALUE OF INCREMENTAL BENEFITS	$9,883,922	$10,085,173	$0	$14,335,254	$15,949,093

L.E. Seeger

	Death (a)	Disability (a)	Voluntary Resignation (b)	Termination w/o Cause not in Connection with CIC (c)	Termination w/o Cause or Constructive Term. in Connection with CIC (d)
Incremental Benefits Due to Termination Event
Severance	$0	$0	$0	$4,050,000	$4,050,000
Value of Accelerated LTIA(2)	$10,989,949	$10,989,949	$0	$8,255,459	$9,692,499
Deferred Compensation	$0	$0	$0	$0	$0
Retirement Savings Plan	$73,435	$305,568	$0	$0	$0
Retirement Plan	$0	$0	$0	$0	$0
Other Benefits	$0	$0	$0	$169,032	$134,032
Gross-Up on Excise Taxes	N/A	N/A	N/A	N/A	$0
TOTAL VALUE OF INCREMENTAL BENEFITS	$11,063,384	$11,295,517	$0	$12,474,491	$13,876,531

D. E. Buckminster

	Death (a)	Disability (a)	Retirement (b)	Termination w/o Cause not in Connection with CIC (c)	Termination w/o Cause or Constructive Term. in Connection with CIC (d)
Incremental Benefits Due to Termination Event
Severance	$0	$0	$0	$4,700,000	$4,700,000
Value of Accelerated LTIA(2)	$3,387,610	$3,387,610	$2,711,626	$3,387,610	$2,515,810
Deferred Compensation	$0	$0	$0	$17,645	$17,645
Retirement Savings Plan	$0	$215,704	$0	$0	$0
Retirement Plan	$0	$0	$0	$0	$0
Other Benefits	$0	$0	$209,345	$265,297	$135,833
Gross-Up on Excise Taxes	N/A	N/A	N/A	N/A	$0
TOTAL VALUE OF INCREMENTAL BENEFITS	$3,387,610	$3,603,314	$2,920,971	$8,370,552	$7,369,288

2017 PROXY STATEMENT | 73

EXECUTIVE COMPENSATION
Potential Payments Upon Termination or Change in Control (CiC)

(1)	An NEO is “retirement eligible” if he/she is at least age 55 with ten or more actual or deemed years of service to the Company prior to termination of service. With respect to LTIA granted, once retirement eligible, all LTIA outstanding for more than one year will vest in full upon retirement up until the NEO is at least age 62 with ten or more actual or deemed years of service to the Company, at which time all outstanding LTIA will vest in full upon retirement, subject to applicable performance.

For Messrs. Chenault, Squeri and Buckminster, the scenarios shown that are noted with (a), (c) and (d) include the incremental benefit that they would receive under these scenarios over and above what they would otherwise receive upon retirement.

For Ms. Seeger, the amounts in each column except Voluntary Resignation include a sign-on cash payment of $2,634,000 that will be made to her in each scenario in accordance with her employment offer letter to replace a portion of the long-term incentives she forfeited at her prior employer as a result of joining the Company. In the event of Voluntary Resignation, the portion of the sign-on cash payment ($2,633,000) that has already been paid to her is required to be repaid to the Company.

(2)	Value of Accelerated LTIA. RSU and SO values are based on a share price of $74.08, the closing price per share of our stock as of December 31, 2016. For SOs, the value reflects the “in the money” value of SOs that vest upon termination of employment or termination following CIC. With respect to PGs, the value reflects the PG’s target value adjusted by the applicable payout percentage.

	(a)	Death and Disability. An NEO or his/her designated beneficiary or estate would receive:

		(i)	Pro Rata Bonus: A pro rata AIA for the year of termination at the end of the performance period, subject to Compensation and Benefits Committee discretion.

		(ii)	Value of Accelerated LTIA: Vesting of 100 percent of outstanding SOs, RSUs and PG awards.

		(iii)	RSP and RRP-RSP: Immediate vesting of any unvested account balances related to company contributions. Upon disability, future employer contributions in the RSP through age 65.

	(b)	Retirement/Voluntary Resignation. For non-retirement eligible NEOs, 100 percent of AIA bonus and 100 percent of unvested LTIA will be forfeited. Since Mr. Chenault, Mr. Squeri and Mr. Buckminster are retirement eligible, they would receive:

		(i)	Pro Rata Bonus: A pro rata AIA for the year of termination, subject to Compensation and Benefits Committee discretion.

		(ii)	Value of Accelerated LTIA:

• Stock options: For Mr. Chenault, all unvested SOs outstanding continue to vest; for Mr. Squeri and Mr. Buckminster, all unvested SOs outstanding for more than one year continue to vest, subject to performance at the end of the performance period.

• PG awards: For Mr. Chenault, 100 percent of the grants continue to vest in full and for Mr. Squeri and Mr. Buckminster, 100 percent of the grants continue to vest in full if outstanding more than one year, subject to performance at the end of the performance period.

•	RSUs: For Mr. Chenault, all unvested RSUs will continue to vest, subject to performance. The amount for Mr. Chenault also includes the full value of PG awards (PG 2014-16) that were granted in the form of 39,713 RSUs in January 2017, but does not include the value of 2015 AIA and PG awards (PG 2013-15) that were granted in the form of 126,297 RSUs in January 2016, as these were included in the table last year and vested fully in January 2017.

For Mr. Squeri and Mr. Buckminster, all unvested RSUs outstanding for more than one year continue to vest, subject to performance. For Mr. Squeri, the amount excludes his special leadership award granted in January 2015 and promotional award granted in October 2015.

		(iii)	Other Benefits: For retirement eligible NEOs, the cash surrender value of the life insurance under our Key Executive Life Insurance Plan.

	(c)	Termination without Cause Not in Connection with a Change in Control. In the event of termination without cause not in connection with a CIC, an NEO would receive:

		(i)	Severance: Two years’ annual compensation, which includes two times the most recent base salary and two times the amount of the last AIA paid.

		(ii)	Pro Rata Bonus: A pro rata portion of the AIA for the year of termination is paid out at the end of the performance period, subject to Compensation and Benefits Committee negative discretion.

		(iii)	Value of Accelerated LTIA:

• For non-retirement eligible employees: RSUs and PG continue to vest and are canceled upon the earlier of the end of the severance period or commencement of full-time outside employment. Stock options remain exercisable during the severance period and are canceled on the earlier of their expiration date, the end of the severance period or the commencement of full-time outside employment.

• Retirement eligible employees: LTIA will vest as described in footnote (1) above. As a result, all PG, SO and RSU awards for Mr. Chenault will vest in full and Messrs. Squeri and Buckminster will vest partially in unvested LTIAs.

		(iv)	Deferred Compensation: Reflects two years of additional interest crediting (using the prior year’s interest rate assuming 2.72 percent for 1994–2004 programs) on the grandfathered amounts (amounts that were earned and vested prior to December 31, 2004).

• Non-retirement eligible: Account balance is paid in a lump sum — grandfathered amounts are paid at the end of the two-year severance period and all other amounts are paid on a date at least six months following the date of termination.

74 | AMERICAN EXPRESS COMPANY

EXECUTIVE COMPENSATION
Potential Payments Upon Termination or Change in Control (CiC)

		•	Retirement eligible: Amounts are paid at the time and in the form (lump sum or installments) elected by the NEO; otherwise, the NEO’s account balance is paid in a lump sum — grandfathered amounts are paid at the end of the two-year severance period and all other amounts are paid on a date at least six months following the date of termination.

	(v)		Other Benefits: Two years of contributions to U.S. medical, dental, health savings accounts and premiums, if applicable, under the basic and Key Executive Life Insurance Plans; perquisite allowance for the year of termination ($35,000 for all NEOs); and outplacement services ($100,000 for all NEOs).

(d)	Termination without Cause or Constructive Termination in Connection with a Change in Control. In the event of termination without cause or constructive termination in connection with a CIC, an NEO would receive:

(i)	Severance: Two years’ annual compensation, which includes two times the most recent base salary and two times the amount of the last AIA paid.

(ii)	Pro Rata Bonus: A pro rata portion of the AIA for the year of termination is paid out at the end of the performance period, subject to Compensation and Benefits Committee negative discretion.

(iii)	Value of Accelerated LTIA: For all awards granted upon employment termination (“double trigger”), 100 percent vesting of SOs and RSUs upon CIC and a pro rata portion of outstanding PG awards based on the average of the payout percentages for the last two PG programs paid out before the CIC.

(iv)	Deferred Compensation: Reflects two years of additional interest crediting (using the prior year’s interest rate assuming 2.72 percent for 1994-2004 programs) on the grandfathered amounts (amounts that were earned and vested prior to December 31, 2004). Grandfathered amounts are paid in a lump sum on a date that is at least six months following the date of termination. If the NEO is retirement eligible, all other account balances are paid at the time and in the form (lump sum or installments) elected by the NEO. If the NEO is not retirement eligible, all other account balances are paid in a lump sum on a date that is at least six months following the date of termination.

(v)	Other Benefits: Two years of contribution to U.S. medical, dental and health savings accounts, premiums toward basic life insurance, outplacement services ($100,000 for all NEOs) and, if applicable, the cash surrender value of the life insurance under our Key Executive Life Insurance Plan.

(vi)	Excise Tax Reimbursement and Tax Gross-Up: Effective January 2011, we no longer provide excise tax reimbursements and tax gross-up payments in the case of a CIC; consequently, the table above does not reflect any value.

2017 PROXY STATEMENT | 75

EXECUTIVE COMPENSATION
Item 4—Advisory Resolution to Approve the Frequency of Future Advisory Say on Pay Votes (Say on Frequency)

Equity Compensation Plans

The following table provides summary information with respect to the Company’s equity compensation plans under which the Company’s common shares may be issued to employees or non-employees (such as consultants or advisors) as of December 31, 2016, each of which was approved by shareholders. Information relating to employee stock purchase plans and employee savings plans (such as 401(k) plans) is not included. Information is provided in the aggregate for the Company’s equity compensation plans which have been approved by the Company’s shareholders. There are no such plans that have not been approved by shareholders.

Equity Compensation Plan Information

Plan Category	(A) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(B) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(C) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))
Equity compensation plans	10,271,612	$47.68	17,445,733
approved by shareholders
Equity compensation plans not	0	0	0
approved by shareholders
TOTAL	10,271,612	$47.68	17,445,733

ITEM 4

ADVISORY RESOLUTION TO APPROVE THE FREQUENCY OF FUTURE ADVISORY SAY ON PAY VOTES (SAY ON FREQUENCY)

✓ The Board recommends continuing our current practice of holding an ANNUAL advisory vote

We are asking you to approve an annual advisory vote on executive compensation. In making this recommendation for an annual advisory vote on executive compensation, the Board considered that an annual say on pay vote enables our shareholders to provide us with timely input on our compensation matters.

76 | AMERICAN EXPRESS COMPANY

SHAREHOLDER PROPOSALS

ITEM 5

SHAREHOLDER PROPOSAL RELATING TO ACTION BY WRITTEN CONSENT

Myra K. Young, 9295 Yorkship Court, Elk Grove, CA 95758, has advised that she is the owner of 50 common shares and that she intends for Mr. John Chevedden to introduce the following proposal on her behalf:

Item 5 — Right to Act by Written Consent

Resolved, Shareholders request that our board of directors undertake such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This written consent is to be consistent with applicable law and consistent with giving shareholders the fullest power to act by written consent consistent with applicable law. This includes shareholder ability to initiate any topic for written consent consistent with applicable law.

A shareholder right to act by written consent and to call a special meeting are two complimentary ways to bring an important matter to the attention of both management and shareholders outside the annual meeting cycle. Both are associated with increased governance quality and shareholder value.

A shareholder right to act by written consent is one method to equalize our limited provisions for shareholders to call a special meeting. For instance it takes 25% of American Express shares outstanding, net long, to call a special meeting. New York law would allow 10% of shares outstanding to call a special meeting without mandating a net long requirement.

With a net long requirement of 25%, a significant percentage of American Express shares outstanding could be disenfranchised from having any voice whatsoever on calling a special meeting.

This proposal topic won 40% support last year at American Express, up from 35% a year earlier. It also won majority shareholder support at 13 major companies in a single year. This included 67%-support at both Allstate and Sprint. Hundreds of major companies enable shareholders to act by written consent.

Please vote FOR our Right to Act by Written Consent to protect shareholder value.

2017 PROXY STATEMENT | 77

SHAREHOLDER PROPOSALS
Item 5 — Shareholder Proposal Relating to Action by Written Consent

Board of Directors Statement in Opposition

The Board recommends a vote AGAINST this proposal because:

●	Our shareholders may effect change by calling a special meeting to raise matters for the review and approval of all shareholders.
●

Permitting action at a meeting (whether the annual meeting or a special meeting) is a fairer process than the written consent process as it provides all shareholders the opportunity to participate and vote.

The Board believes that implementation of this proposal is unnecessary given the ability of shareholders to call special meetings. Currently, the Company’s by-laws provide that shareholders holding 25 percent or more of the Company’s outstanding common shares may call a special meeting. Thus, shareholders may propose any proper matter for a vote either through a special meeting or at our annual meeting. Implementation of this proposal, by contrast, could permit fundamental corporate changes to occur outside of a meeting and without notice to other shareholders or time for thoughtful consideration.

The Board believes that permitting action at a meeting (whether the annual meeting or a special meeting) is a fairer process than the action by written consent process as it provides all shareholders the opportunity to participate and vote. Meetings are held at a time, date and venue announced publicly in advance, and all shareholders receive prior notice of the meeting and are invited to attend the meeting and make their views known. To the contrary, the shareholder proposal could allow shareholders owning slightly over 50 percent of the Company’s outstanding shares to act on a significant matter without prior notice of the meeting to all shareholders and without affording all shareholders the opportunity to present their views. This would disenfranchise shareholders who are not given the chance to participate.

In addition, the action by written consent process could result in duplicative or contradictory written consents being circulated at the same time, creating substantial confusion and disruption among shareholders.

The Board further believes that the Company’s strong corporate governance processes make adoption of this proposal unnecessary. Our practices and policies, which enhance Board accountability, include:

●	Annual election of all directors;
●

Our adoption in 2016 of by-law amendments that implement “proxy access,” allowing eligible shareholders to include their own nominees for director in our proxy materials along with the Board-nominated candidates;

●	Our shareholders’ right to directly communicate with and raise concerns to the Board or an individual director; and
●	Our robust shareholder engagement process that allows shareholders to bring matters to the attention of the Board and management outside of the annual meeting process.

In summary, the Board believes that the implementation of this proposal is not in the best interests of shareholders or the Company and is unnecessary, given the ability of shareholders to call special meetings and the Company’s strong corporate governance practices and policies.

ITEM 5 RECOMMENDATION: Our Board of Directors recommends that you vote AGAINST this proposal.

78 | AMERICAN EXPRESS COMPANY

SHAREHOLDER PROPOSALS
Item 6 — Shareholder Proposal Relating to Gender Pay Equity Disclosure

ITEM 6

SHAREHOLDER PROPOSAL RELATING TO GENDER PAY EQUITY DISCLOSURE

Arjuna Capital, 49 Union Street, Manchester, MA 01944, has advised us that it intends to introduce the following resolution on behalf of its client, Steven Matthew Schewel, owner of more than $2,000 in common shares. This resolution is co-sponsored by Walden Asset Management, which has advised that it is the owner of more than $2,000 in common shares; and Clean Yield Asset Management, which is submitting the resolution on behalf of its client, Alice S. Werbel, who it has advised owns more than $2,000 in common shares.

Item 6 — Gender Pay Equity Disclosure

Whereas:

The median income for women working full time in the United States is reported to be 79 percent of that of their male counterparts. This 10,800 dollar disparity can add up to nearly half a million dollars over a career. The gap for African America and Latina women is wider at 60 percent and 55 percent respectively. At the current rate, women will not reach pay parity until 2059.

A 2016 Glassdoor study finds an unexplained 6.4 percent gender pay gap in the financial services industry after statistical controls, among the highest of industries examined.

Women make up over half of entry level positions in finance, yet a 2016 Oliver Wyman study finds it will take until 2048 to reach 30 percent female executive committee representation. Mercer finds female executives are 20 to 30 percent more likely to leave financial services careers than other careers.

At American Express, approximately 57 percent of our U.S. employees are women, but women account for only 30 percent of leadership.

A large body of evidence suggests diversity in leadership leads to better performance. McKinsey & Company states, “the business case for the advancement and promotion of women is compelling” and has found companies with highly diverse executive teams boasted higher returns on equity, earnings performance, and stock price growth. Best practices to address this underleveraged opportunity include “tracking and eliminating gender pay gaps.”

Mercer finds actively managing pay equity “is associated with higher current female representation at the professional through executive levels and a faster trajectory to improved representation.”

Regulatory risk exists as the Paycheck Fairness Act pends before Congress. The Equal Employment Opportunity Commission has proposed rules requiring wage gap reporting. California, Massachusetts, New York, and Maryland have passed some of the strongest equal pay legislation to date.

The Wall Street Journal reports, “Research attributes salary inequalities to several factors—from outright bias to women failing to ask for raises.” A Harvard University economist concluded the gap stems from women making less in the same jobs. As much as 40 percent of the wage gap may be attributed to discrimination.

S&P 500 companies including Intel, Apple, Expedia, and eBay have publically reported and committed to gender pay equity.

Resolved: Shareholders request American Express prepare a report by October 2017 (omitting proprietary information, prepared at reasonable cost) on the Company’s policies and goals to reduce the gender pay gap.

The gender pay gap is defined as the difference between male and female median earnings expressed as a percentage of male earnings (Organization for Economic Cooperation and Development).

Supporting Statement: A report adequate for investors to assess American Express’s strategy and performance would include the percentage pay gap between male and female employees across race and ethnicity, including base, bonus and equity compensation, policies to address that gap, methodology used, and quantitative reduction targets.

2017 PROXY STATEMENT | 79

SHAREHOLDER PROPOSALS
Item 6 — Shareholder Proposal Relating to Gender Pay Equity Disclosure

Board of Directors Statement in Opposition

The Board recommends a vote AGAINST this proposal because:

●	We have a long history of advocating for equality and diversity in all areas of our business, including with respect to compensation programs.
●	Our compensation philosophy and best practices help to ensure that we compensate employees equitably and free of any bias.
●	We feel that our employees are compensated fairly regardless of gender. We fully support gender equality in our workforce and are focused on continuing to deliver on our gender pay equity commitment.

Our Long-Standing Commitment to Diversity and Inclusion and to Developing Women Leaders

American Express is widely recognized as a leader in diversity and inclusion. Our commitment, which began nearly three decades ago, is to create an employee base that reflects the diverse customers and communities we serve and enables innovation that drives business growth. Equally critical to our success is building an inclusive culture where all employees have a voice and are enabled to reach their full potential.

●

We are proud of our progress toward creating a more gender-balanced organization. Women represent more than 50 percent of our employees worldwide and 30 percent of our senior executives. We invest in research to help identify potential barriers to women’s advancement in the workplace, and we have created programs designed to develop and promote high-potential women at American Express. These programs include a focus on sponsorship; gender intelligence training; strengthening our talent pipeline; and building a global network. We also provide opportunities for more visibility to women employees through a program where they can “shadow” senior executives as part of their career development.

●

In addition, we offer an online learning module to encourage more effective relationships between high potential women and executive sponsors. More than 1,500 employees have completed the module since it was introduced in June 2015.

●

We have joined with several Fortune 500 companies as inaugural members of Blue Circle Leadership Institute’s “Transformation Leadership” program to address the lack of representation of multicultural women in managerial, senior or executive jobs, and on boards. The nine-month program gives high-potential, mid-career women of color the resources they need to get to the next level, including tailored and self-paced leadership development guides and live web-based discussions. Additionally, we partner with other external organizations to provide leadership development opportunities for early- to mid-career women.

●	Our senior leaders are evaluated annually against diversity goals. Their performance toward achieving these goals is tied to compensation.
●

We have been consistently recognized as a leader in diversity through placement on surveys administered by external experts such as: Working Mother Media, Great Place to Work Institute and the Human Rights Campaign. Our diversity initiatives are often cited as best in class by leading publications, and we have shared information on our programs publicly.

More detail can be found on our website: http://about.americanexpress.com/csr.

Our Long-standing Commitment to Pay Equity

Pay equity is embedded in our Company’s DNA. Our compensation practices reflect our commitment to equitable pay across the board. Pay equity, including gender pay equity, is a fundamental expectation at American Express and is central to our mission to attract and retain the best talent. Our compensation philosophy and best practices help to ensure that we compensate employees equitably and free of any unlawful bias.

80 | AMERICAN EXPRESS COMPANY

SHAREHOLDER PROPOSALS
Item 6 — Shareholder Proposal Relating to Gender Pay Equity Disclosure

Our Pay Equity Guiding Principles and Processes

We continue to enhance our compensation processes to reinforce and maintain our pay equity culture.

●

Culture: We position gender pay equity as a fundamental expectation at American Express in line with our compensation philosophy and dedication to fair and equitable compensation practices. We periodically review our practices to maintain our commitment to pay equity.

●	Pay for Role: We set pay guidelines for roles, independent of the people who perform in such roles.
●	Pay for Performance: We compensate our employees based on performance and other business-related criteria without regard to gender or any other unlawful factors.
●	Pay Governance: We hold ourselves fully accountable to uphold a high standard on pay equity.
●	Pay Parity: We compensate employees for doing the same job equitably and free of unlawful bias.
●	Education: We focus our leader education programs on diversity and inclusion in line with our commitments in this area.
●	Management: All compensation offers for leadership positions are reviewed by the compensation team to promote pay equity, and compensation for existing employees is periodically reviewed for equity.

Conclusion

We feel that our employees are compensated fairly regardless of gender.

We fully support gender equality in our workforce and are focused on continuing to deliver on our gender pay equity commitment. We are proud of our commitments to diversity and inclusion at all levels of our Company, and we intend to continue to implement leading best practices.

We do not believe that disclosing gender pay data is necessary to enhance our commitment to a diverse and equitable culture or meaningfully furthers our goal of fairly rewarding talent in the workplace.

ITEM 6 RECOMMENDATION: Our Board of Directors recommends that you vote AGAINST this proposal.

2017 PROXY STATEMENT | 81

STOCK OWNERSHIP INFORMATION

The table below shows how many American Express Company common shares certain individuals and entities beneficially owned on February 28, 2017. These individuals and entities include: (1) owners of more than 5 percent of our outstanding common shares; (2) our current directors and nominees; (3) the executive officers named in the Summary Compensation Table on page 63; and (4) all current directors, nominees and executive officers as a group. A person has beneficial ownership of shares if the person has voting or investment power over the shares or the right to acquire such power within 60 days. Investment power means the power to direct the sale or other disposition of the shares. Each person has sole voting and investment power over the shares, except as we describe below. The “Number of Shares Owned” column does not include restricted stock units granted to executive officers or stock equivalent units (SEUs) owned by directors because they are not beneficially owned under SEC rules. The SEUs credited to the directors’ accounts as of December 31, 2016 are shown in the last column in the table below.

Name	Number of Shares Owned (3)		Right to Acquire (4)	Percent of Class (%)	Number of SEUs Owned by Director
Warren Buffett Berkshire Hathaway Inc. and subsidiaries 3555 Farnam Street Omaha, NE 68131	151,610,700	(1)	–	16.8%	N/A
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	48,780,294	(2)	–	5.32%	N/A
Charlene Barshefsky	20,134		–	*	57,370
John J. Brennan	4,000		–	*	–
Douglas E. Buckminster	66,718		311,458	*	N/A
Ursula M. Burns(5)	20,000		–	*	65,349
Jeffrey C. Campbell(6)	73,222		95,685	*	N/A
Kenneth I. Chenault(7)	1,096,390		2,289,640	*	N/A
Peter Chernin	18,300		–	*	34,299
Ralph de la Vega	–		–	*	3,289
Anne L. Lauvergeon	–		–	*	13,944
Michael O. Leavitt	–		–	*	7,885
Theodore J. Leonsis	20,000		–	*	21,702
Richard C. Levin	2,000		–	*	30,290
Samuel J. Palmisano	550		–	*	11,633
Laureen E. Seeger	12,628		–	*	N/A
Stephen J. Squeri	228,711		130,363	*	N/A
Daniel L. Vasella	–		–	*	18,089
Robert D. Walter	230,300		–	*	50,600
Ronald A. Williams	59,125		–	*	55,544
All current directors, nominees and executive officers (26 individuals)(8)	2,332,259		3,679,952	*	369,994

*	Less than 1 percent.

(1)	Based on information contained in a report on Form 13F that Berkshire Hathaway Inc. (Berkshire) filed with the SEC, which contained information provided by Berkshire as of December 31, 2016. Of the shares listed in the table, National Indemnity Co. and its subsidiaries beneficially owned 120,141,879 shares. National Indemnity Co. is a subsidiary of Berkshire. Mr. Buffett, Berkshire and certain subsidiaries of Berkshire share voting and investment power over these shares. Based on information provided to the Company, Mr. Buffett owned 32.6 percent of the aggregate voting power of the outstanding shares of Berkshire’s Class A Common Stock and Class B Common Stock. As a result of this ownership position in Berkshire, Mr. Buffett may be considered the beneficial owner of the shares that Berkshire beneficially owns.

In 1995, we signed an agreement with Berkshire designed to ensure that Berkshire’s investment in our Company will be passive. The agreement remains in effect as long as Berkshire owns 10 percent or more of our voting securities. Berkshire made similar commitments to the Board of Governors of the Federal Reserve System. Berkshire and its subsidiaries have also agreed to follow our Board’s recommendations in voting company common shares they own as long as Mr. Chenault is our chief executive officer and Berkshire owns 5 percent or more of our voting securities. With certain exceptions, Berkshire and its subsidiaries may not sell company common shares to any person who owns more than 5 percent of our voting securities or who attempts to change the control of the Company.

82 | AMERICAN EXPRESS COMPANY

STOCK OWNERSHIP INFORMATION
Section 16(a) Beneficial Ownership Reporting Compliance

(2)	Based on information contained in a report on Form 13G that the Vanguard Group (Vanguard) filed with the SEC, which contained information provided by Vanguard as of December 31, 2016.

(3)	This column includes shares held in Retirement Savings Plan (RSP) accounts on February 28, 2017, as follows:

Name	Number of Shares in Plan Accounts
K.I. Chenault	24,708
J.C. Campbell	–
L.E. Seeger	–
S.J. Squeri	117
D.E. Buckminster	13,042
All current executive officers	46,720

(4)	These are shares that the named individuals have the right to acquire within 60 days upon the exercise of stock options or the vesting of restricted stock units they hold.

(5)	Includes 5,519 shares held in family trusts in respect of which Ms. Burns holds voting and investment power.

(6)	Includes 61,902 shares held in family trusts in respect of which Mr. Campbell holds voting and investment power.

(7)	Includes 126,690 shares held in family trusts in respect of which Mr. Chenault shares voting and investment power with a directed trustee.

(8)	On February 28, 2017, the current directors, nominees and executive officers beneficially owned 6,012,211 shares or about 0.67 percent of our outstanding shares. No current director, nominee or executive officer beneficially owned more than 1 percent of our outstanding shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, officers and beneficial owners of 10 percent or more of our common shares to file reports with the SEC. We assist our directors and officers by monitoring transactions and completing and filing these reports on their behalf. Based on our records and other information, we believe that all reports, except one, that were required to be filed under Section 16(a) during 2016, were timely filed. One Form 4, filed on behalf of Mr. Jeff Campbell to reflect the vesting of options, was inadvertently filed late as a result of an administrative error at the Company.

2017 PROXY STATEMENT | 83

OTHER INFORMATION

Attending the Annual Meeting of Shareholders and Webcast

Admission

We do not require tickets for admission to the meeting but do limit attendance to shareholders as of the record date or their proxy holders. Please bring proof of your common share ownership, such as a current brokerage statement, and photo identification. Only shareholders or their valid proxy holders may address the meeting. Please note that cameras, camcorders, videotaping equipment and other recording devices, and large packages, banners, placards and signs will not be permitted in the meeting.

Street Name Holders

If your shares are held in a bank, brokerage or other institutional account, you are a beneficial owner of these shares but not the record holder. This is known as holding shares in “street name.” If you wish to vote these shares in person at the meeting, you must obtain a proxy from your bank, broker or other intermediary and bring it with you to hand in with your ballot.

Webcast

You can access a live audio webcast and a replay of the meeting on our investor website at http://ir.americanexpress.com.

Vote Confirmation

You may confirm your vote was cast in accordance with your instructions. Beginning April 17, 2017, and for up to two months after the annual meeting, you may confirm your vote beginning 24 hours after your vote is received, whether it was cast by proxy card, electronically or telephonically. To obtain vote confirmation, log onto www.proxyvote.com using your control number (included on your notice, on your proxy card or in the instructions that accompanied your proxy materials) and receive confirmation on how your vote was cast. If you hold your shares through a bank or brokerage account, the ability to confirm your vote may be affected by the rules of your bank or broker, and the confirmation will not confirm whether your bank or broker allocated the correct number of shares to you.

Solicitation of Proxies; Expenses

We are providing this proxy statement to you in connection with the solicitation of proxies by our Board of Directors for the 2017 annual meeting including any adjournment or postponement of the meeting.

We will pay the expenses of soliciting proxies on behalf of the Board of Directors. Our directors, officers or employees may solicit proxies for us in person or by mail, telephone, facsimile or electronic transmission.

We have hired Morrow Sodali LLC, 470 West Avenue, Stamford, CT 06902, to help us distribute and solicit proxies. We will pay them $19,000 plus expenses for these services.

84 | AMERICAN EXPRESS COMPANY

OTHER INFORMATION
Notice of Business to Come Before the Meeting

Notice of Business to Come Before the Meeting

Mr. Peter Lindner, a shareholder and former employee of the Company, notified the Company of his intention to nominate himself as a candidate for director. Such notification did not comply with the Company’s by-laws. The Company intends to rule Mr. Lindner’s nomination out of order should Mr. Lindner present his nomination at the meeting. Our Board of Directors and the Company’s management have not received notice of, and are not aware of, any business to come before the annual meeting other than the agenda items referred to in this proxy statement. If any other matter comes before the meeting, the named proxies will use their best judgment in voting the proxies.

2018 Annual Meeting of Shareholders Information

Shareholder Proposals For Inclusion in Next Year’s Proxy Statement

To be considered for inclusion in next year’s proxy statement, any shareholder proposals submitted in accordance with SEC Rule 14a-8 must be received by our Secretary at our principal executive offices no later than November 20, 2017. Any such proposals must comply with all of the requirements of SEC Rule 14a-8.

Other Shareholder Proposals For Presentation at Next Year’s Annual Meeting

Under our by-laws, shareholders must follow certain advance notice procedures to nominate a person for election as a director at an annual or special meeting, or to introduce an item of business at an annual meeting. Under these advance notice procedures, shareholders must submit the proposed nominee or item of business by delivering a notice to the Secretary at our principal executive offices. We must receive notice as follows:

●

If it is a shareholder’s intention to introduce a nomination or proposed item of business for an annual meeting, we must receive notice not less than 90 days nor more than 120 days before the first anniversary of the prior year’s meeting. Assuming that the 2017 Annual Meeting of Shareholders is held on schedule, we must receive notice pertaining to the 2018 Annual Meeting of Shareholders no earlier than January 1, 2018 and no later than January 31, 2018.

●

However, if we hold the 2017 Annual Meeting of Shareholders on a date that is not within 25 days before or after such anniversary date, we must receive the notice no later than ten days after the earlier of the date we first provide notice of the meeting to shareholders or announce it publicly.

●

If we hold a special meeting to elect directors, we must receive a shareholder’s notice of intention to introduce a nomination no later than ten days after the earlier of the date we first provide notice of the meeting to shareholders or announce it publicly.

Our by-laws provide that notice of a proposed nomination must include certain information about the shareholder and the nominee, as well as a written consent of the proposed nominee to serve if elected. A notice of a proposed item of business must include a description of and the reasons for bringing the proposed business to the meeting, any material interest of the shareholder in the business and certain other information about the shareholder. Any notice (other than a proposal pursuant to Rule 14a-8) that is received outside of the window specified above for proposed items of business will be considered untimely under Rule 14a-4(c) under the Securities Exchange Act of 1934. The persons named in the proxy for the meeting may exercise their discretionary voting power with respect to all such matters, including voting against them. All director nominations and shareholder proposals, other than shareholder proposals made pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, must comply with the requirements of the Company’s by-laws. You may obtain a copy of the Company’s by-laws at no cost from the Company’s Secretary. The contact information for the Company’s Secretary is on page 30.

2017 PROXY STATEMENT | 85

OTHER INFORMATION
Additional Voting Information

Additional Voting Information

Voting at the Annual Meeting

Shares represented by valid proxies or voting instruction forms that are received on time will be voted as specified. If you sign and return your proxy card or voting instruction form but do not indicate specific choices, your shares will be voted as our Board recommends. The way you vote your shares prior to the meeting will not limit your right to change your vote at the meeting if you attend in person and vote by ballot.

Street Name Holders

If you hold shares in street name and you want to vote in person at the meeting, you must obtain a proxy from the record holder of your shares at the close of business on the record date indicating that you were beneficial owner of these shares, as well as the number of shares of which you were the beneficial owner on the record date, and appointing you as the record holder’s proxy to vote these shares. You should contact your bank, broker or other intermediary through which you hold your shares for instructions on how to obtain a proxy.

Record Date

You may vote all common shares that you owned as of the close of business on March 3, 2017, the record date for the meeting. On the record date, we had 899,917,252 common shares outstanding and entitled to vote. Each common share is entitled to one vote on each matter properly brought before the meeting.

Ownership of Shares

You may own common shares in one or more of the following ways:

●

Directly in your name as the shareholder of record, including shares purchased through the Computershare Investment Plan, our transfer agent’s stock purchase plan, or restricted stock awards issued to employees under our long-term incentive plans

●	Indirectly through a broker, bank or other intermediary in “street name”
●	Indirectly through the American Express Company Stock Fund of our Retirement Savings Plan (RSP) or the Employee Stock Ownership Plan of Amex Canada, Inc. and Amex Bank of Canada (ESOP)

If your shares are registered directly in your name, you are the holder of record of these shares and we are sending proxy materials directly to you. As the holder of record, you have the right to give your proxy directly to our tabulating agent. If you hold your shares in street name, your broker, bank or other intermediary is sending proxy materials to you and you may direct them how to vote on your behalf by completing the voting instruction form that accompanies your proxy materials or following the instructions in the notice you received.

86 | AMERICAN EXPRESS COMPANY

OTHER INFORMATION
Additional Voting Information

Shares Held Under Plans

If you participate in the Computershare Investment Plan, which is the stock purchase plan administered by Computershare, the Company’s transfer agent, your proxy includes the number of shares enrolled in that plan as well as any shares you have acquired through dividend reinvestment. If you participate in the RSP or ESOP, your proxy includes shares that the relevant plan has credited to your account.

To allow sufficient time for the RSP and the ESOP trustees to vote, the trustees must receive your voting instructions by 3:00 p.m. Eastern Time on Wednesday, April 26, 2017. If the trustees for the RSP and the ESOP do not receive your instructions by that date, the trustees will not vote your shares.

How to Cast Your Vote

You may vote common shares that you owned as of the close of business on March 3, 2017, which is the record date for the meeting. We encourage you to vote as soon as possible, even if you plan to attend the meeting in person. Please follow the instructions on your proxy card, voting instruction form or on the notice of internet availability of proxy materials that you received. If you submit your vote prior to the meeting, you may still attend and vote at the meeting.

You may vote in the following ways:

By Telephone	You can vote by calling the number on your proxy card or voting instruction form or provided on the website listed on your notice.
Online	You can vote online at www.proxyvote.com.
By Mail	If you received written materials, you can vote by mail by marking, dating and signing your proxy card or voting instruction form and returning it in the envelope provided.
In Person	You can vote in person at the annual meeting. If you hold your shares in street name, you must obtain a proxy from the record holder to vote in person.

For telephone and online voting, you will need the 16-digit control number included on your notice, on your proxy card or in the voting instructions that accompanied your proxy materials. Telephone and online voting are available through 3:00 p.m. Eastern Time on Wednesday, April 26, 2017, for shares held in employee plans, and through 11:59 p.m. Eastern Time on Sunday, April 30, 2017, for all other shares.

Confidential Voting

We maintain the confidentiality of the votes of individual shareholders. Your vote will not be disclosed unless the law requires disclosure, you authorize disclosure or your vote is cast in a contested election. If you write comments on your proxy card or ballot, management may learn how you voted in reviewing your comments. In addition, the Inspectors of Election and selected employees of our independent tabulating agent may have access to individual votes in the normal course of counting and verifying the vote.

2017 PROXY STATEMENT | 87

OTHER INFORMATION
Additional Voting Information

Effect of Not Casting Your Vote

If you hold your shares in street name, you must instruct your bank, broker or other nominee how to vote your shares. Under NYSE rules, brokers are permitted to exercise discretionary voting authority on “routine” matters when voting instructions have not been received from a beneficial owner ten days prior to the shareholder meeting. The only “routine” item on this year’s annual meeting agenda is Item 2 (Ratification of the Company’s independent registered public accounting firm).

If you hold your shares in street name and you wish to have your shares voted on all items in this proxy statement, please return your voting instruction form or cast your instructions by telephone or online. Otherwise, your shares will not be voted on any items with the exception that your broker may vote in its discretion on Item 2.

Revocation of Proxies

You can revoke your proxy at any time before your shares are voted if you:

●	Submit a written revocation to our Company’s Secretary
●	Submit a later-dated proxy
●	Provide subsequent telephone or online voting instructions or
●	Vote in person at the meeting

If you hold your shares in street name, please follow the directions provided to you by your bank, broker or other intermediary to change or revoke any voting instructions you have already provided.

Quorum and Required Vote

We will have a quorum and will be able to conduct the business of the annual meeting if the holders of a majority of the votes that shareholders are entitled to cast are present at the meeting, either in person or by proxy. For the 2017 annual meeting, to elect directors and adopt the other proposals, the following votes are required under our governing documents and New York State law:

Item	Vote Required	Do abstentions count as votes cast?	Is broker discretionary voting allowed?*
Approval of the majority of the
Election of directors	votes cast	No	No
Ratification of appointment of independent registered	Approval of the majority of the
public accounting firm	votes cast	No	Yes
Advisory resolution to approve executive	Approval of the majority of the
compensation**	votes cast	No	No
Advisory resolution to approve the frequency of the	Approval of the majority of the
executive compensation vote**	votes cast	No	No
Approval of the majority of the
Shareholder proposals**	votes cast	No	No

*

A broker non-vote occurs when a broker submits a proxy but does not vote for an item because it is not a “routine” item and the broker has not received voting instructions from the beneficial owner. As described under Effect of Not Casting Your Vote, your broker may vote in its discretion only on Item 2, Ratification of appointment of the Company’s independent registered public accounting firm.

**	Advisory/Non-binding

88 | AMERICAN EXPRESS COMPANY

OTHER INFORMATION
Multiple Shareholders Sharing the Same Address

There are no cumulative voting rights. Abstentions and broker non-votes are not considered as votes cast and will have no effect on the outcome of the vote on any of the proposals. If any other matter comes before the meeting, the named proxies will use their best judgment in voting the proxies.

Multiple Shareholders Sharing the Same Address

We are sending only one notice or one proxy statement and annual report to the address of multiple shareholders unless we have received contrary instructions from any shareholder at that address. This practice, known as “householding,” reduces duplicate mailings, saving paper and reducing printing costs. If any shareholder residing at such an address wishes to receive an individual copy of the materials, or if you are receiving multiple copies of our proxy statement and annual report and would like to enroll in this service, please contact the Company’s Secretary. The contact information for the Company’s Secretary appears below.

Availability of Form 10-K

If you would like a paper copy of our 2016 Form 10-K, excluding certain exhibits, please contact Carol V. Schwartz, Secretary, American Express Company, 200 Vesey Street, New York, New York 10285 or by telephone at 212-640-2000.

KENNETH I. CHENAULT
Chairman and Chief Executive Officer

* * * *

2017 PROXY STATEMENT | 89

ANNEX A—INFORMATION REGARDING NON-GAAP FINANCIAL MEASURES

The tables below provide further information regarding adjusted amounts included in this proxy statement and reconciliations to GAAP measures. Operating expense represents salaries and employee benefits, professional services, occupancy and equipment, communications and other expenses.

REVENUE NET OF INTEREST EXPENSE ADJUSTED FOR FX AND COSTCO ($ IN MILLIONS)	2015	2016
GAAP Total Revenues Net of Interest Expense	$32,818	$32,119
Estimated Costco-Related Revenues(1)	$(3,057)	$(1,193)
Total Revenues Net of Interest Expense Excluding Costco	$29,761	$30,926
FX-Adjusted Total Revenues Net of Interest Expense(2)	$32,415
FX-Adjusted Total Revenues Net of Interest Expense Excluding Costco(2)	$29,358
YoY% Increase/(Decrease) in GAAP Total Revenues Net of Interest Expense		(2% )
YoY% Increase/(Decrease) in Adjusted Total Revenues Net of Interest Excluding Costco		4%
YoY% Increase/(Decrease) in FX-Adjusted Total Revenues Net of Interest Expense		(1% )
YoY% Increase/(Decrease) in FX-Adjusted Total Revenues Net of Interest Excluding Costco		5%

ADJUSTED RETURN ON EQUITY FOR PREPAID BUSINESS SERVICES CHARGES ($ IN MILLIONS)	2015
GAAP Net Income for the twelve months ended December 31	$5,163
2015 Prepaid Services Business Impairment (pre-tax)(3)	$419
2015 Tax Impact of Prepaid Services Business Impairment(3)	$84
2015 Prepaid Services Business Impairment (after-tax)(3)	$335
Adjusted Net Income	$5,498
Average Shareholders’ Equity	$21,494
Return on Average Equity	24.0%
Adjusted Return on Average Equity	25.6%

ADJUSTED DILUTED EPS	2015	2016
GAAP Diluted EPS Attributable to Common Shareholders	$5.05	$5.65
2015 Prepaid Services Business Impairment (pre-tax)(3)	$(0.41)
2015 Tax Impact of Prepaid Services Business Impairment(3)	$0.08
2015 Prepaid Services Business Impairment (after-tax)(3)	$(0.33)
2016 Restructuring (pre-tax)		$(0.43)
2016 Tax Impact of Restructuring		$0.15
2016 Restructuring (after-tax)		$(0.28)
Adjusted Diluted EPS Attributable to Common Shareholders	$5.38	$5.93

CUMULATIVE ADJUSTED DILUTED EPS
2014 GAAP Diluted EPS Attributable to Common Shareholders	$5.56
2015 GAAP Diluted EPS Attributable to Common Shareholders	$5.05
2016 GAAP Diluted EPS Attributable to Common Shareholders	$5.65
Cumulative GAAP Diluted EPS Attributable to Common shareholders	$16.26

2015 Prepaid Services Business Impairment (pre-tax)(3)	$(0.41)
2015 Tax Impact of Prepaid Services Business Impairment(3)	$0.08
2015 Prepaid Services Business Impairment (after-tax)(3)	$(0.33)

2016 Restructuring (pre-tax)	$(0.43)
2016 Tax Impact of Restructuring	$0.15
2016 Restructuring (after-tax)	$(0.28)

2014 Adjusted Diluted EPS Attributable to Common Shareholders	$5.56
2015 Adjusted Diluted EPS Attributable to Common Shareholders	$5.38
2016 Adjusted Diluted EPS Attributable to Common Shareholders	$5.93
Cumulative Adjusted Diluted EPS Attributable to Common shareholders	$16.87

90 | AMERICAN EXPRESS COMPANY

ANNEX A—INFORMATION REGARDING NON-GAAP FINANCIAL MEASURES

(1)	Represents estimated Discount revenue from Costco in the United States for spend on American Express cards and from other merchants for spend on the Costco cobrand card as well as Other fees and commissions and Interest income from Costco cobrand Card Members.

(2)	FX-adjusted information assumes a constant exchange rate between the periods being compared for purposes of currency translations into U.S. dollars (i.e., assumes the foreign exchange rates used to determine results for the twelve months ended December 31, 2016 apply to the period(s) against which such results are being compared). FX-adjusted revenues is a non-GAAP measure. Management believes the presentation of information on an FX-adjusted basis is helpful to investors by making it easier to compare the Company’s performance in one period to that of another period without the variability caused by fluctuations in currency exchange rates.

(3)	Primarily includes the impairment of goodwill and technology costs, together with some restructuring costs, within the Prepaid Services Business.

2017 PROXY STATEMENT | 91

LOCATION OF THE 2017 ANNUAL MEETING

Our world headquarters is the site of the 2017 Annual Meeting of Shareholders. We are located at 200 Vesey Street on the west side of Lower Manhattan in Brookfield Place (formerly known as the World Financial Center).

By subway	By car or taxi

Take any of these subway lines: the A, C, E, R or the 1, 2, 3, 4 or 5 trains. All of these trains stop near Brookfield Place. Brookfield Place is located across the West Side Highway (also known as West Street) from the trains, toward the Hudson River. Our building is on the north side of the Winter Garden in Brookfield Place.

Take the West Side Highway in Lower Manhattan. Enter Brookfield Place by turning west on either Murray Street or Vesey Street. Go to the main entrance of our building located at the corner of Vesey Street and the West Side Highway.

If you need special assistance at the annual meeting, please contact Carol V. Schwartz, our Secretary, by telephone at 212-640-2000, by email at corporatesecretarysoffice@aexp.com or by writing to her at the Company’s headquarters at 200 Vesey Street, New York, New York 10285.

2017 PROXY STATEMENT | 95

200 VESEY STREET
NEW YORK, NY 10285

SCAN TO VIEW MATERIALS & VOTE

VOTE ONLINE - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 3:00 P.M. Eastern Time on April 26, 2017 (for holders in employee benefit plans), or up until 11:59 P.M. Eastern Time on April 30, 2017 (for all other shareholders). Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards, and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote online and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 3:00 P.M. Eastern Time on April 26, 2017 (for holders in employee benefit plans), or until 11:59 P.M. Eastern Time on April 30, 2017 (for all other shareholders). Have your proxy card in hand when you call and then follow the instructions. Toll free in the U.S. and Canada.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE CONFIRMATION
You may confirm that your instructions were received and included in the final tabulation to be issued at the Annual Meeting on May 1, 2017 via the ProxyVote Confirmation link at www.proxyvote.com by using the information that is printed in the box marked by the arrow ➔XXXX XXXX XXXX XXXX .. Vote Confirmation is available 24 hours after your vote is received beginning April 17, 2017, with the final vote tabulation remaining available through July 3, 2017.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E19392-P87289	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AMERICAN EXPRESS COMPANY

Vote on Directors The Board of Directors recommends that you vote FOR each director nominee listed in Proposal 1 below (please mark your vote for each director separately):

1.	Election of director nominees proposed by the Board of Directors for a term of one year.		For	Against	Abstain

	1a.	Charlene Barshefsky	☐	☐	☐

	1b.	John J. Brennan	☐	☐	☐

	1c.	Ursula M. Burns	☐	☐	☐

	1d.	Kenneth I. Chenault	☐	☐	☐

	1e.	Peter Chernin	☐	☐	☐

	1f.	Ralph de la Vega	☐	☐	☐

	1g.	Anne L. Lauvergeon	☐	☐	☐

	1h.	Michael O. Leavitt	☐	☐	☐

	1i.	Theodore J. Leonsis	☐	☐	☐

	1j.	Richard C. Levin	☐	☐	☐

	1k.	Samuel J. Palmisano	☐	☐	☐

	1l.	Daniel L. Vasella	☐	☐	☐

	1m.	Robert D. Walter	☐	☐	☐

	1n.	Ronald A. Williams	☐	☐	☐

Vote on Proposals

The Board of Directors recommends that you vote FOR the following proposals:		For	Against	Abstain

2.	Ratification of appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for 2017.	☐	☐	☐

3.	Approval, on an advisory basis, of the Company's executive compensation.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:	1 Year	2 Years	3 Years	Abstain

4.	Advisory resolution to approve the frequency of future advisory votes on the Company's executive compensation. ☐	☐	☐	☐

The Board of Directors recommends that you vote AGAINST the following proposals:		For	Against	Abstain

5.	Shareholder proposal to permit shareholders to act by written consent.	☐	☐	☐

6.	Shareholder proposal to require gender pay equity disclosure.	☐	☐	☐

The proxies are authorized to vote in their discretion upon any other matter that may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Signed proxies returned without specific voting instructions as to any director or item will be voted as the Board of Directors recommends.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Notice to employees participating in the American Express Retirement Savings Plan ("RSP")
or the Employee Stock Ownership Plan of Amex Canada, Inc. and Amex Bank of Canada ("ESOP").

Your voting instructions must be received on or before 3:00 P.M. Eastern Time, on
April 26, 2017, by Broadridge, which is acting on behalf of the Trustees of the RSP and ESOP.
If your voting instructions are not received by 3:00 P.M. Eastern Time, April 26, 2017, the Trustees of the RSP and the ESOP will not vote the shares.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report, Notice and Proxy Statement are available at www.proxyvote.com.

E19393-P87289

AMERICAN EXPRESS COMPANY
Proxy for the Annual Meeting of Shareholders
to Be Held on Monday, May 1, 2017
 Solicited on behalf of the Board of Directors

The undersigned hereby appoints Jeffrey Campbell, Laureen Seeger, Carol V. Schwartz, and Tangela S. Richter, or any of them, proxies or proxy, with full power of substitution, to vote all common shares of American Express Company that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Company’s headquarters at 200 Vesey Street, New York, NY 10285, on Monday, May 1, 2017 at 9:00 A.M., Eastern Time, and at any adjournment(s) or postponement(s) of the Meeting, as indicated on the reverse side of this proxy card with respect to the proposals set forth in the Proxy Statement, and in their discretion upon any matter that may properly come before the Meeting or any adjournment(s) or postponement(s) of the Meeting. The undersigned hereby revokes any proxies submitted previously.

To ensure timely receipt of your vote and to help the Company reduce costs, you are encouraged to submit your voting instructions online or by telephone. Follow the instructions on the reverse side of this card.

If you choose to submit your voting instructions by mail: Mark, sign, and date this proxy card on the reverse side and return it promptly in the envelope provided. You do not need to mark any boxes if you wish to vote as the Board of Directors recommends.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Please sign and date on the reverse side)